Exhibit 10.1

AMENDMENT NO. 2
TO CREDIT AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO CREDIT AND SECURITY AGREEMENT, dated as of December 15, 2023 (this “Amendment”), is entered into in connection with that certain Credit and Security Agreement, dated as of June 3, 2022, as amended by Amendment No. 1 to Credit and Security Agreement, dated as of September 8, 2023 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), by and among BLACKROCK PRIVATE CREDIT FUND LEVERAGE I, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); the LENDERS from time to time party thereto (the “Lenders”); PNC BANK, NATIONAL ASSOCIATION, as facility agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Facility Agent”); and STATE STREET BANK AND TRUST COMPANY, as collateral agent for the Secured Parties and as custodian.  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the above-named parties have entered into the Credit Agreement and, pursuant to and in accordance with Section 12.01(b) thereof, the parties hereto desire to amend the Credit Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.  AMENDMENTS.  Subject to the satisfaction of the conditions precedent specified in Section 3 below, but effective as of the date hereof, the parties hereto hereby agree that the Credit Agreement shall be amended by incorporating the changes shown on the marked copy of the Credit Agreement attached hereto as Exhibit A (it being understood that language which appears “struck out” has been deleted and language which appears as “double-underlined” has been added).

SECTION 2.  REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants to the Lenders and the Facility Agent that (a) the representations and warranties of the Borrower set forth in Article IV of the Credit Agreement, and in each of the other Facility Documents, are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date), and as if each reference in said Article IV to “this Agreement” included reference to this Amendment; (b) no Default or Event of Default has occurred and is continuing; and (c) this Amendment shall constitute a Facility Document.

SECTION 3. CONDITIONS PRECEDENT.  The amendments set forth in Section 1 hereof shall become effective as of the date hereof and upon satisfaction of the following conditions:

(a)       Execution.  The Facility Agent shall have received counterparts of this Amendment executed by the Borrower, the Lenders, and the Facility Agent.

(b)      Fees.  The Facility Agent shall have received all of its reasonable and documented fees and out-of-pocket expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, including all invoiced fees and disbursements of Orrick Herrington and Sutcliffe LLP, counsel to the Facility Agent, or the Borrower shall have agreed to pay any such amounts on the succeeding Payment Date as Administrative Expenses.

SECTION 4.  MISCELLANEOUS.  Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect.  This Amendment shall not constitute a novation of the Credit Agreement or any other Facility Document.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Credit and Security Agreement to be duly executed and delivered as of the day and year first above written.

BLACKROCK PRIVATE CREDIT FUND LEVERAGE I, LLC, as Borrower

By:	/s/ Erik L. Cuellar
Name: Erik L. Cuellar
Title: Chief Financial Officer and Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as Revolving Lender

By:	/s/ Lawrence Beller
Name: Lawrence Beller
Title: Executive Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Term Lender

By:	/s/ Lawrence Beller
Name: Lawrence Beller
Title: Executive Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Facility Agent and Calculation Agent

By:	/s/ Lawrence Beller
Name: Lawrence Beller
Title: Executive Vice President

EXHIBIT A

Marked Credit Agreement

[See attached]

CONFORMED VERSION
Conformed through Amendment No. 1, dated as of September 8, 2023
Conformed through Amendment No. 2, dated as of December 15, 2023

CREDIT AND SECURITY AGREEMENT

among

BLACKROCK PRIVATE CREDIT FUND LEVERAGE I, LLC,
as Borrower,

THE LENDERS FROM TIME TO TIME PARTIES HERETO, PNC BANK, NATIONAL ASSOCIATION,
as Facility Agent

and

STATE STREET BANK AND TRUST COMPANY,
as Collateral Agent and Custodian

Dated as of June 3, 2022

i

(continued)

(continued)

(continued)

SCHEDULES

Schedule 1	Initial Commitments and Percentages
Schedule 2	Content of Monthly Report and Content of Payment Date Report
Schedule 3	Industry Diversity Score Table
Schedule 4	S&P Recovery Rates
Schedule 5	DBRS Industry Category List
Schedule 6	Term SOFR Rate Definition
Schedule 7	Moody’s Rating Definitions/Recovery Rates
Schedule 8	DBRS Rating Procedure
Schedule 9	Matrix
Schedule 10	[Reserved]
Schedule 11	[Reserved]
Schedule 12	DBRS Recovery Rate Tables

EXHIBITS

Exhibit A-1	Form of Term Note
Exhibit A-2	Form of Revolving Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Notice of Prepayment
Exhibit D	Form of Assignment and Acceptance
Exhibit E	Form of Account Control Agreement
Exhibit F-1	Form of U.S. Tax Compliance Certificate
Exhibit F-2	Form of U.S. Tax Compliance Certificate
Exhibit F-3	Form of U.S. Tax Compliance Certificate
Exhibit F-4	Form of U.S. Tax Compliance Certificate

CREDIT AND SECURITY AGREEMENT

CREDIT AND SECURITY AGREEMENT, dated as of June 3, 2022, by and among BLACKROCK PRIVATE CREDIT FUND LEVERAGE I, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”); the LENDERS from time to time party hereto; PNC BANK, NATIONAL ASSOCIATION (“PNC”), as facility agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Facility Agent”); and STATE STREET BANK AND TRUST COMPANY, as collateral agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Collateral Agent”) and as custodian (in such capacity, the “Custodian”).

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Lenders make advances on a delayed draw term loan basis and a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, each Lender is willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

Section 1.01         Definitions.

As used in this Agreement, the following terms shall have the meanings indicated:

“ABL Facility” means a lending facility pursuant to which the loans thereunder are secured by a perfected, first priority security interest in accounts receivable, inventory, machinery, equipment, real estate, oil and gas reserves, vessels, or periodic revenues, where such collateral security consists of assets generated or acquired by the related Obligor in its business.

“Account” has the meaning specified in Section 9-102(a)(2) of the UCC. “Account Control Agreement” means an agreement in substantially the form of Exhibit E hereto.

“Administrative Expenses Cap” means, for any Payment Date, an amount equal (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or, in the case of the first Payment Date, the Closing Date) to $200,000 per annum.

“Administrative Expenses” means the fees and expenses (including indemnities) and other amounts due or accrued of the Borrower with respect to any Payment Date and payable in the following order by the Borrower:

(a)         first, to the Collateral Agent, the Custodian and the Securities Intermediary for all fees, expenses and other amounts (including indemnities) pursuant to the Collateral Agent Fee Letter and the Facility Documents; and

(b)         second, on a pro rata basis, to:

(i)          the Independent Accountants, agents (including the Portfolio Manager with respect to expenses payable under the Portfolio Management Agreement but not Portfolio Management Fees) and counsel of the Borrower for fees and expenses;

(ii)         the Lenders and the Agents (or related indemnified parties) for fees, expenses and other amounts payable by the Borrower under this Agreement or any other Facility Document (including, the Facility Agent Fee and notwithstanding anything herein to the contrary, but subject to Sections 2.04(f) and 12.04, amounts sufficient to reimburse each Lender for all amounts paid by such Lender pursuant to Section 11.04 (and subject to the limitations therein));

(iii)        indemnification obligations owing by the Borrower to the Borrower’s members and manager under the Limited Liability Company Agreement; and

(iv)      any other Person in respect of any other fees and expenses permitted under the Facility Documents (including all legal and other fees and expenses incurred in connection with the Collateral Obligations), in each case to the extent the payment of such fees and expenses is not otherwise provided for under the Facility Documents;

provided that (1) amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal, other amounts owing in respect of the Advances and the Commitments and the Portfolio Management Fees) shall not constitute Administrative Expenses and (2) Closing Date Expenses, to the extent paid for with proceeds of the Advances comprising the initial Borrowing on the Closing Date or from the Equity Amount, shall not constitute Administrative Expenses and shall be payable only from the Closing Expense Account pursuant to Section 8.09.

“Advance” means a Revolving Advance or a Term Advance.

“Affected Person” means (i) each Lender, (ii) the relevant Lender’s parent and/or holding company, and (iii) any Participant.

“Affiliate” means, in respect of a referenced Person, another Person Controlling, Controlled by or under common Control with such referenced Person; provided, however, that a Person shall not be deemed to be an “Affiliate” of an Obligor solely because it is under the common ownership or control of the same financial sponsor or affiliate thereof as such Obligor (except if any such Person or Obligor provides collateral under, guarantees or otherwise supports the obligations of the other such Person or Obligor).

“Agents” means, collectively, the Facility Agent and the Collateral Agent, in each case, in all of their respective capacities hereunder.

“Aggregate Borrowing Ratio” means, the ratio, expressed as a percentage, of (a) the aggregate outstanding principal balance of the Advances to (b) the sum of the aggregate outstanding principal balance of the Advances and of the Equity Amount.

“Aggregate Excess Funded Spread” means, as of any date of determination, the amount obtained by multiplying (a) the Benchmark with an Available Tenor of three-months in the case of the Term SOFR Rate (or a similar Corresponding Tenor otherwise) by (b) the amount (not less than zero) equal to (i) the Aggregate Principal Balance of the Performing Collateral Obligations (excluding the unfunded portions of all Revolving Collateral Loans and Delayed Drawdown Collateral Loans) as of such date of determination, minus (ii) the Target Par Amount.

“Aggregate Industry Equivalent Unit Score” has the meaning specified in the definition of Diversity Score.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Obligations, the sum of the Principal Balances of all or of such portion of such Collateral Obligations.

“Agreement” means this Credit and Security Agreement, as the same may from time to time be amended, supplemented, waived or modified.

“Applicable Law” means any Law of any Authority, including all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Approved Foreign Jurisdiction” means a Moody’s Group Country, a non-Moody’s Group Country or any Tax Advantaged Jurisdiction, provided that each such jurisdiction has a ceiling for foreign currency bonds that is at least “Aa2” by Moody’s, if rated by Moody’s, a foreign currency issuer credit rating that is at least “AA” by S&P, if rated by S&P, and a foreign currency issuer credit rating that is at least “AA” by DBRS, if rated by DBRS; provided further that to be an “Approved Foreign Jurisdiction” such jurisdiction must have at least one of the foregoing ratings.

“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit D hereto, entered into by a Lender, an assignee, the Facility Agent and, if applicable, the Borrower.

“Assumed Reinvestment Rate” means, at any time, the current yield (or weighted average yield) obtained by the Borrower at such time on its Eligible Investments.

“Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including FINRA, the SEC, the stock exchanges, any federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Available Unfunded Amount” means, at any time, the lower of (A) the greater of (1) zero and (2) the Total Commitment minus the aggregate outstanding principal balance of the Advances and (B) the lower of (1) the maximum amount of Advances that could be borrowed at such time that would not result in the Overcollateralization Test being unsatisfied and (2) the maximum amount of Advances that could be borrowed at such time that would not result in the Maximum Aggregate Borrowing Ratio being unsatisfied minus the Portfolio Exposure Amount.

“Average Par Amount” has the meaning specified in the definition of Diversity Score.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bankruptcy Code” means the United States Bankruptcy Code, as amended. “Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the highest of:

(a)         the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day (and, if The Wall Street Journal no longer reports the Prime Rate, or if such Prime Rate no longer exists, then the Facility Agent may select a reasonably comparable index or source to use as the basis for the Base Rate under this clause (a));

(b)         the Overnight Bank Funding Rate plus one-half of one percent (0.50%) per annum; and

(c)         Daily Simple SOFR (giving effect to the applicable SOFR Adjustment) plus 1.00% per annum, so long as Daily Simple SOFR is offered, ascertainable and not unlawful.

The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of the Facility Agent or any Lender. Interest calculated pursuant to clause (a) above will be determined based on a year of 365 days or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clauses (b) and (c) above will be determined based on a year of 360 days and actual days elapsed.

“Base Rate Advance” means an Advance that bears interest at the Base Rate as provided in Section 2.04 and Section 2.11.

“Basel III” has the meaning assigned to such term in Section 2.09(a).

“BDC Investment Advisor” means the investment advisor of the Parent, which as of the Closing Date is BlackRock Capital Investment Advisors, LLC.

“Borrower” has the meaning assigned to such term in the introduction to this Agreement.

“Borrower Liabilities” means the sum of (a) the aggregate outstanding principal balance of the Advances and (b) the Portfolio Exposure Amount.

“Borrower Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA with respect to which Borrower is obligated to make contributions or with respect to which the Borrower has any liability, including any such plan to which a member of the Borrower’s ERISA Group is obligated to contribute or has any liability.

“Borrower Order” means a written order or request dated and signed in the name of the Borrower by a Responsible Officer of the Borrower or by a Responsible Officer of the Portfolio Manager pursuant to the Portfolio Management Agreement, as the context may require or permit.

“Borrower Plan” means an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored by the Borrower or with respect to which the Borrower has any liability, including any such plan with respect to which a member of Borrower’s ERISA Group is obligated to contribute or has any liability.

“Borrowing” means a Revolving Borrowing and/or a Term Borrowing, as applicable.

“Borrowing Date” means the date of a Borrowing.

“Breakage Fees” has the meaning assigned to such term in Section 2.10.

“Bridge Loan” means a loan or other obligation issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a person or similar transaction, which Collateral Obligation by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancing.

“Broadly Syndicated Loans” means any loan that is not a Middle Market Loan.

“Business Day” means any day other than a Saturday or Sunday, provided that days on which banks are authorized or required to close in New York, New York, Pittsburgh, Pennsylvania or Boston, Massachusetts shall not constitute Business Days; provided further that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Calculation Agent” means the Facility Agent, as calculation agent, for purposes of Schedule 6.

“Cash” means Dollars immediately available on the day in question.

“C‐Basket Security” means, with respect to any date of determination, an amount equal to the excess of (i) the Aggregate Principal Balance of all Collateral Obligations (other than Defaulted Obligations) that have a Moody’s Rating of “Caa1” or below, an S&P Rating of “CCC+” or below, a DBRS Rating of “CCC(high)” or below, or has an RC Loan Rating of “Caa1” or below over (ii) an amount equal to (a) 20% multiplied by (b) the Aggregate Principal Balance of all Performing Collateral Obligations plus the aggregate amount of cash and the principal balance of Eligible Investments on deposit in the Principal Collection Account; provided that, (A) in determining which Collateral Obligations shall be included in the C‐Basket Securities, the Collateral Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Collateral Obligations) shall be deemed to constitute such C‐Basket Securities and (B) any Collateral Obligations the ratings of which have been determined by the Portfolio Manager pending receipt of a rating or Credit Estimate in accordance with Section 5.01(k) shall be excluded from clauses (i) and (ii) of this definition until actually received.

“C‐Basket Security Adjustment Amount” means, as of any date of determination, an amount (which shall not be less than zero) equal to (i) the Aggregate Principal Balance of all Collateral Obligations included in the C‐Basket Securities; minus (ii) the sum of the Market Values (assuming that such Market Values are expressed as dollar amounts) of all Collateral Obligations included in the C‐Basket Securities.

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation” means each entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security” means securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Closing Date” means June 3, 2022.

“Closing Date Expenses” means amounts due in respect of actions taken on or before the Closing Date or in connection with the closing of the transactions contemplated by this Agreement, including without limitation (i) the Upsize Fee to be paid by the Borrower to the Lenders or the Structuring Agent, as applicable, on any Incremental Commitment Effective Date, in accordance with the related fee letter; (ii) any fees to be paid by the Borrower to the Structuring Agent on the Closing Date in accordance with the applicable Fee Letter; (iii) the Facility Agent Fee to be paid by the Borrower to PNC in accordance with the applicable Fee Letter; and (iv) the accrued fees and expenses in connection with the transactions contemplated hereby, including, without limitation, those of Orrick, Herrington & Sutcliffe LLP, counsel to the Facility Agent and the Lender(s), of Milbank LLP, counsel to the Borrower and of Nixon Peabody LLP, counsel to the Collateral Agent.

“Closing Expense Account” has the meaning specified in Section 8.09.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Collateral” has the meaning assigned to such term in Section 7.01.

“Collateral Account” means the collateral account established pursuant to Section 8.03(b).

“Collateral Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Collateral Agent Fee Letter” means the fee letter, dated June 3, 2022, by and between the Collateral Agent and the Borrower setting forth the fees payable by the Borrower to the Collateral Agent, Custodian and the Securities Intermediary in connection with the transactions contemplated by this Agreement and the Facility Documents, as the same may from time to time be amended, supplemented, waived or modified.

“Collateral Agent Liabilities” has the meaning assigned to such term in Section 11.04(ii).

“Collateral Interest Amount” means, as of any date of determination, without duplication, the sum of (a) the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds (i) expected to be received from Defaulted Obligations, unless actually received and (ii) received as equity contributions from the Parent or any of its Affiliates and designated as Interest Proceeds by the Borrower), (b) the aggregate amount of Interest Proceeds on deposit in the Interest Collection Account, and (c) the aggregate amount, if any, due from any Eligible Hedge Counterparty and payable to the Borrower under each Eligible Hedge Agreement entered into by the Borrower, in each case during the Collection Period (and, if such Collection Period does not end on a Business Day, the next succeeding Business Day) in which such date of determination occurs.

“Collateral Obligation” means an Eligible Senior Secured Loan or an Eligible Second Lien Loan, or, in each case, a Participation Interest therein that as of the date of acquisition by the Borrower (or its binding commitment to acquire the same) meets each of the following criteria:

(a)         permits purchase by, or assignment to, the Borrower and the pledge thereof to the Collateral Agent hereunder, subject to any consents from the Obligor or an agent thereunder that the Borrower reasonably expects to obtain prior to settlement thereof; provided that if such consent is not actually obtained before settlement thereof, such obligation shall not be considered a Collateral Obligation;

(b)          is an obligation of an Obligor organized or incorporated in the United States, Canada or an Approved Foreign Jurisdiction;

(c)          is denominated and payable in Dollars;

(d)         (x) is unrated but has an RC Loan Rating that has been assigned by the Facility Agent or (y) has the following ratings, Manager Estimates with respect to or Credit Estimates from any one of Moody’s, S&P, or DBRS: (I) no lower than “Caa2” by Moody’s, (II) no lower than “CCC” by S&P (including by reference to the S&P Rating as derived pursuant to the definition thereof if otherwise permitted as provided herein) or (III) no lower than “CCC” by DBRS or, in the case of each of (I), (II) and (III), is in the process of receiving a rating, Manager Estimate or Credit Estimate from one or more of Moody’s, S&P or DBRS; provided that pending receipt of any such rating or Credit Estimate, the rating shall be determined in accordance with Section 5.01(k).

(e)         is not:

(i)	a Defaulted Obligation;

(ii)	a Credit Risk Obligation;

(iii)	a Zero Coupon Obligation;

(iv)	a Bridge Loan;

(v)
an Equity Obligation or a component of an Equity Obligation; provided that a Loan with associated detachable warrants or equity rights or a Loan with respect to which warrants or equity rights were delivered to the Borrower or its Affiliates in connection with the acquisition or origination of such Loan shall not preclude such Loan from constituting a Collateral Obligation so long as such warrants or equity rights are not held by the Borrower;

(vi)
an obligation which a portion thereof (including any conversion option, exchange option or other similar component thereof) is exchangeable or convertible into equity at the option of the related Obligor;

(vii)	a Structured Finance Obligation;

(viii)	a Synthetic Security; or

(ix)	a Real Estate Loan;

(f)          is not an obligation the repayment of which is by its terms subject to material non-credit related risk as determined by the Portfolio Manager in good faith;

(g)          is not currently the subject of an offer or has not been called for redemption;

(h)         does not constitute Margin Stock;

(i)          has an original term to maturity of not more than 8.0 years;

(j)          provides for payment of interest at least semi-annually and for full repayment of principal in cash on or before its maturity date;

(k)          is not an obligation (other than a Revolving Collateral Loan or a Delayed Drawdown Collateral Loan) pursuant to which any future advances or payments to the Obligor may be required to be made by the Borrower; and

(l)          will not cause the Borrower or the pool of Collateral to be required to be registered as an investment company under the Investment Company Act.

“Collateral Quality Test” means a test that is satisfied if, as of any date of determination, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, both owned and proposed to be owned) by the Borrower satisfy each of the tests set forth below:

(a)          the Diversity Test;

(b)       the Weighted Average Rating Test (provided that a portion of the Aggregate Principal Balance of Collateral Obligations as set forth in clause (d) of the definition of “Collateral Obligations” may have (i) an RC Loan Rating or (ii) a Moody’s Rating as determined by Moody’s RiskCalc and such rating shall be considered a Moody’s Rating for all purposes);

(c)          the Weighted Average Spread Test;

(d)         the Weighted Average Coupon Test;

(e)          the Minimum Weighted Average Recovery Rate Test; and

(f)          the Weighted Average Life Test.

“Collection Period” means, with respect to any Payment Date, the period commencing immediately following the prior Collection Period (or on the Closing Date, in the case of the Collection Period relating to the first Payment Date) and ending on the last day of the calendar month prior to such Payment Date or, in the case of the final Collection Period preceding the Final Maturity Date or the final Collection Period preceding an optional prepayment in whole of the Advances, ending on the day preceding the Final Maturity Date or the date of such prepayment, respectively.

“Collections” means all cash collections, distributions, payments or other amounts received, or to be received by the Borrower from any Person in respect of any Collateral Obligations constituting Collateral, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to the Borrower under or in connection with any such Collateral Obligations and all Proceeds from any sale or disposition of any such Collateral Obligations.

“Commitment” means, as the context may require, the Term Commitment and the Revolving Commitment.

“Commitment Fee” has the meaning assigned to such term in Section 2.13(a). “Commitment Shortfall” means, as of any date of determination, the greater of (a) zero, and (b) the Portfolio Exposure Amount, minus the Available Unfunded Amount.

“Commitment Termination Date” means, as the context may require, the Term Commitment Termination Date or the Revolving Commitment Termination Date.

“Concentration Limitations” means limitations that are satisfied if, as of any date of determination, in the aggregate, the Aggregate Principal Balance of the Collateral Obligations owned (or, in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Borrower comply with all of the requirements set forth below, calculated as a percentage of Total Capitalization (unless otherwise specified):

(a)         not less than 95.0% (calculated as a percentage of the Aggregate Principal Balance of the Collateral Obligations and Eligible Investments) consist of Eligible Senior Secured Loans and Eligible Investments;

(b)          not more than 5.0% consist of Eligible Second Lien Loans;

(c)         not more than ~~17.5~~20.0% (calculated as a percentage of the Aggregate Principal Balance of Collateral Obligations that are Middle Market Loans) consist of Middle Market Loans that have a Moody’s Rating of “Caa1” or below, an S&P Rating of “CCC+” or below or a DBRS Rating of “CCC(high)” or below;

(d)        not more than 7.5% (calculated as a percentage of the Aggregate Principal Balance of Collateral Obligations that are Broadly Syndicated Loans) consist of Broadly Syndicated Loans that have a Moody’s Rating of “Caa1” or below, an S&P Rating of “CCC+” or below or a DBRS Rating of “CCC(high)” or below;

(e)        (I) not more than 5.0% consist of loans that satisfy clause (d) of the definition of “Collateral Obligation” by having an RC Loan Rating, (II) not more than 20.0% (calculated as a percentage of the Total Capitalization) consist of loans that satisfy clause (d) of the definition of “Collateral Obligation” by having a rating or Credit Estimate from DBRS and (III) not more than 10.0% (calculated as a percentage of the Aggregate Principal Balance of the Collateral Obligations) consist of Lower Credit Estimate Collateral Obligations and RC Loan Rating Exception Obligations;

(f)          not more than 5.0% consist of Fixed Rate Loans;

(g)          not more than 10.0% consist of DIP Loans;

(h)       not more than 5.0% consist of Collateral Obligations that are Current Pay Obligations (and any amounts in excess thereof being deemed Defaulted Obligations);

(i)          not more than 5.0% consist of Collateral Obligations that permit the payment of interest to be made less frequently than quarterly (it being understood that, to the extent that a Collateral Obligation provides an Obligor with the option to make interest payments at different intervals, the longest such interval that is available to the Obligor (regardless of the interval that is in use at any time) shall govern for purposes of this clause (i));

(j)           not more than 10.0% consist of Revolving Collateral Loans or Delayed Drawdown Collateral Loans;

(k)         not more than 10.0% consist of Participation Interests, all of which must be from Eligible Selling Institutions (or such other Selling Institution that has been approved in writing by the Facility Agent); provided that, Participation Interests transferred to the Borrower on the Closing Date that are designated by the Borrower by notice to the Facility Agent to be elevated to assignments shall be excluded from this calculation for a period of 90 days following the Closing Date and the Selling Institution with respect thereto shall not be required to be an Eligible Selling Institution for such 90 day period;

(l)          not more than ~~5.0~~7.5% consist of PIK Loans;

(m)        not more than 0.0% consist of obligations with attached Equity Kickers;

(n)         not more than 25.0% consist of Collateral Obligations that are Covenant Lite Loans;

(o)         not more than 7.5% consist of Collateral Obligations that are Middle Market Covenant Lite Loans;

(p)         not more than 3.0% consist of obligations of any one Obligor (and Affiliates thereof); provided that up to 5 Obligors (and their respective Affiliates) may each constitute up to 3.5%;

(q)          not more than 10.0% are issued by Obligors domiciled in an Approved Foreign Jurisdiction;

(r)        (1) not more than 15.0% consist of Collateral Obligations with Obligors in any one DBRS Industry Category, provided that, if such DBRS Industry is Business Equipment & Services, such limit shall be ~~20.0~~25.0%; (2) not more than 13.0% consist of Collateral Obligations with Obligors in each of the second largest, third largest, and fourth largest DBRS Industry Categories, and (3) each remaining DBRS Industry Category may constitute up to 10.0%; provided further that, (i) not more than 10.0% consist of Collateral Obligations with Obligors in the DBRS Industry Category of Retailers (except Food & Drug) and (ii) not more than 5.0% consist of Collateral Obligations with Obligors in the DBRS Industry Category of Oil & Gas; and

(s)          not more than 5.0% have maturities beyond the Final Maturity Date.

“Conduit Lender” shall mean each Lender that is an asset-backed commercial paper conduit that becomes a Conduit Lender in accordance with the terms of this Agreement.

“Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Facility Agent decides, after consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Facility Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Facility Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Facility Agent decides, after consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Constituent Documents” means in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement (including, in the case of the Borrower, the Limited Liability Company Agreement), operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Control” means, with respect to any Person, the direct or indirect possession of the power (i) to vote more than 50% of the equity interests having ordinary voting power for the election of directors (or the applicable equivalent) of such Person or (ii) to direct or cause the direction of the management or policies of such Person, whether through ownership, by contract, arrangement or understanding, or otherwise; provided, however, that an independent director or independent manager of a Person shall not be deemed to exercise control for purposes of this definition. “Controlled” and “Controlling” have the meaning correlative thereto.

“Controlling Lenders” means, at any time, (1) if the Facility Agent is the sole Lender, the Facility Agent, and (2) if the Facility Agent is not the sole Lender, the Facility Agent (so long as the Facility Agent is a Lender with respect to at least 25% of the sum of the aggregate outstanding principal amount of Advances and the aggregate amount of unfunded Commitments at such time) and the Lenders that have more than 50% of the sum of the aggregate outstanding principal amount of Advances and the aggregate amount of unfunded Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, then the Advances and Commitments of such Defaulting Lender shall be disregarded for purposes of determining whether the consent of the Controlling Lenders has been obtained and such Defaulting Lender shall not constitute a Controlling Lender hereunder.

“Covenant Lite Loan” means a Collateral Obligation the Related Documents for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Related Documents); provided that, a Collateral Obligation described in clause (i) or (ii) above which either contains a cross-default or cross-acceleration provision to, or is pari passu with, other indebtedness which other indebtedness requires such borrower to comply with a Maintenance Covenant in its Related Documents will be deemed not to be a Covenant Lite Loan.

“Coverage Test” means each of:

(a)          the Overcollateralization Test; and

(b)          the Interest Coverage Test.

“Covered Account” means each of the Interest Collection Account, the Principal Collection Account, the Payment Account, the Revolving Reserve Account, the Expense Reserve Account, the Collateral Account, and the Closing Expense Account, each of which shall be comprised of a securities account and a related deposit account, and such other sub-accounts as the Collateral Agent may determine.

“Credit Estimate” means, with respect to any Collateral Obligation, a numerical value representing or derived from a credit estimate obtained from Moody’s, S&P or DBRS.

“Credit Estimate Collateral Obligations” has the meaning set forth in Section 5.01(k)(i).

“Credit Improved Obligation” means any Collateral Obligation that, in the reasonable business judgment of the Portfolio Manager, has significantly improved in credit quality after it was acquired by the Borrower

“Credit Risk Obligation” means any Collateral Obligation that is not a Defaulted Obligation but which has, in the Portfolio Manager's reasonable business judgment applying the Standard of Care, a significant risk of declining in credit quality and, with the lapse of time, becoming a Defaulted Obligation.

“Current Pay Obligation” means any Collateral Obligation that would otherwise be a Defaulted Obligation but as to which:

(a)         (x) no default has occurred and is continuing with respect to the payment of interest and any contractual principal (if any), (y) all contractual payments due at the relevant time of determination (including principal, interest and any other such payments) have been paid in Cash and (z) the Borrower reasonably expects that the next interest payment due will be paid in Cash on the scheduled payment date;

(b)         such Collateral Obligation has a Market Value (which is not determined pursuant to clause (d)(ii) of the definition thereof) of no less than 80% of par; and

(c)         if the Obligor in respect of such Collateral Obligation is subject to a bankruptcy proceeding, (x) the related bankruptcy court has authorized all payments due and payable on such Collateral Obligation and (y) all interest payments and scheduled distributions of principal authorized by such bankruptcy court have been paid by such Obligor in respect of such Collateral Obligation.

“Custodian” means the Collateral Agent, as custodian hereunder, together with its successors.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Facility Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Facility Agent decides that any such convention is not administratively feasible for the Facility Agent, then the Facility Agent may establish another convention in its reasonable discretion.

“DBRS” means DBRS, Inc., together with its successors.

“DBRS Industry Category” means any of the industry categories set forth in Schedule 5, including any such modifications that may be made thereto or such additional categories that may be subsequently established by DBRS and provided by the Portfolio Manager to the Facility Agent and the Collateral Agent.

“DBRS Long Term Rating” means a long term credit rating determined in accordance with the provisions set forth in Schedule 8.

“DBRS Rating” means a credit rating determined in accordance with the procedures set forth in Schedule 8.

“DBRS Recovery Rate” means for each Collateral Obligation for purposes of determining the recovery rate, a percentage based on the most appropriate description of the Collateral Obligation’s security position and DBRS Recovery Tier from the table entitled “DBRS Recovery Rate by Region Tier” contained in Schedule 12.

“DBRS Recovery Tier” means for each country where the related Obligor in respect of a Collateral Obligation is organized, the DBRS Recovery Tier set forth opposite such country in the table entitled “DBRS Region Tier Codes” contained in Schedule 12.

“DBRS Short Term Rating” means a short term credit rating determined in accordance with the provisions set forth in Schedule 8.

“Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

“Defaulted Equity Obligation” means any equity interest, which does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal, that is delivered to the Borrower upon acceptance of an Offer in respect of a Defaulted Obligation.

“Defaulted Obligation” means any Collateral Obligation:

(i)         as to which there has occurred and is continuing a default with respect to the payment of interest or principal, without regard to any waiver or forbearance thereof or grace period except as set forth in this clause (i); provided, that any such default shall be subject to a grace period of the lesser of the contractual grace period and five (5) Business Days from the date of such default;

(ii)        that is a Participation Interest (A) that would, if the underlying loan were a Collateral Obligation, constitute a “Defaulted Obligation” (other than under this clause (ii)), (B) with respect to which the Selling Institution has (x) an S&P Rating of “SD” or “CC” or below or had such rating before such rating was withdrawn and which has not been reinstated as of the date of determination, (y) a Moody’s probability of default rating of “D” or “LD”, or (z) a rating of “D” or “CC” by DBRS; provided that a Current Pay Obligation will not constitute a Defaulted Obligation under this clause (ii)(B), or (C) with respect to which the related Selling Institution is in material default with respect to the performance of any of its payment obligations under the Participation Interest;

(iii)       as to which any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer thereof and such proceedings have not been stayed or dismissed for a period of 60 consecutive days, or as to which there has been effected any distressed exchange or other distressed debt restructuring where the issuer of such Collateral Obligation has exchanged such Collateral Obligation a new obligation or package of obligations that, in the commercially reasonable business judgment of the Portfolio Manager, either (x) amounts to a diminished financial obligation or (y) has the purpose of helping the issuer avoid default; provided, that any Collateral Obligation received in a bankruptcy, insolvency or receivership proceeding or in a distressed exchange or other distressed debt restructuring will not be treated as a Defaulted Obligation if it otherwise satisfies the definition of Collateral Obligation; provided, further, that neither a Current Pay Obligation nor a DIP Loan (with respect to the bankruptcy, insolvency, receivership proceeding, distressed exchange or other debt restructuring with respect to which such DIP Loan was received) will constitute a Defaulted Obligation under this clause (iii);

(iv)       that has (x) a Moody’s probability of default rating of “D” or “LD” or had such Moody’s probability of default rating before such rating was withdrawn and which has not been reinstated as of the date of determination, (y) an S&P issuer rating of “SD” or “CC” or below or had such issuer rating of S&P before such rating was withdrawn and which has not been reinstated as of the date of determination or (z) a DBRS Rating of “C” or “D” or below or had such DBRS Rating before such rating was withdrawn and has not been reinstated as of the date of determination; provided that neither a Current Pay Obligation nor a DIP Loan will constitute a Defaulted Obligation under this clause (iv);

(v)       with respect to which the Borrower or the Portfolio Manager has received written notice or a senior Responsible Officer of the Borrower or the Portfolio Manager has actual knowledge that a default as to the payment of principal and/or interest has occurred and is continuing on other indebtedness for borrowed money of the same Obligor that is senior or pari passu in right of payment to such Collateral Obligation (in each case, after passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor), provided that neither a Current Pay Obligation nor a DIP Loan will constitute a Defaulted Obligation under this clause (v); or

(vi)      with respect to which the Borrower or the Portfolio Manager has received written notice or a senior Responsible Officer of the Borrower or the Portfolio Manager has actual knowledge that any other indebtedness for borrowed money of the same Obligor that is senior or pari passu in right of payment to such Collateral Obligation has (1) an S&P issuer rating of “SD” or “CC” or below or had such issuer rating of S&P before such rating was withdrawn and which has not been reinstated as of the date of determination, (2) a Moody’s probability of default rating of “D” or “LD” or below or had such Moody’s probability of default rating before such rating was withdrawn and which has not been reinstated as of the date of determination or (3) a DBRS Rating of “C” or “D” or below or had such DBRS Rating before such rating was withdrawn and has not been reinstated as of the date of determination; provided that neither a Current Pay Obligation nor a DIP Loan will constitute a Defaulted Obligation under this clause (vi).

The Portfolio Manager shall give the Facility Agent and the Collateral Agent prompt written notice should it become aware that any Collateral Obligation has become a Defaulted Obligation (other than pursuant to clause (i) above). Until so notified, the Facility Agent and the Collateral Agent shall not be deemed to have notice or knowledge to the contrary.

Notwithstanding the foregoing, the Portfolio Manager may declare any Collateral Obligation to be a Defaulted Obligation if, in the Portfolio Manager’s commercially reasonable business judgment, the credit quality of the Obligor of such asset has significantly deteriorated such that there is a reasonable expectation of payment default as of the next scheduled payment date with respect to such asset.

“Defaulted Obligation Amount” means, (a) with respect to each Defaulted Obligation that has been a Defaulted Obligation for less than three (3) years as of any date of determination, the lesser of (1) the Market Value of such Defaulted Obligation, and (2) the product of (x) the lesser of (i) the Moody’s Recovery Rate for such Defaulted Obligation based upon its priority category, (ii) the S&P Recovery Rate for such Defaulted Obligation and (iii) the DBRS Recovery Rate for such Defaulted Obligation and (y) the principal balance of such Defaulted Obligation as of such date of determination, and (b) with respect to each Defaulted Obligation that has been a Defaulted Obligation for three (3) years or longer, zero.

“Defaulting Lender” means, at any time, any Lender that, at such time (i) has failed for three or more Business Days after a Borrowing Date to fund its portion of an Advance required pursuant to the terms of this Agreement (other than failures to fund as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date but only for such time as such Lender is continuing to engage in good faith discussions regarding the determination or resolution of such dispute, and such Lender has notified the Facility Agent and the Borrower in writing of its intention not to fund and has specifically identified such condition precedent to funding that was not satisfied), (ii) has notified the Borrower or the Facility Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Facility Agent or the Borrower, to confirm in writing to the Facility Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Facility Agent and the Borrower) or (iv) has, or has a direct or indirect parent company that has, (x) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdiction, (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (z) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership of acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgment or writs of attachment on its assets or permit such Lender (or such Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Facility Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) shall be conclusive and binding absent manifest error.

“Delayed Drawdown Collateral Loan” means a Collateral Obligation that (a) requires the Borrower to make one or more future advances to the Obligor under the Related Documents, drawable only in the currency in which such Collateral Obligation is denominated, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; provided that any such Collateral Obligation will be a Delayed Drawdown Collateral Loan only to the extent of undrawn commitments and solely until all commitments by the Borrower to make advances on such Collateral Obligation to the Obligor under the Related Documents expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery” means the taking of the following steps:

(a)         in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the Participation Interest is represented by an Instrument:

(i)          causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(ii)        causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Covered Account; and

(iii)        causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(b)         in the case of each Uncertificated Security (other than a Clearing Corporation Security), unless covered by clause (e) below:

(i)          causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(ii)       causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Covered Account;

(c)          in the case of each Clearing Corporation Security:

(i)        causing the creation of a Security Entitlement to such Clearing Corporation Security by causing the relevant Clearing Corporation to credit such Clearing Corporation Security to a securities account of the Custodian, and

(ii)         causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Covered Account;

(d)         in the case of each security issued or guaranteed by the United States or any agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (each such security, a “Government Security”):

(i)          causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to a securities account of the Custodian at such Federal Reserve Bank, and

(ii)       causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Covered Account;

(e)         in the case of each Security Entitlement not governed by clauses (a) through (d) above:

(i)          causing a Securities Intermediary to create a Security Entitlement by (x) indicating on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) receiving a Financial Asset or acquiring the underlying Financial Asset, and in either case, accepting it for credit to the Custodian’s securities account or (z) becoming obligated under other law, regulation or rule to credit the underlying Financial Asset to the Custodian’s securities account, and

(ii)        causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Covered Account;

(f)          in the case of Cash or Money:

(i)         causing the delivery of such Cash or Money to the Custodian, or in the case of Money that is not Dollars, causing the conversion thereof to Dollars and the delivery of such Dollars to the Custodian,

(ii)         causing the Custodian to credit such Dollars to the related deposit account maintained with respect to the applicable Covered Account, and

(iii)        causing the Custodian to indicate continuously on its books and records that such Dollars are credited to the applicable Covered Account;

(g)         in the case of each Account or General Intangible (including any Participation Interest in which the Participation Interest is not represented by an Instrument delivered to the Custodian pursuant to clause (a) above), causing to be filed with the Delaware Secretary of State an effective and properly completed UCC financing statement that names the Borrower as debtor and the Collateral Agent as secured party and that covers such account or general intangible; and

(h)       in the case of each Loan Asset that constitutes an Uncertificated Security, causing the delivery to the Custodian of a facsimile copy of the related Loan Assignment Agreement and the registration of such Loan Assignment Agreement and related Loan Assets in the name of the Custodian on the books and records of the applicable obligor or bank agent.

In addition, the Portfolio Manager will (x) obtain any and all consents required by the Related Documents relating to any Instruments, Accounts or General Intangibles for the pledge hereunder (except for any customary procedural requirements and Obligors’ and agents’ consents expected to be obtained in due course in connection with the transfer of the Collateral Obligations to the Borrower or the pledge hereunder (except for any such agents’ consents where the Portfolio Manager or any of its Affiliates is the agent)) and (y) with respect to each Collateral Obligation the Obligor of which is an Eligible Foreign Obligor, provide written notice to such Eligible Foreign Obligor of the pledge of such Collateral Obligation to the Collateral Agent hereunder and take such other actions and execute such other documents and instruments (including pledges or charges under the law of such Eligible Foreign Obligor’s jurisdiction of organization) to the extent necessary to perfect the security interest granted herein as the Facility Agent may reasonably request.

“Determination Date” means the last day of each Collection Period.

“DIP Loan” means an obligation:

(a)          obtained or incurred after the entry of an order of relief in a case pending under Chapter 11 of the Bankruptcy Code;

(b)         to a debtor in possession as described in Chapter 11 of the Bankruptcy Code or a trustee (if appointment of such trustee has been ordered pursuant to Section 1104 of the Bankruptcy Code);

(c)          on which the related Obligor is required to pay interest and/or principal on a current basis; and

(d)       approved by a Final Order or Interim Order of the bankruptcy court so long as such obligation is (A) fully secured by a lien on the debtor’s otherwise unencumbered assets pursuant to Section 364(c)(2) of the Bankruptcy Code, (B) fully secured by a lien of equal or senior priority on property of the debtor’s estate that is otherwise subject to a lien pursuant to Section 364(d) of the Bankruptcy Code or (C) is secured by a junior lien on the debtor’s encumbered assets (so long as such loan is fully secured based on the most recent current valuation or appraisal report, if any, of the debtor).

“Discount Purchase” means any Collateral Obligation which was purchased by, or on behalf of, the Borrower for less than 85% of its principal balance; provided that such Collateral Obligation shall not continue to be treated as a Discount Purchase if such Collateral Obligation’s market value at any time equals or exceeds 90% of its principal balance for 22 consecutive Business Days (as determined by the Portfolio Manager); provided further, that, if a substitute Collateral Obligation is purchased with the Disposition Proceeds of a Collateral Obligation which was not a Discount Purchase at purchase, such substitute Collateral Obligation shall not be treated as a Discount Purchase if:

(a)         such substitute Collateral Obligation is purchased for an amount which is greater than or equal to 65.0% of its principal balance;

(b)         such substitute Collateral Obligation is purchased for an amount which (expressed as a percentage of its principal balance) is greater than or equal to the percentage (of the principal balance of the original Collateral Obligation) at which the original Collateral Obligation was sold;

(c)         the aggregate principal amount of all such Collateral Obligations purchased by the Borrower from the Closing Date which satisfies clauses (a), (b) and (d) of this proviso does not exceed 10.0% of the Total Capitalization;

(d)         the Moody’s Rating of the replacement Collateral Obligation is equal to or better than the Moody’s Rating of the Collateral Obligation that was sold; and

(e)          the aggregate principal amount of all Collateral Obligations satisfying clauses (a), (b), and (d) of this proviso, as at any date of determination, does not exceed 5.0% of the Aggregate Principal Balance of the Collateral Obligations as of such date of purchase.

No calculation or determination made pursuant to this definition may be made using the weighted average price of any Collateral Obligation or any group of Collateral Obligations.

“Disposition Proceeds” means any proceeds received with respect to sales of Collateral Obligations, Eligible Investments or Equity Obligations and the termination of any Eligible Hedge Agreement, in each case, net of reasonable out-of-pocket expenses and disposition costs in connection with such sales.

“Diversity Score” means a single number that indicates Collateral Obligation concentration in terms of both issuer and industry concentration. The Diversity Score for the Collateral Obligations is calculated by summing each of the Industry Diversity Scores, which are calculated as follows:

(a)         “Average Par Amount” is calculated by summing the Borrower Par Amounts and dividing such amount by the sum of the number of Obligors of Collateral Obligations (other than the Obligors of Defaulted Obligations); provided, that all Affiliated Obligors will be deemed to be one Obligor.

(b)       “Borrower Par Amount” is calculated for each Obligor of Collateral Obligations (other than the Obligors of Defaulted Obligations) by summing the par amounts of all Collateral Obligations issued by that Obligor; provided, that in calculating the Borrower Par Amount for each Obligor, Affiliated Obligors will be deemed to be a single Obligor to the extent provided in the definition of Average Par Amount.

(c)         “Equivalent Unit Score” is calculated for each Obligor (other than the Obligors of Defaulted Obligations) as the lesser of (A) one and (B) the Borrower Par Amount for such Obligor divided by the Average Par Amount.

(d)        “Aggregate Industry Equivalent Unit Score” is calculated for each of the DBRS Industry Categories listed on Schedule 5, by summing the Equivalent Unit Scores for each Obligor (other than the Obligors of Defaulted Obligations) in each such DBRS Industry Category.

(e)          “Industry Diversity Score” is established by reference to the Diversity Score Table set forth on Schedule 3 for the related Aggregate Industry Equivalent Unit Score; provided, that if any Aggregate Industry Equivalent Unit Score falls between any two such scores then the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores in the Diversity Score Table.

For purposes of calculating the Diversity Score, all Affiliates of an Obligor shall be treated as a single Obligor together with such Obligor, except as otherwise specified by Moody’s or as otherwise agreed by the Facility Agent on a case by case basis.

In the event DBRS modifies the DBRS Industry Categories, the Portfolio Manager may elect to have each Collateral Obligation reallocated among such modified DBRS Industry Categories for purposes of determining the Industry Diversity Score and the Diversity Score; provided, that the Portfolio Manager shall have provided written notice of such election to the Facility Agent.

“Diversity Test” means, on any date of determination, a test that is satisfied if the Diversity Score (rounded to the nearest whole number) equals or exceeds the Diversity Score corresponding to the applicable case, as selected by the Portfolio Manager from the Matrix.

“Dollars” and “$” mean lawful money of the United States.

“Due Date” means each date on which any payment is due on a Collateral Obligation in accordance with its terms.

“EBITDA” means with respect to an Obligor of a Collateral Obligation, for any period, the net income of such Obligor plus the sum of interest, taxes, depreciation, and amortization, with such adjustments as the Portfolio Manager determines to be appropriate in accordance with the Standard of Care, in each case for such period.

“Effective Spread” means, with respect to any Floating Rate Loan the current per annum rate at which it bears interest minus the Benchmark determined in accordance with the Related Document (for each Collateral Obligation) or, if such Floating Rate Loan bears interest based on a floating rate index other than the Benchmark, the Effective Spread shall be the then current base rate applicable to such Floating Rate Loan plus the rate at which such Floating Rate Loan pays interest in excess of such base rate minus the Benchmark for the current Interest Accrual Period; provided that with respect to (i) any unfunded commitment of any Revolving Collateral Loan or Delayed Drawdown Collateral Loan, the Effective Spread means the commitment fee payable with respect to such unfunded commitment; (ii) the funded portion of any commitment under any Revolving Collateral Loan or Delayed Drawdown Collateral Loan that bears interest based on the Benchmark, the Effective Spread means the current per annum rate at which it pays interest minus the Benchmark determined in accordance with the Related Document (for each such Collateral Obligation) or, if such funded portion bears interest based on a floating rate index other than the Benchmark, the Effective Spread will be the then current base rate applicable to such funded portion plus the rate at which such funded portion pays interest in excess of such base rate minus the Benchmark for the current Interest Accrual Period; and (iii) any Floor Obligation, the Effective Spread will be its stated spread over the Benchmark plus, if positive, (x) the Benchmark floor value minus (y) the Benchmark for the then applicable interest period.

“Eligibility Criteria” means, with respect to the acquisition of any Collateral Obligation, each of the following at the time of acquisition or origination by the Borrower (or its binding commitment to acquire or originate the same):

(a)         such obligation is a Collateral Obligation and each of the representations and warranties by the Borrower in this Agreement as to such Collateral Obligation are true and correct in all material respects as of such date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)         subject to Section 10.02(f), no Event of Default has occurred and is continuing; and

(c)          no Commitment Shortfall exists.

“Eligible Foreign Obligor” means an Obligor organized in an Approved Foreign Jurisdiction.

“Eligible Hedge Agreement” means an interest rate hedge agreement entered into by the Borrower with an Eligible Hedge Counterparty and consented to by the Controlling Lenders and as to which it obtains written advice of counsel that such Hedge Agreement will not cause any person to be required to register as a “commodity pool operator” (within the meaning of the Commodity Exchange Act) with the Commodity Futures Trading Commission in connection with the Borrower.

“Eligible Hedge Counterparty” means, in respect of a counterparty, a party that (a) (i) is incorporated or organized under the laws of the United States (or any state thereof) or (ii) is the United States branch of a bank organized outside of the United States (provided such branch of a bank organized outside of the United States is duly authorized and licensed to transact business in the United States), (b) is consented to by the Controlling Lenders, and (c) has (or such counterparty is guaranteed by an Affiliate having) a Moody’s long-term rating of at least “A2” (and, if “A2”, not on credit watch for possible downgrade) and a Moody’s short-term rating of at least “Prime-1” (and, if “Prime-1”, not on credit watch for possible downgrade), an S&P long-term rating of at least “A” (and, if “A”, not on credit watch for possible downgrade) and an S&P short-term rating of at least “A-1” (and, if “A-1”, not on credit watch for possible downgrade) or a DBRS Long Term Rating “A” and a DBRS Short Term Rating of at least “R-1(middle)”.

“Eligible Investments” means any Dollar investment that, at the time it is Delivered (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i)          direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;

(ii)         demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances payable within 183 days of issuance by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a long-term credit rating by Moody’s that is no lower than Moody’s then current long-term sovereign rating of the U.S., by S&P that is no lower than S&P’s then current long-term sovereign rating of the U.S. and by DBRS that is a DBRS Long Term Rating of at least “AA”, in the case of long-term debt obligations, or a short-term credit rating of “Prime-1” by Moody’s (which is not then on credit watch for possible downgrade by Moody’s), “A-1+” by S&P and a DBRS Short Term Rating of at least “R-1(middle)” at the time of such investment, in the case of commercial paper and short-term debt obligations; provided, that in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating by Moody’s that is no lower than Moody’s then current long-term sovereign rating of the U.S., by S&P that is no lower than S&P’s then current long-term sovereign rating of the U.S. and by DBRS that is a DBRS Long Term Rating of at least “AA”;

(iii)        commercial paper (excluding extendible commercial paper and asset-backed commercial paper) that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance issued by any corporation incorporated under the laws of the U.S. whose short-term credit rating is “Prime-1” by Moody’s (which is not then on credit watch for possible downgrade by Moody’s), “A-1+” by S&P and a DBRS Short Term Rating of at least “R-1(middle)” at the time of such investment, in the case of commercial paper and short-term debt obligations; provided, that in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the Borrower thereof must also have at the time of such investment a long-term credit rating by Moody’s that is no lower than Moody’s then current long-term sovereign rating of the U.S. and by S&P that is no lower than S&P’s then current long-term sovereign rating of the U.S.;

(iv)       shares or other securities of United States registered money market funds which have, at all times, a credit rating of “AAAm” by S&P, if rated by S&P, a credit rating of “Aaamf” by Moody’s, if rated by Moody’s, or a credit rating of “AAA” by DBRS, if rated by DBRS; provided that such shares or other securities of United States registered money market funds must have at least one of the foregoing ratings; and

(v)         Cash;

provided that (1) Eligible Investments purchased with funds in the Interest Collection Account or the Principal Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the earlier of (x) 60 days after the date of acquisition thereof or (y) the Business Day prior to the next Payment Date; and (2) none of the foregoing obligations shall constitute Eligible Investments if (a) such obligation has an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) such obligation is subject to withholding tax unless the issuer of the obligation is required to make “gross-up” payments for the full amount of such withholding tax, (d) such obligation is secured by real property, (e) such obligation is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, or (g) in the Portfolio Manager’s judgment, such obligation is subject to material non-credit related risks. Any such investment, whether or not expressly stated above, may be issued by or with or acquired from or through the Collateral Agent or any of its Affiliates, or any entity to which the Collateral Agent provides services or receives compensation (provided that such investment otherwise meets the applicable requirements set forth above), and in connection therewith the Collateral Agent may assess and receive its usual and customary fees and charges related thereto (so long as such fees and charges are reasonable and consistent with the amounts that would be received in an arm’s length transaction).

“Eligible Second Lien Loan” means a Loan that (i) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of the Loan, other than an Eligible Senior Secured Loan or other similar obligations customarily treated as “permitted indebtedness” in second lien loan facilities but only to the extent such obligations are expressly permitted under the Loan’s Related Documents, and (ii) is secured by a valid and perfected security interest or lien on specified collateral (such collateral, together with any other pledged assets, having a value (as reasonably determined by the Portfolio Manager at the time of acquisition, which determination will not be questioned based on subsequent events) equal to or greater than the principal balance of the Loan plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by a first or second lien or security interest in the same collateral) securing the obligor’s obligations under the Loan, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than an Eligible Senior Secured Loan or other similar obligations customarily treated as “permitted indebtedness” in second lien loan facilities but only to the extent such obligations are expressly permitted under the Loan’s Related Documents.

“Eligible Selling Institution” means, with respect to any Participation Interest acquired or committed to be acquired by the Borrower, a Selling Institution in respect of such Participation Interest that (a) (i) is incorporated or organized under the laws of the United States (or any state thereof) or (ii) is the United States branch of a bank organized outside of the United States (provided such branch of a bank organized outside of the United States is duly authorized and licensed to transact business in the United States) and (b) has (or such Selling Institution is guaranteed by an Affiliate having) a Moody’s long-term rating of at least “A2” (and, if “A2”, not on credit watch for possible downgrade) and a Moody’s short-term rating of at least “Prime-1” (and, if “Prime-1”, not on credit watch for possible downgrade), an S&P long-term rating of at least “A” (and, if “A”, not on credit watch for possible downgrade) and an S&P short-term rating of at least “A-1” (and, if “A-1”, not on credit watch for possible downgrade) or a DBRS Long Term Rating of at least “AA” (and, if “AA”, not on credit watch for possible downgrade) and a DBRS Short Term Rating of at least “R-1(middle)” (and, if “R-1(middle)”, not on credit watch for possible downgrade).

“Eligible Senior Secured Loan” means a Loan that (i) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of such Loan (other than with respect to a Senior Working Capital Facility, if any, or other similar obligations customarily treated as “permitted indebtedness” in senior loan facilities but only to the extent such obligations are expressly permitted under the Loan’s Related Documents) and (ii) is secured by a valid first priority perfected security interest or lien on specified collateral (such collateral, together with any other pledged assets, having a value (as reasonably determined by the Portfolio Manager at the time of acquisition, which determination will not be questioned based on subsequent events) equal to or greater than the principal balance of the Loan and all other debt for borrowed money incurred by such obligor that is senior or pari passu to such Loan) securing the obligor’s obligations under the Loan, which security interest or lien is subject to customary liens and liens securing a Senior Working Capital Facility, if any, or other similar obligations customarily treated as “permitted indebtedness” in senior loan facilities but only to the extent such obligations are expressly permitted under the Loan’s Related Documents.

“Environmental Law” means any law, rule, regulation, order, writ, judgment, injunction or decree of the United States or any other nation, or of any political subdivision thereof, or of any governmental Authority relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.

“EoD OC Ratio Failure” has the meaning set forth in Section 6.01(g).

“Equity Amount” means, at any time, the excess of (a) the sum of (i) the amount of the actual cash equity contributions to the Borrower from the Parent or any of its Affiliates that are characterized as Principal Proceeds, (ii) the par amount of Collateral Obligations contributed in whole or in part to the Borrower by the Parent or any of its Affiliates and (iii) Realized Par Accretion, over (b) the amount deposited to the Closing Expense Account in accordance with Section 8.09 (other than the amounts, if any, transferred to the Interest Collection Account as Interest Proceeds or to the Principal Collection Account as Principal Proceeds in accordance with Section 8.09).

“Equity Kicker” means, one or more warrants or equity rights attached to a loan which would otherwise satisfy the definition of Collateral Obligation.

“Equity Obligation” means any (a) Equity Kicker; (b) Defaulted Equity Obligation; and (c) other equity interest that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal, including those received by the Borrower as a result of the exercise or conversion of an Equity Kicker or other convertible or exchangeable Collateral Obligation.

“Equivalent Unit Score” has the meaning specified in the definition of Diversity Score.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Borrower Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Borrower Plan to satisfy the “minimum funding standard” (as defined in Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Borrower Plan; (d) a determination that any Borrower Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i) of the Code or Section 303(i) of ERISA); (e) the incurrence by the Borrower or any member of its ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Borrower Plan (other than for premiums due but not delinquent under Section 4007 of ERISA); (f) (i) the receipt by the Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to terminate any Borrower Plan or to have a trustee appointed for any Borrower Plan, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Borrower Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any liability (i) with respect to the withdrawal from or termination of a Borrower Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Borrower Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Borrower Multiemployer Plan is, or is expected to be, in “endangered” status or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be “insolvent” within the meaning of Section 4245 of ERISA; or
(i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Borrower Multiemployer Plan.

“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b) or (c) of the Code (or Section 414(b), (c), (m) or (o) of the Code for purposes of Section 302 of ERISA and Section 412 of the Code) with the Borrower.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party: (i) Taxes imposed on (or measured by) net income or net profits or franchise Taxes, in each case, (A) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located, or in the case of any Lender, in which its applicable lending office is located or (B) that are Other Connection Taxes, (ii) branch profits Taxes imposed under Section 884 of the Code, or any similar Taxes under state, local or non-U.S. law, (iii) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or a Note pursuant to a law in effect on the date on which (A) such Secured Party acquires such interest in the Advance or Note (other than pursuant to an assignment request by the Borrower under Section 2.17) or (B) such Lender designates a successor lending office at which it maintains its interest in an Advance or a Note other than at the request of the Borrower, except in each case, to the extent the Lender or such Lender’s assignor was entitled, at the time that the successor lending office is designated or at the time of such assignment, as the case may be, to receive additional amounts from the Borrower with respect to such Taxes pursuant to Section 12.03, (iv) Taxes that are imposed by reason of FATCA, and (v) Taxes that are attributable to a Secured Party’s failure to comply with the requirements of Section 12.03(g).

“Expense Reserve Account” means the expense reserve account established pursuant to Section 8.03(c).

“Extension Fee” means, in connection with an extension of the Reinvestment Period, a fee equal to 0.15% per annum for the period by which the Reinvestment Period is extended, payable to the Lenders on such Lender’s outstanding Commitment on the date of such extension, provided that the fee for PNC’s Commitment will instead be payable to the Structuring Agent.

“Facility” means the debt facilities governed by this Agreement and the other Facility Documents.

“Facility Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Facility Agent Fee” means the fees to be paid by the Borrower to the Structuring Agent as a facility agent fee pursuant to the applicable Fee Letter, and annually in accordance with the Priority of Payments on the Payment Date following the anniversary of the first payment of the Facility Agent Fee to the Structuring Agent.

“Facility Documents” means this Agreement, the Notes, the Account Control Agreement, the Collateral Agent Fee Letter, the Fee Letter, the Portfolio Management Agreement and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower pursuant to Section 5.01(c) to create, perfect or otherwise evidence the Collateral Agent’s security interest and any other agreements delivered to the Facility Agent, the Collateral Agent and/or the Lenders in furtherance of or pursuant to any of the foregoing.

~~“~~Facility Margin Level~~”~~ “Facility Margin Level” means a per annum rate of (a) ~~1.55~~1.62%, or in the case of Base Rate Advances, 0.55%, if the Aggregate Principal Balance of Collateral Obligations that are Middle Market Loans on the ~~last day of the prior Interest Accrual Period~~Determination Date is less than or equal to 25% (expressed as the percentage equivalent of a fraction, the numerator of which is the Aggregate Principal Balance of Middle Market Loans on the ~~last day of the prior Interest Accrual Period~~Determination Date and the denominator of which is the Aggregate Principal Balance of all Collateral Obligations on the ~~last day of the prior Interest Accrual Period~~Determination Date); (b) ~~1.65~~1.77%, or in the case of Base Rate Advances, 0.65%, if the Aggregate Principal Balance of Collateral Obligations that are Middle Market Loans on the ~~last day of the prior Interest Accrual Period~~Determination Date is above 25% and less than or equal to 50%, as calculated pursuant to clause (a); (c) ~~1.80~~1.96%, or in the case of Base Rate Advances, 0.80%, if the Aggregate Principal Balance of Collateral Obligations that are Middle Market Loans on the ~~last day of the prior Interest Accrual Period~~Determination Date is greater than 50% and less than or equal to 75%, as calculated pursuant to clause (a); or (d) ~~1.90~~2.12%, or in the case of Base Rate Advances, 0.90%, if the Aggregate Principal Balance of Collateral Obligations that are Middle Market Loans on the ~~last day of the prior Interest Accrual Period~~Determination Date is greater than 75%, as calculated pursuant to clause (a).

“FAS 166/167 Regulatory Capital Rules” means the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the Office of the Comptroller of the Currency, Department of the Treasury; Board of Governors of the Federal Reserve System; Federal Deposit Insurance Corporation; and Office of Thrift Supervision, Department of Treasury on December 15, 2009.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.

“Fee Letter” means (i) any fee letter, dated as of the Closing Date between the Facility Agent, the Structuring Agent and the Borrower, or (ii) any subsequent structuring fee letter related to an Incremental Commitment.

“Final Maturity Date” means June 3, 2032.

“Final Order” means an order, judgment, decree or ruling the operation or effect of which has not been stayed, reversed or amended and as to which order, judgment, decree or ruling (or any revision, modification or amendment thereof) the time to appeal or to seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC. “Financing Statements” has the meaning specified in Section 9-102(a)(39) of the UCC.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor entity.

“Fixed Rate Excess” means, as of any date of determination, a fraction (expressed as a percentage) the numerator of which is the product of (i) the greater of zero and the excess of the Weighted Average Coupon for such date of determination over the minimum percentage necessary to pass the Weighted Average Coupon Test on such date of determination and (ii) the Aggregate Principal Balance of all Fixed Rate Loans (excluding any Defaulted Obligations) held by the Borrower as of such date of determination, and the denominator of which is the Aggregate Principal Balance of all Floating Rate Loans (excluding any Defaulted Obligations) held by the Borrower as of such date of determination. In computing the Fixed Rate Excess on any date of determination, the Weighted Average Coupon for such date of determination will be computed as if the Spread Excess were equal to zero.

“Fixed Rate Loan” means any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Loan” means any Collateral Obligation that bears a floating rate of interest.

“Floor Obligation” means as of any date, a Floating Rate Obligation (a) for which the related underlying instruments allow a Benchmark or other per annum rate option, (b) that provides that such rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the Benchmark or other per annum rate for the applicable interest period for such Collateral Obligation and (c) that, as of such date, bears interest based on such Benchmark or other per annum rate option, but only if as of such date the Benchmark or other per annum rate for the applicable interest period is less than such floor rate.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“General Intangible” has the meaning specified in Section 9-102(a)(42) of the UCC.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Authorities.

“Incremental Commitment” has the meaning assigned to such term in Section 2.18.

“Incremental Commitment Effective Date” has the meaning assigned to such term in Section 2.18.

“Incurrence Covenant” means a covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Incremental Lender” has the meaning assigned to such term in Section 2.18.

“Indemnified Party” has the meaning assigned to such term in Section 12.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.

“Independent” means, as to any Person, any other Person who (i) does not have and is not committed to acquire any material direct or indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director, manager, member or Person performing similar functions and (iii) is not Affiliated with an entity that fails to satisfy the criteria set forth in (i) and (ii).

“Independent Accountants” has the meaning assigned to such term in Section 8.08(a).

“Industry Diversity Score” has the meaning specified in the definition of Diversity Score.

“Insolvency Event” means with respect to a specified Person, (a) the filing of a petition seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such petition shall remain undismissed within 60 days of filing or immediately upon entry of such decree or order; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or any other similar relief shall be granted against such Person under any applicable federal, State or other law and such relief is not vacated within 60 days, or the admission in writing by such Person of its inability to pay its debts generally as they become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period” means, with respect to any SOFR Rate Advance, the period beginning on the relevant Borrowing Date and ending on, but excluding, the next succeeding Payment Date and, thereafter, each period commencing on the Payment Date of the immediately preceding Interest Accrual Period and ending on, but excluding, the next succeeding Payment Date.

“Interest Collection Account” means the trust account established pursuant to Section 8.02(a)(i).

“Interest Coverage Test” means a test that is satisfied at any time on and after the first Payment Date after the Closing Date if the Interest Coverage Ratio is greater than 120%.

“Interest Coverage Ratio” means, for any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of such date of determination to be payable) on the Payment Date following such Collection Period pursuant to clauses (A), (B), (C) and (D) in Section 9.01(a)(i); and

C = Commitment Fees and interest on the Advances due and payable on the Payment Date following such Collection Period.

“Interest Proceeds” means, with respect to any Collection Period or the related Determination Date, without duplication, the sum of:

(a)        all payments of interest and other income received by the Borrower during such Collection Period on the Collateral Obligations and the other Collateral, including the accrued interest received in connection with a sale thereof during such Collection Period;

(b)         all principal and interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with Interest Proceeds; and all interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with amounts credited to the Revolving Reserve Account; and all interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with Principal Proceeds;

(c)       all amendment and waiver fees, late payment fees (including compensation for delayed settlement or trades), and all protection fees and other fees and commissions received by the Borrower during such Collection Period, unless the Portfolio Manager notifies the Agents before such Determination Date (and in no event later than 10 days following receipt thereof) that the Portfolio Manager in its sole discretion has determined that such payments are to be treated as Principal Proceeds;

(d)         commitment fees, origination fees, facility fees, anniversary fees, ticking fees and other similar fees received by the Borrower during such Collection Period unless the Portfolio Manager notifies the Agents before such Determination Date (and in no event later than 10 days following receipt thereof) that the Portfolio Manager in its sole discretion has determined that such payments are to be treated as Principal Proceeds; and

(e)          any amounts deposited in the Interest Collection Account from the Closing Expense Account in accordance with Section 8.09;

provided that:

(1)         as to any Defaulted Obligation (and only so long as it remains a Defaulted Obligation), any amounts received in respect thereof (including without limitation any assets received therewith or in exchange thereof, including without limitation any Equity Obligation) will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding principal balance of such Defaulted Obligation at the time as of which it became a Defaulted Obligation, and all amounts received in excess thereof, however denominated, will constitute Interest Proceeds;

(2)         in each case subject to clause (1) above, (x) any dividends paid on any Equity Obligation will constitute Interest Proceeds, (y) any gain on the sale of Equity Obligations (including Equity Obligations received as a result of exercising warrants) and warrants in an amount, if any, equal to the excess of (A) the Cash generated by such sale plus the Market Value on the Collateral Obligation(s) of the same Obligor over (B) the Principal Balance (after adjustment for any borrowings or repayments and exclusive of accrued interest) for such Collateral Obligation(s) will constitute Interest Proceeds and (z) all other payments received in respect of Equity Obligations will constitute Principal Proceeds; and

(3)        all Cash received by the Borrower as equity contributions (however designated) from the Parent or any of its Affiliates will constitute Principal Proceeds, unless otherwise categorized as Interest Proceeds by the Borrower.

For purposes of clause (2)(y) above, “gain” means any amounts received in the sale of an Equity Obligation that is in excess of the cost basis associated with such Equity Obligation (excluding any amounts received in respect of an Equity Obligation in exchange for defaulted debt). No amounts that are required by the terms of any participation agreement to be paid by the Borrower to any Person to whom the Borrower has sold a participation interest shall constitute “Interest Proceeds” hereunder.

“Interim Order” means an order, judgment, decree or ruling entered after notice and a hearing conducted in accordance with Bankruptcy Rule 4001(c) granting interim authorization, the operation or effect of which has not been stayed, reversed or amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“IRS” means the U.S. Internal Revenue Service.

“Joinder Agreement” has the meaning assigned to such term in Section 2.18.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Lenders” means the Persons listed on Schedule 1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance in accordance with the terms hereof, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Liabilities” has the meaning assigned to such term in Section 12.04(b).

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction).

“Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of June 3, 2022, as originally executed and as supplemented, amended and restated from time to time in accordance with its terms.

“Liquidity Agreement” means any agreement pursuant to which a Liquidity Provider agrees to make purchases from or advances to, or purchase assets from, any Conduit Lender in order to provide liquidity support for such Conduit Lender’s Advances hereunder.

“Liquidity Provider” means the Person or Persons that provide liquidity support to any Conduit Lender pursuant to a Liquidity Agreement in connection with the issuance by such Conduit Lender of commercial paper notes.

“Loan” means any loan or extension of credit.

“Loan Asset(s)” has the meaning assigned to such term in Section 8.03(b).

“Loan Assignment Agreement” has the meaning assigned to such term in Section 8.03(b).

“Maintenance Covenant” means a covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) during each reporting period, that exists regardless of whether or not such borrower has taken any specified action; provided that a covenant which otherwise satisfies the definition hereof but only applies when amounts are outstanding under the related loan shall constitute a Maintenance Covenant.

“Manager Estimate” means, with respect to any Collateral Obligation, an estimate provided by the Portfolio Manager of the Moody’s Rating, S&P Rating or DBRS Rating of such Collateral Obligation based solely on information available to the Portfolio Manager, which rating estimate can be no greater than the actual rating estimate provided by Moody’s, S&P or DBRS, as applicable, and which shall constitute the Moody’s Rating, S&P Rating or DBRS Rating of such Collateral Obligation for all purposes under this Agreement.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Market Value” means, with respect to any Collateral Obligation as of any date of determination, expressed as a percentage of par, except as otherwise noted:

(a)          the product of the principal amount of such Collateral Obligation and the value of such Collateral Obligation determined by any of Loan Pricing Corporation, Mark-It Partners Inc., Interactive Data Corporation or any other nationally recognized pricing service subscribed to by the Portfolio Manager, of which the Portfolio Manager shall have provided 2 Business Days’ prior notice to the Facility Agent;

(b)        if no such pricing service is available, the average of at least three bids for such Collateral Obligation obtained by the Portfolio Manager from nationally recognized dealers (that are Independent from each other and from the Portfolio Manager);

(c)          if no such pricing service is available and only two such bids for such Collateral Obligation can be obtained, the lower of such two bids; and

(d)          if no such pricing service is available and only one such bid for such Collateral Obligation can be obtained, such bid;

provided, that if, after the Portfolio Manager has made commercially reasonable efforts to obtain the Market Value in accordance with clauses (a) through (d) above, the Market Value cannot be determined, the Market Value of a Collateral Obligation will be the lower of:

(i)          the Market Value as determined by the Portfolio Manager; provided, the Portfolio Manager shall only determine the Market Value of a Collateral Obligation pursuant to this clause (i) if it determines the Market Value of such Collateral Obligation in the same manner it would for its other clients, investment vehicles and accounts and the Portfolio Manager shall, if applicable, assign the same Market Value to such Collateral Obligation that it assigns for purposes of each such other client, investment vehicle or account (in each case, only if required to determine the Market Value of such Collateral Obligation under the governing documents for such other clients, investment vehicles and accounts); or

(ii)         the purchase price.

“Material Adverse Effect” means any event that has, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, financial condition or operations of the Borrower, (b) the ability of the Borrower or the Portfolio Manager to perform its material obligations under this Agreement and the other Facility Documents or (c) the material rights, interests, remedies or benefits (taken as a whole) available to the Lenders or Agents under this Agreement and the other Facility Documents.

“Matrix” means the matrix set forth on Schedule 9 hereto that will be used for purposes of the Diversity Test, the Weighted Average Rating Test, the Weighted Average Spread Test, the Maximum Aggregate Borrowing Ratio and the Overcollateralization Ratio.

“Maximum Aggregate Borrowing Ratio” means the percentage in respect of the Aggregate Borrowing Ratio corresponding to the case selected by the Portfolio Manager from the Matrix.

“Middle Market Covenant Lite Loans” means a Middle Market Loan that is a Covenant Lite Loan.

“Middle Market Loans” means a Collateral Obligation with respect to which either (i) the Obligor has an EBITDA equal to or less than $50,000,000, as reported under the Related Documents on the closing date of such Collateral Obligation, or (ii) the Borrower has actual knowledge that, as of the date of acquisition thereof, there are three or fewer lenders to the Obligor with respect to such Collateral Obligation.

“Minimum Weighted Average Recovery Rate Test” means a test that will be satisfied as of any date of determination if the Weighted Average Recovery Rate is greater than or equal to (a) 45.4%, or (b) if the percentage equal to (i) the Aggregate Principal Balance of Collateral Obligations with a Moody’s Rating (other than those determined pursuant to the definition of Moody’s Derived Rating) divided by (ii) Total Capitalization is less than 20%, 43%.

“Money” has the meaning specified in Section 1-201(24) of the UCC, and shall be deemed to include “Monies” wherever such term may be used herein.

“Monthly Report” has the meaning specified in Section 8.06(a).

“Monthly Report Date” means the 20th day of each calendar month in each year, the first of which shall be July 20, 2022; provided that, (i) if any such day is not a Business Day, then such Monthly Report Date shall be the next succeeding Business Day and (ii) the final Monthly Report Date shall be on the Final Maturity Date.

“Monthly Report Determination Date” means, with respect to any Monthly Report Date, the eighth (8th) Business Day prior to such Monthly Report Date.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors. “Moody’s Default Probability Rating” has the meaning specified in Schedule 7. “Moody’s Derived Rating” has the meaning specified in Schedule 7.

“Moody’s Group Country” means the Moody’s Group I Countries, Moody’s Group II Countries, Moody’s Group III Countries and Moody’s Group IV Countries, individually and collectively.

“Moody’s Group I Countries” means such countries as are determined from time to time by Moody’s which, as of the date hereof, are Australia, the Netherlands, New Zealand and the United Kingdom.

“Moody’s Group II Countries” means such countries as are determined from time to time by Moody’s which, as of the date hereof, are Germany, Sweden and Switzerland.

“Moody’s Group III Countries” means such countries as are determined from time to time by Moody’s which, as of the date hereof, are Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg and Norway.

“Moody’s Group IV Countries” means such countries as are determined from time to time by Moody’s which, as of the date hereof, are Japan, Korea, Singapore and Taiwan.

“Moody’s Rating” has the meaning assigned to such term in Schedule 7.

“Moody’s Rating Factor” has the meaning assigned to such term in Schedule 7.

“Moody’s Recovery Rate” has the meaning assigned to such term in Schedule 7.

“Moody’s RiskCalc” means Moody’s KMV RiskCalc®, as set forth under the definition of “Moody’s RiskCalc Calculation” in Schedule 7.

“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of Section 2.03, substantially in the form of Exhibit A-1 hereto or Exhibit A-2 hereto, as the same may from time to time be amended, supplemented, waived or modified.

“Notice of Borrowing” has the meaning assigned to such term in Section 2.02.

“Notice of Prepayment” has the meaning assigned to such term in Section 2.05.

“Obligations” means, all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement, the Notes, the Collateral Agent Fee Letter, any Fee Letter or any other Facility Document, including all amounts payable by the Borrower in respect of the Advances, with interest thereon, Breakage Fees and all amounts payable by the Borrower hereunder.

“Obligor” means in respect of any Collateral Obligation, the Person primarily obligated to pay Collections in respect of such Collateral Obligation to the Borrower.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offer” has the meaning given in Section 8.07(c).

“Ongoing Expense Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Administrative Expenses Cap for such Payment Date, over (ii) the sum of (without duplication) (x) all amounts paid as Administrative Expenses on such Payment Date plus (y) all amounts paid on account of Administrative Expenses during the related Collection Period pursuant to Section 9.01(c).

“Ongoing Expense Reserve Shortfall” means, with respect to any Payment Date, the excess, if any, of $27,000 over the amount then on deposit in the Expense Reserve Account without giving effect to any deposit thereto on such Payment Date pursuant to the Priority of Payments.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Facility Document, or sold or assigned an interest in any Note or Facility Document).

“Other Taxes” has the meaning given in Section 12.03(b).

“Overcollateralization Ratio” means the percentage equivalent of a fraction, the numerator of which is the Principal Coverage Amount and the denominator of which is the Borrower Liabilities.

“Overcollateralization Test” means a test that will be satisfied on any date of determination if the Overcollateralization Ratio as of such date of determination is greater than or equal to the Overcollateralization Ratio corresponding to the case selected by the Portfolio Manager from the Matrix.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Calculation Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Calculation Agent with the Borrower’s consent (not to be unreasonably withheld; provided that the Borrower’s consent shall not be required if the replacement rate is the Federal Funds Rate) (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Parent” means BlackRock Private Credit Fund, a Delaware statutory trust.

“Participant” means any Person to whom a participation is sold as permitted by Section 12.06(c).

“Participant Register” has the meaning given in Section 12.06(c)(ii).

“Participation Interest” means a participation interest in a Loan that would, at the time of acquisition, or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution is a lender on the Loan, (iii) the aggregate participation in the Loan granted by the Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Seller Institution is a lender under such Loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the Loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of the Borrower’s acquisition (or to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation or a Delayed Draw Collateral Obligation, at the time of the funding of such Loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the Loan or commitment that is the subject of the Loan participation and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. In no event will a Participation Interest include a sub-participation interest in any Loan.

“PATRIOT Act” has the meaning assigned to such term in Section 12.17.

“Payment Account” means the payment account of the Collateral Agent established pursuant to Section 8.03(a).

“Payment Date” means the 22nd day of January, April, July and October in each year, the first of which shall be October 22, 2022; provided that, (i) if any such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day and (ii) the final Payment Date shall be the Final Maturity Date.

“Payment Date Report” has the meaning specified in Section 8.06(b).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Percentage” of any Lender means, subject to Section 2.06(a), (a) with respect to any Lender party hereto on the date hereof, the percentage set forth opposite such Lender’s name under the heading “Percentage” on Schedule 1 hereto, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor, or (b) with respect to a Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as the assigning Lender’s Percentage transferred, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor.

“Performing Collateral Obligation” means a Collateral Obligation that is not a Defaulted Obligation or Equity Obligation.

“Permitted Assignee” means (i) a Lender or an Affiliate of a Lender, (ii) a Liquidity Provider (as assignee of a Conduit Lender), (iii) a Person with, or a Person whose obligations under this Agreement are fully supported by one or more obligors with, a Moody’s short-term rating of at least “P-2” and a Moody’s long-term rating of at least “A2”, an S&P short-term rating of at least “A-2” and an S&P long-term rating of at least “A”, or a DBRS Short Term rating of at least “R-2(middle)” and a DBRS Long Term Rating of at least “A” or (iv) any other Person approved by the Borrower and the Facility Agent.

“Permitted Distribution” means any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, if, either:

(a)        such dividend or other distribution is made at a time when (i) the Overcollateralization Ratio exceeds, by three percentage points or more, the minimum Overcollateralization Ratio that would result in the Overcollateralization Test being satisfied after giving effect to any such Permitted Distribution and (ii) no Default or Event of Default has occurred and is continuing after giving effect to any such Permitted Distribution; or

(b)         such dividend or other distribution is a Permitted RIC Distribution.

“Permitted Lien” means (i) the Lien granted pursuant to or by the Facility Documents, (ii) the restrictions on transferability imposed by the Related Documents (but only to the extent relating to customary procedural requirements and agent and obligor consents expected to be obtained in due course), (iii) Liens for Taxes not yet payable or which are being contested in good faith, (iv) Liens arising by operation of law, including mechanics’ or suppliers’ liens for services or materials supplied, the payment of which is not yet overdue or for which adequate reserves have been established, (v) one or more Liens securing judgments and other proceedings not constituting an Event of Default and (vi) the restrictions on transferability imposed by any shareholder agreements in respect of Equity Obligations.

“Permitted RIC Distribution” means any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, in amounts not to exceed 110% of the amounts that are required to be distributed by the Parent to (1) allow the Parent to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (2) reduce to zero for any such taxable year its liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (3) reduce to zero its liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto); provided that if either (i) any Event of Default has occurred and is continuing or will occur and be continuing after giving effect to any such distribution or (ii) the Overcollateralization Test would not be satisfied after giving effect to any such distribution, the Facility Agent has consented to such distribution in writing.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“PIK Loan” means a Collateral Obligation that permits deferral and/or capitalization of any interest or other periodic distribution otherwise due; provided, that for purposes of determining compliance with the Interest Coverage Test, the Weighted Average Coupon Test and the Weighted Average Spread Test, any interest not payable in Cash shall not be included in the calculation of the Interest Coverage Test, the Weighted Average Coupon Test and the Weighted Average Spread Test. A Collateral Obligation shall not be a PIK Loan if the portion, if any, of interest required pursuant to the terms of such Collateral Obligation to be paid currently in Cash would result in the outstanding principal amount of such Collateral Obligation having , (i) in the case of a Floating Rate Loan, a current Effective Spread payable in Cash of at least 2.00% or (ii) in the case of a Fixed Rate Loan, a current interest rate payable in Cash of at least 4.00%; provided that no more than 5.0% of the Total Capitalization may consist of Collateral Obligations in accordance with this sentence (and any excess shall be considered PIK Loans).

“Plan” means an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“PNC” has the meaning assigned to such term in the introduction to this Agreement.

“Portfolio Exposure Amount” means, on any date of determination, the excess (if any) of (x) the aggregate unfunded amounts in respect of all Revolving Collateral Loans and Delayed Drawdown Collateral Loans, net of the aggregate amount on deposit in the Revolving Reserve Account on such date of determination, and all amounts due for unsettled purchases at such time over (y) Principal Proceeds on deposit in the Principal Collection Account on such date of determination to the extent of such portion thereof that is not prohibited by the terms of this Agreement from being used to settle unsettled purchases of Collateral Obligations.

“Portfolio Management Agreement” means the portfolio management agreement, dated as of the Closing Date, between the Borrower and the Portfolio Manager relating to the Facility and the Collateral, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Portfolio Management Fees” has the meaning specified in the Portfolio Management Agreement.

“Portfolio Manager” means BlackRock Private Credit Fund, a Delaware statutory trust, or any successor or assign in such capacity appointed in accordance with the Portfolio Management Agreement.

“Portfolio Manager Competitor” means any investment platform (other than a national or regional banking institution) that is primarily engaged in the business of originating, acquiring, managing or investing in middle market loans as of such date which, for the avoidance of doubt, would include the individual business units of such investment platform that specialize in the business of originating, acquiring, managing or investing in middle market loans as of such date.

“Portfolio Manager Party” means, the Portfolio Manager, the Parent, the BDC Investment Advisor, any Affiliate of the Portfolio Manager, the Parent or the BDC Investment Advisor and any funds managed by the Portfolio Manager or the BDC Investment Advisor.

“Post-Default Rate” means a rate per annum equal to the rate of interest otherwise in effect pursuant to this Agreement plus 2.0% per annum.

“Prepayment Date” means any Payment Date specified for a Prepayment in Full in accordance with Section 2.05(b).

“Prepayment in Full” has the meaning assigned to such term in Section 2.05(b)(i). “Prepayment Lockout Period” means the period from the Closing Date to and including the first anniversary of the Closing Date.

“Prepayment Price” means, as of the Prepayment Date, the aggregate principal amount of outstanding Advances, plus accrued and unpaid interest.

“Principal Balance” means:

(a)         with respect to any Collateral Obligation other than a Revolving Collateral Loan or Delayed Drawdown Collateral Loan, as of any date of determination, the outstanding principal amount thereof (after adjustment for any repayments and exclusive of both capitalized interest and accrued interest); and

(b)        with respect to any Revolving Collateral Loan or Delayed Drawdown Collateral Loan, as of any date of determination, the outstanding principal amount thereof (after adjustment for any borrowings or repayments and exclusive of both capitalized interest and accrued interest), plus (except as expressly set forth in this Agreement) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Loan or Delayed Drawdown Collateral Loan;

provided, in all cases, that the Principal Balance of any Equity Obligation shall be deemed to be zero.

“Principal Collection Account” means the trust account established pursuant to Section 8.02(a)(ii).

“Principal Coverage Amount” means as of any date of determination an amount equal to the result of (without duplication) (i) the Aggregate Principal Balance of all Performing Collateral Obligations (other than Discount Purchases), plus (ii) the aggregate amount of cash and the principal balance of any Eligible Investments on deposit in the Principal Collection Account (but not less than zero), plus (iii) the aggregate Defaulted Obligation Amount of all Defaulted Obligations, plus (iv) the purchase price (expressed as a percentage of the par amount and excluding any amounts representing accrued and unpaid interest) of any Discount Purchases (which do not also constitute Defaulted Obligations or C‐Basket Securities) multiplied by the par amount of such loans or securities; minus (v) the C‐Basket Security Adjustment Amount. For purposes of calculating the Principal Coverage Amount, if a Collateral Obligation satisfies the definition of two or more of Defaulted Obligations, C‐Basket Security Adjustment Amount or Discount Purchase, such Collateral Obligation will be deemed to meet the definition that results in the lowest Principal Coverage Amount.

“Principal Proceeds” means, with respect to any Collection Period or the related Determination Date, all amounts received by the Borrower during such Collection Period that do not constitute Interest Proceeds, including sales and unapplied proceeds of the Advances and any Cash equity contributions received from the Parent or any of its Affiliates, unless otherwise categorized as Interest Proceeds by the Borrower.

“Priority of Payments” has the meaning specified in Section 9.01(a).

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Authorities) but excluding any customary procedural requirements and Obligors’ and agents’ consents expected to be obtained in due course in connection with the transfer of the Collateral Obligations to the Borrower or the grant of the security interest hereunder.

“Proceeds” has, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Prohibited Transaction” means a transaction described in Section 406(a) of ERISA that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA.

“Qualified Purchaser” has the meaning specified in Section 12.06(e).

“RC Loan Rating” means a rating assigned to a Collateral Obligation by the Facility Agent using Moody’s RiskCalc.

“RC Loan Rating Exception Obligation” has the meaning assigned to such term in Section 5.01(l).

“Real Estate Loan” means any Loan that is directly or indirectly secured by a mortgage or deed of trust or any security interest, in each case, on residential, commercial, office, retail or industrial property and is underwritten as a mortgage loan (including, for the avoidance of doubt, a Loan of an Obligor whose operating cash flow is primarily derived from the sale or liquidation of the aforementioned types of property).

“Realized Par Accretion” means, principal proceeds received on any Collateral Obligation (whether by scheduled maturity, amortization, prepayments or sales, each a “Repayment”), minus (a) the par amount of each Repayment multiplied by (b) the Weighted Average Cost, plus (ii) any call premium received on any Repayment. In no event shall Realized Par Accretion exceed 1.0% of the Total Capitalization.

“Register” has the meaning specified in Section 12.06(d). “Regulatory Change” has the meaning specified in Section 2.09(a).

“Regulation T”, “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of (a) June 3, 2025 (or such later date as may be agreed in writing by the Borrower, each of the Lenders and the Portfolio Manager and notified in writing to the Agents, subject to payment of the Extension Fee), (b) the date of the acceleration of the maturity of the Advances pursuant to Section 6.01, (c) the date on which the Portfolio Manager shall no longer be BlackRock Private Credit Fund or one of its Affiliates appointed in accordance with the terms of Section 12 of the Portfolio Management Agreement, (d) the date on which the Portfolio Manager shall have notified the Borrower of its intention to resign as Portfolio Manager or the occurrence of any other termination of the Portfolio Management Agreement, whether or not in accordance with its terms, unless in each case the BDC Investment Advisor or an Affiliate of the Portfolio Manager or the BDC Investment Advisor shall become the successor Portfolio Manager under the Portfolio Management Agreement or (e) termination of the Commitments in whole pursuant to Section 2.05(b) and Section 2.06.

“Related Documents” means, with respect to any Collateral Obligation, all agreements or documents evidencing, securing, governing, relating to or giving rise to such Collateral Obligation. As used in this Agreement, each reference to the Related Documents to which the Borrower is a party shall be deemed to mean the Related Documents to which the Borrower is a party or to which the Borrower is otherwise bound.

“Related Person” has the meaning assigned to such term in Section 2.04(f).

“Requested Amount” has the meaning assigned to such term in Section 2.02.

“Responsible Officer” means (a) in the case of (i) a corporation or (ii) a partnership, limited partnership or limited liability company that, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, president, managing director, senior vice president, vice president, assistant vice president, treasurer, director or manager, and, in any case where two Responsible Officers are acting on behalf of such corporation or other entity, the second such Responsible Officer may be a secretary or assistant secretary, (b) without limitation of clause (a)(ii), in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) without limitation of clause (a)(ii), in the case of a limited liability company, the Responsible Officer of the sole member, manager or managing member, acting on behalf of the sole member, manager or managing member in its capacity as sole member, manager or managing member, (d) in the case of a trust, the Responsible Officer of the trustee, acting on behalf of such trustee in its capacity as trustee, (e) an “authorized signatory” or “authorized officer” that has been so authorized pursuant to customary corporate proceedings, limited partnership proceedings, limited liability company proceedings or trust proceedings, as the case may be, and that has responsibilities commensurate with the matter for which it is acting as a Responsible Officer, and (f) when used with respect to the Custodian and the Collateral Agent, any officer assigned to the corporate trust department (or any successor thereto) of such Person, including any Vice President, Assistant Vice President, or any other officer of the Custodian or the Collateral Agent, as the case may be, customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Agreement; provided that the Portfolio Manager shall be considered a Responsible Officer of the Borrower so long as it is acting on behalf of the Borrower.

“Revolving Advance” has the meaning assigned to such term in Section 2.01. “Revolving Borrowing” has the meaning assigned to such term in Section 2.01(a).

“Revolving Collateral Loan” means any Collateral Obligation (other than a Delayed Drawdown Collateral Loan) that is a loan (including, without limitation, revolving credit loans, including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the Obligor by the Borrower; provided that any such Collateral Obligation will be a Revolving Collateral Loan only until all commitments to make revolving advances to the Obligor expire or are terminated or irrevocably reduced to zero.

“Revolving Commitment” means, as to each Revolving Lender, the obligation of such Revolving Lender to make, on and subject to the terms and conditions hereof, Revolving Advances to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Revolving Lender on Schedule 1 or in the Assignment and Acceptance pursuant to which such Revolving Lender shall have assumed its Commitment, as applicable, as such amount may be reduced from time to time pursuant to Section 2.05, Section 2.06 or Section 2.17 or increased pursuant to Section 2.18 or increased or reduced from time to time pursuant to assignments effected in accordance with Section 12.06(a).

“Revolving Commitment Termination Date” means the last day of the Reinvestment Period; provided that:

(a)        if the Reinvestment Period ends as a result of one or more of the occurrences referred to in clauses (c) and (d) of the definition thereof, then the Revolving Commitment Termination Date will be the day that is five Business Days after the date on which the Facility Agent, the Lenders and the Borrower have notice of such end of the Reinvestment Period; and

(b)       if the Revolving Commitment Termination Date would otherwise not be a Business Day, then the Revolving Commitment Termination Date shall be the immediately succeeding Business Day.

“Revolving Lender” means the Persons listed on Schedule 1 under the heading “Name of Revolving Lender” and any other Person that shall have become a party hereto as a “revolving lender” pursuant to an Assignment and Acceptance in accordance with the terms hereof, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Revolving Note” means a Note requested by a Lender in respect of such Lender’s Revolving Commitment in accordance with Section 2.03(b).

“Revolving Percentage” of any Revolving Lender means, (a) with respect to any Revolving Lender party hereto on the date hereof, the percentage set forth opposite such Revolving Lender’s name under the heading “Revolving Percentage” on Schedule 1 hereto, as such amount is reduced by any Assignment and Acceptance entered into by such Revolving Lender with an assignee or increased by any Assignment and Acceptance entered into by such Revolving Lender with an assignor, or (b) with respect to a Revolving Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as the assigning Revolving Lender’s Revolving Percentage transferred, as such amount is reduced by an Assignment and Acceptance entered into between such Revolving Lender and an assignee or increased by any Assignment and Acceptance entered into by such Revolving Lender with an assignor.

“Revolving Reserve Account” means the account established pursuant to Section 8.04.

“Revolving Reserve Required Amount” has the meaning set forth in Section 8.04.

“S&P” means Standard & Poor’s Ratings Group, together with its successors.

“S&P Rating” has the meaning assigned to such term in Schedule 4.

“S&P Recovery Rate” as determined in accordance with Schedule 4.

“Sanctions” means any economic or financial sanctions imposed, administered or enforced from time to time by (a) the United States of America (including OFAC and the U.S. Department of State), (b) the United Nations Security Council, (c) the European Union or any member state thereof, or (d) Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Person” means any Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) 50% or more owned or controlled directly or indirectly by any Persons (or Person) that are designated targets of any Sanctions, or (b) organized under the laws of, or a resident of, any country that is the subject of any comprehensive Sanctions.

“Scheduled Distribution” means, with respect to any Collateral Obligation, for each Due Date, the scheduled payment of principal and/or interest and/or fees due on such Due Date with respect to such Collateral Obligation.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

“Secured Parties” means the Facility Agent, the Collateral Agent, the Custodian, Collateral Agent (in its capacity as a Securities Intermediary under the Account Control Agreement), the Lenders, the Structuring Agent and their respective permitted successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary” has the meaning specified in Section 8-102(a)(14) of the UCC and State Street Bank and Trust Company in its capacity as Securities Intermediary under the Account Control Agreement.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution” means an entity obligated to make payments to the Borrower under the terms of a Participation Interest.

“Senior Portfolio Management Fee” has the meaning specified in the Portfolio Management Agreement.

“Senior Working Capital Facility” means with respect to a Loan, a senior secured working capital facility incurred by the Obligor of such Loan that is prior in right of payment to such Loan; provided that the outstanding principal balance and unfunded commitments of such working capital facility does not exceed 20% of the sum of (x) the outstanding principal balance and unfunded commitments of such working capital facility, plus (y) the outstanding Principal Balance of the Loan, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such obligor that is pari passu with such Loan.

“Standard of Care” means the standard of care of the Portfolio Manager specified in Section 9 of the Portfolio Management Agreement.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Adjustment” with respect to Term SOFR, means 0.20% (20 basis points). “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Advance” means each Advance that bears interest at a rate based on the Benchmark as provided in Section 2.04.

“Solvent” as to any Person means that such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.

“Specified Change” means any amendment or waiver of, or supplement to, a Collateral Obligation that (i) extends the final maturity of a Collateral Obligation beyond the stated maturity unless the Borrower certifies to the Facility Agent that such extension was not undertaken for the purpose of avoiding a payment default and either (a) the new stated maturity date occurs on or prior to the Final Maturity Date or (b) as of the date of such amendment, the Aggregate Principal Balance of such Collateral Obligation, together with all other Collateral Obligations with stated maturities beyond the Final Maturity Date, does not exceed 5% of the Total Capitalization, (ii) reduces or forgives the principal amount of a Collateral Obligation (other than a Defaulted Obligation), (iii) subordinates (in right of payment, with respect to liquidation preferences or otherwise) a Collateral Obligation if such subordination causes any of the Coverage Tests or Collateral Quality Tests to cease to be in compliance (or, if any of the Coverage Tests or Collateral Quality Tests are not satisfied prior to such subordination, causes any such Coverage Test or Collateral Quality Test to be worsened), or (iv) releases a material portion of the collateral securing such Collateral Obligation (excluding Defaulted Obligations and any such releases associated with an unscheduled principal payment).

“Spread Excess” means, as of any date of determination, a fraction (expressed as a percentage) the numerator of which is the product of (i) the greater of zero and the excess of the Weighted Average Spread for such date of determination over the minimum percentage necessary to pass the Weighted Average Spread Test on such date of determination and (ii) the Aggregate Principal Balance of all Floating Rate Loans (excluding any Defaulted Obligations) held by the Borrower as of such date of determination, and the denominator of which is the Aggregate Principal Balance of all Fixed Rate Loans (excluding any Defaulted Obligations) held by the Borrower as of such date of determination. In computing the Spread Excess on any date of determination, the Weighted Average Spread for such date of determination will be computed as if the Fixed Rate Excess were equal to zero.

“Structured Finance Obligation” means any debt obligation owing by a finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other financial assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations; provided that ABL Facilities, loans to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.

“Structuring Agent” means PNC Capital Markets LLC, as structuring agent under the Fee Letter.

“Subordinated Portfolio Management Fee” has the meaning specified in the Portfolio Management Agreement.

“Synthetic Security” means any Dollar denominated swap transaction, LCDX, structured bond investment, credit linked note or other derivative investment purchased from, or entered into with a counterparty, which investment contains a probability of default, recovery upon default and expected loss characteristics closely correlated to a reference obligation, but which may provide for a different maturity, interest rate or other non credit characteristics than such reference obligation.

“Target Par Amount” means the quotient of (i) the Equity Amount divided by (ii) one minus the Maximum Aggregate Borrowing Ratio.

“Tax Advantaged Jurisdiction” means the Cayman Islands, Bermuda, the Channel Islands or the Bahamas or any other country designated by the Portfolio Manager, with the written consent of the Facility Agent, as a Tax Advantaged Jurisdiction.

“Tax Event” means (i) an event that will occur upon a change in or the adoption of any U.S. or non-U.S. tax statute or treaty, or any change in or the issuance of any regulation (whether final, temporary or proposed), ruling, practice, procedure or any formal or informal interpretation of any of the foregoing, which change, adoption or issuance results or will result in any portion of any payment due from any Obligor under any Collateral Obligation becoming properly subject to the imposition of U.S. or foreign withholding Tax (except for U.S. withholding Taxes which may be payable with respect to commitment fees and similar fees (including, without limitation, certain payments on obligations or securities that include a participation in or that support a letter of credit) associated with Collateral Obligations constituting Revolving Collateral Loans and Delayed Drawdown Collateral Loan), which withholding Tax is not compensated for by a “gross-up” provision under the terms of such Collateral Obligation or (ii) any jurisdiction properly imposing net income, profits or similar Tax on the Borrower itself (rather than any equity owner of the Borrower); provided, that (x) as a result of the occurrence of any such event, the Borrower has failed to pay in full any Commitment Fees, Facility Agent Fee, interest on the Advances when due and payable hereunder, or principal in respect of the Advances when due and payable hereunder by acceleration upon notice or a lapse of time or both, and (y) the total amount of (A) the amount withheld from payments to the Borrower which is not compensated for by a “gross-up” provision as described in clause (i) is determined to be in excess of 5% of the aggregate Collateral Interest Amount due during the related Collection Period and (B) the Tax or Taxes imposed on the Borrower as described in clause (ii) of this definition exceeds $1,000,000 in any Collection Period.

“Taxes” means any and all present or future taxes, and similar levies, duties, imposts, deductions, charges, withholdings (including backup withholding), assessments, fees and other charges imposed by any governmental Authority, and all liabilities (including penalties, interest and expenses) with respect thereto.

“Term Advance” has the meaning assigned to such term in Section 2.01.

“Term Borrowing” has the meaning assigned to such term in Section 2.01.

“Term Commitment” means, as to each Term Lender, the obligation of such Term Lender to make, on and subject to the terms and conditions hereof, Term Advances to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Term Lender on Schedule 1 or in the Assignment and Acceptance pursuant to which such Term Lender shall have assumed its Commitment, as applicable, as such amount may be reduced from time to time pursuant to Section 2.05, Section 2.06 or Section 2.17, or increased pursuant to Section 2.18 or increased or reduced from time to time pursuant to assignments effected in accordance with Section 12.06(a).

“Term Commitment Termination Date” means the earliest of (i) the date on which the Term Advances become due and payable pursuant to Section 6.01, (ii) the termination of the Commitments in whole in accordance with Section 2.05(b), (iii) with respect to Term Commitments entered into on the Closing Date, December ~~8~~15, ~~2023~~2024, or (iv) with respect to Term Commitments entered into on an Incremental Commitment Effective Date, the 12-month anniversary of such Incremental Commitment Effective Date.

“Term Lender” means (a) the Persons listed on Schedule 1 under the heading “Name of Term Lender” and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance as a “term lender” in accordance with the terms hereof, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance, and (b) each Revolving Lender becoming a Term Lender in accordance with Section 2.06(a).

“Term Note” means a Note requested by a Lender in respect of such Lender’s Term Commitment in accordance with Section 2.03(b).

“Term Percentage” of any Term Lender means, subject to Section 2.06(a), (a) with respect to any Term Lender party hereto on the date hereof, the percentage set forth opposite such Term Lender’s name under the heading “Term Percentage” on Schedule 1 hereto, as such amount is reduced by any Assignment and Acceptance entered into by such Term Lender with an assignee or increased by any Assignment and Acceptance entered into by such Term Lender with an assignor, or (b) with respect to a Term Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as the assigning Term Lender’s Term Percentage transferred, as such amount is reduced by an Assignment and Acceptance entered into between such Term Lender and an assignee or increased by any Assignment and Acceptance entered into by such Term Lender with an assignor.

“Total Capitalization” means the higher of (a) the Total Commitments plus, without duplication, the aggregate outstanding principal balance of the Advances, plus the Equity Amount and (b) the result of (i) the Aggregate Principal Balance of all Performing Collateral Obligations, plus (ii) the aggregate amount of cash and the principal balance of Eligible Investments on deposit in the Principal Collection Account, plus (iii) the Available Unfunded Amount, plus (iv) the Defaulted Obligation Amount minus (v) so long as any Coverage Test is failing, the aggregate amounts of any repayments of principal in respect of the Revolving Advances in accordance with Section 9.01(a)(i)(F) and Section 9.01(a)(ii)(B) to the extent necessary for the Coverage Tests to be satisfied.

“Total Commitment” means the sum of the Total Revolving Commitment and the Total Term Commitment.

“Total Prepayment Amount” has the meaning assigned to such term in Section 7.03(b).

“Total  Revolving  Commitment”  means  (a) on or prior to the Revolving Commitment Termination Date, $~~50,000,000~~75,000,000 (as such amount may be reduced from time to time pursuant to Section 2.05(b) or Section 2.06 or increased pursuant to Section 2.18) and (b) following the Revolving Commitment Termination Date, zero.

“Total Term Commitment” means (a) on or prior to the Term Commitment Termination Date, $~~150,000,000~~225,000,000 (as such amount may be reduced from time to time pursuant to Section 2.05(b) or Section 2.06 or increased pursuant to Section 2.18) and
(b) following the latest Term Commitment Termination Date, zero.

“Trading Plan” has the meaning assigned to such term in Section 10.02(c).

“Trading Plan Criteria” has the meaning assigned to such term in Section 10.02(c).

“Treasury Regulations” means the regulations issued by the Internal Revenue Service under the Code, as such regulations may be amended from time to time.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“UCC” means the New York Uniform Commercial Code, as from time to time; provided that, if the relevant issue is governed by the Uniform Commercial Code as in effect in another jurisdiction, then “UCC” means such other Uniform Commercial Code.

“Uncertificated Security” has the meaning specified in Section 8-102(a)(18) of the UCC.

“Unfunded Pension Liability” means the excess of a Borrower Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Borrower Plan’s assets, determined as of the date of the most recent actuarial valuation for such Borrower Plan and based on the assumptions used for funding purposes in such actuarial valuation for such Borrower Plan.

“United States” and “U.S.” mean the United States of America.

“United States Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Unscheduled Principal Payments” means all principal payments received as a result of prepayments, redemptions, exchange offers, tender offers or other unscheduled payments (but not sales) with respect to a Collateral Obligation and any amounts transferred from the Revolving Reserve Account to the Principal Collection Account as Principal Proceeds upon the termination or reduction of the Borrower’s funding commitment with respect to a Delayed Drawdown Collateral Loan or a Revolving Collateral Loan.

“Upsize Fee” means the fees to be paid by the Borrower to the Lenders or the Structuring Agent, as applicable, as an upsize fee pursuant to the applicable Fee Letter on each Incremental Commitment Effective Date related to an Incremental Commitment.

“Volcker Rule” means Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, and the rules promulgated thereunder.

“Weighted Average Cost” means, for each Collateral Obligation, the quotient of (a) the purchase price in dollars of such Collateral Obligation divided by (b) the par amount in dollars of such Collateral Obligation.

“Weighted Average Coupon” means, as of any date of determination, a number equal to a fraction (expressed as a percentage) obtained by (i) multiplying the Principal Balance of each Fixed Rate Loan held by the Borrower as of such date of determination by the current per annum rate at which it provides payment of interest in cash, (ii) summing the amounts determined pursuant to clause (i), (iii) dividing the sum determined pursuant to clause (ii) by the Aggregate Principal Balance of all Fixed Rate Loans held by the Borrower as of such date of determination and (iv) if the result obtained in clause (iii) is less than the minimum percentage necessary to pass the Weighted Average Coupon Test, adding to such sum the amount of the Spread Excess, if any, as of such date of determination.

“Weighted Average Coupon Test” means a test that will be satisfied as of any date of determination if the Weighted Average Coupon of the Fixed Rate Loans is equal to or greater than 7.0%.

“Weighted Average Life” means, as of any date of determination, the number obtained by (i) for each Collateral Obligation (other than Defaulted Obligations), multiplying each scheduled distribution of principal by the number of years (rounded to the nearest hundredth) from such date of determination until such scheduled distribution is scheduled to be paid; (ii) summing all of the products calculated pursuant to clause (i); and (iii) dividing the sum calculated pursuant to clause (ii) by the sum of all scheduled distributions of principal due on all the Collateral Obligations (excluding Defaulted Obligations) as of such date of determination.

“Weighted Average Life Test” means a test that is satisfied, as of any date of determination, if the Weighted Average Life of the Collateral Obligations (other than Defaulted Obligations) is no higher than the greater of (a) one year and (b) the result of (i) 6.5 years minus (ii) the quotient of the number of days elapsed since June 3, 2023 divided by 365.

“Weighted Average Rating” means the number obtained by (a) multiplying the Principal Balance of each Collateral Obligation (excluding any Defaulted Obligation) by its Moody’s Rating Factor on any date of determination; (b) summing the products obtained in clause (a) for all Collateral Obligations; (c) dividing the sum obtained in clause (b) by the Aggregate Principal Balance of all Collateral Obligations (excluding any Defaulted Obligation) on such date of determination; and (d) rounding the result to the nearest whole number; provided that any Collateral Obligations the ratings of which have been determined by the Portfolio Manager in accordance with Section 5.01(k) pending receipt of a rating or a Credit Estimate (and for which there is not also an existing rating or Credit Estimate from another rating agency) shall be excluded from the calculations made until such rating or Credit Estimate is actually received.

“Weighted Average Rating Test” means a test that will be satisfied as of any date of determination if the Weighted Average Rating of the Collateral Obligations as of such date of determination is equal to or less than the maximum rating factor corresponding to the case selected by the Portfolio Manager from the Matrix.

“Weighted Average Recovery Rate” means, as of any date of determination, the number, expressed as a percentage, obtained by adding the products obtained by multiplying the Moody’s Recovery Rate for each Collateral Obligation for the indicated priority category by the Principal Balance of such Collateral Obligation, dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and rounding up to the first decimal place.

“Weighted Average Spread” means, as of any date of determination, the number equal to a fraction (expressed as a percentage) obtained by (i) multiplying the Principal Balance of each Floating Rate Loan (including, in the case of any Revolving Collateral Loan or Delayed Drawdown Collateral Loan, the unfunded portion of the commitment thereunder) held by the Borrower as of such date of determination by its Effective Spread, (ii) summing the amounts determined pursuant to clause (i) plus the Aggregate Excess Funded Spread, (iii) dividing the amount determined pursuant to clause (ii) by the lower of (x) the Aggregate Principal Balance of all Floating Rate Loans (including the unfunded portions of all Revolving Collateral Loans and Delayed Drawdown Collateral Loans) held by the Borrower as of such date of determination and (y) the Target Par Amount, and (iv) if the result obtained in clause (iii) is less than the minimum percentage necessary to pass the Weighted Average Spread Test, adding to such sum the amount of the Fixed Rate Excess, if any, as of such date of determination.

“Weighted Average Spread Test” means a test that will be satisfied as of any date of determination if the Weighted Average Spread of the Floating Rate Loans as of such date of determination is equal to or greater than the minimum spread corresponding to the case selected by the Portfolio Manager from the Matrix.

“Withdrawal Liability” means liability to a Borrower Multiemployer Plan as a result of a complete or partial withdrawal from such Borrower Multiemployer Plan, as such terms are defined in Sections 4203 and 4205 of ERISA.

“Withholding Agent” means the Borrower and the Agents, as applicable.

“Zero Coupon Obligation” means a Collateral Obligation that does not provide for periodic payments of interest in Cash or that pays interest only at its stated maturity.

Section 1.02        Rules of Construction.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (iv) references in this Agreement to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, (v) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement, (vi) any definition of or reference to any Facility Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (viii) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (ix) unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect from time to time and (x) unless otherwise specified herein or unless the context requires a different meaning, all terms used herein that are defined in Articles 8 and 9 of the UCC are used herein as so defined.

Section 1.03        Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day.

Section 1.04          Collateral Value Calculation Procedures.

In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Collateral Obligations, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Collateral Obligations and on any other amounts that may be received for deposit in the Interest Collection Account or the Principal Collection Account, the provisions set forth in this Section 1.04 shall be applied. The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Section 1.04, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)         All calculations with respect to Scheduled Distributions on the Collateral Obligations securing the Advances shall be made on the basis of information as to the terms of each of such Collateral Obligations and upon reports of payments, if any, received on such Collateral Obligations that are furnished by or on behalf of the Obligor of such Collateral Obligations and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b)         For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include ticking fees in respect of Collateral Obligations, and other similar fees, unless or until such fees are actually paid.

(c)         For each Collection Period and as of any date of determination, the Scheduled Distribution on any Collateral Obligations (other than Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have Scheduled Distributions of zero) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Collateral Obligations (including the proceeds of the sale of such Collateral Obligations received and, in the case of sales which have not yet settled, to be received during the Collection Period) and not reinvested in additional Collateral Obligations or retained in the Interest Collection Account or the Principal Collection Account for subsequent reinvestment pursuant to Section 10.02 that, if received as scheduled, will be available in the Interest Collection Account or the Principal Collection Account, as applicable, at the end of the Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on a previous Payment Date or retained in the Interest Collection Account or the Principal Collection Account, as applicable, for subsequent reinvestment pursuant to Section 10.02.

(d)        Each Scheduled Distribution receivable with respect to a Collateral Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Interest Collection Account or the Principal Collection Account, as applicable, to earn interest at the Assumed Reinvestment Rate (as determined on each relevant date of determination). All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Interest Collection Account or the Principal Collection Account, as applicable, for application, in accordance with the terms hereof, to payments of principal of or interest on the Advances or other amounts payable pursuant to this Agreement.

(e)       References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

(f)        For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to the Defaulted Obligation Amount.

(g)         Except as otherwise provided herein, Defaulted Obligations will not be included in the calculation of the Collateral Quality Tests.

(h)         For purposes of determining the Minimum Weighted Average Spread Test, capitalized or deferred interest (and any other interest that is not paid in cash) will be excluded.

(i)          Portions of the same Collateral Obligation acquired by the Borrower on different dates (but excluding subsequent draws under Revolving Collateral Loans or Delayed Drawdown Collateral Loans) will, for purposes of determining the purchase price of such Collateral Obligation, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Collateral Obligation).

(j)        All calculations and measurements required to be made and all reports that are to be prepared pursuant to this Agreement with respect to the Collateral Obligations shall be made on the basis of the trade confirmation date after the Borrower makes a binding commitment to purchase (or originate) or sell an asset (the “trade date”) and not the settlement date.

(k)         For purposes of determining whether Unscheduled Principal Payments and Disposition Proceeds of Credit Risk Obligations are available for reinvestment on any Payment Date after the Reinvestment Period under the Priority of Payments, Principal Proceeds of all other types will be deemed to be distributed prior to the distribution of Unscheduled Principal Payments and Disposition Proceeds of Credit Risk Obligations on such Payment Date.

(l)          For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.01%.

(m)       Any Specified Change that results in the transfer or release of all or substantially all of the assets securing a Collateral Obligation shall, for purposes of the Concentration Limitations, result in the recategorizing of such Collateral Obligation as an Equity Obligation.

(n)         If the Borrower has entered into a binding commitment to acquire or originate an asset prior to the end of the Reinvestment Period (regardless of whether the allocated principal amount of such asset is known or whether the trade date of such acquisition falls prior to the end of the Reinvestment Period), such asset will be treated as having been purchased (or originated) by the Borrower prior to the end of the Reinvestment Period for purposes of the Eligibility Criteria, the Coverage Tests, the Collateral Quality Tests and the Concentration Limitations.

(o)         Term SOFR Notification. Section 12.01(c) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. Except as otherwise provided herein, the Facility Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.

(p)       Conforming Changes Relating to Benchmark Replacement. With respect to the Benchmark Replacement, the Facility Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document (except after consultation with the Borrower as specified in the definition of Conforming Changes); provided that, with respect to any such amendment effected, the Facility Agent shall provide notice to the Borrower and the Lenders each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

ARTICLE II

ADVANCES UNDER THE FACILITY

Section 2.01         Facilities.

(a)        On the terms and subject to the conditions hereinafter set forth, including Article III, each Revolving Lender severally agrees to make advances to the Borrower (each, a “Revolving Advance” and each revolving borrowing on any single day, a “Revolving Borrowing”) from time to time on any Business Day during the period from the Closing Date until the Revolving Commitment Termination Date, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender’s Revolving Commitment, and, as to all Revolving Lenders, in an aggregate principal amount up to but not exceeding the Total Revolving Commitment; provided, that no such Revolving Advances and no prepayment of any Revolving Advances shall be made on the Business Day immediately preceding (but not including) any Payment Date. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Revolving Advances under this Section 2.01(a) and prepay Revolving Advances under Section 2.05.

(b)         On the terms and subject to the conditions hereinafter set forth, including Article III, each Term Lender severally agrees to make advances to the Borrower (each, a “Term Advance” and each term borrowing on any single day, a “Term Borrowing”) from time to time on any Business Day during the period from the Closing Date until the related Term Commitment Termination Date, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender’s Term Commitment, and, as to all Term Lenders, in an aggregate principal amount up to but not exceeding the Total Term Commitment; provided, that no such Term Advances and no prepayment of any Term Advances shall be made on the Business Day immediately preceding (but not including) any Payment Date.

Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow Term Advances under this Section 2.01(b) and prepay Term Advances under Section 2.05. Amounts prepaid or repaid in respect of the Term Loans may not be reborrowed.

Section 2.02         Advances.

(a)         If the Borrower desires to make a Borrowing under this Agreement it shall give the Facility Agent (with a copy to the Collateral Agent) (and the Facility Agent shall notify each Revolving Lender or Term Lender, as applicable) a written notice (each, a “Notice of Borrowing”) for such Borrowing on any Business Day (which notice shall be irrevocable and effective upon receipt by the Facility Agent) not later than 1:00 p.m. one (1) Business Day prior to the day of the requested Borrowing or, in the case of a Borrowing on the Closing Date, not later than 11:00 a.m. at least one (1) Business Day prior to the Closing Date. On the Revolving Commitment Termination Date, the Borrower shall request a Revolving Borrowing in an amount at least equal to the Portfolio Exposure Amount and such Borrowing shall be deposited, in respect of the portion of the Portfolio Exposure Amount relating to unfunded amounts in respect of Revolving Collateral Loans and Delayed Drawdown Collateral Loans, to the Revolving Reserve Account, and in respect of the portion of the Portfolio Exposure Amount relating to unsettled purchases, to the Principal Collection Account.

Each Notice of Borrowing shall be substantially in the form of Exhibit B hereto, dated the date as of which the related Borrowing is requested to be made, shall indicate whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing and shall be signed by a Responsible Officer of the Borrower or the Portfolio Manager on its behalf, and shall be otherwise appropriately completed. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling on or prior to the related Commitment Termination Date, and the amount of the Borrowing requested in such Notice of Borrowing (the “Requested Amount”) shall be equal to at least, in the case of any Revolving Borrowing, $250,000 or, in the case of any Term Borrowing, $500,000, or, in each case, an integral multiple of $50,000 in excess thereof (or, if the remaining unfunded applicable Commitments are less, the entirety of such lesser remaining amount of such type of Commitments).

(b)        Each Revolving Lender shall, not later than 3:00 p.m. on each Borrowing Date in respect of a Revolving Advance, make its Revolving Percentage of the applicable Requested Amount available to the Borrower by disbursing such funds in Dollars to the Principal Collection Account. Each Term Lender shall, not later than 3:00 p.m. on each Borrowing Date in respect of a Term Advance, make its Term Percentage of the applicable Requested Amount available to the Borrower by disbursing such funds in Dollars to the Principal Collection Account.

Section 2.03         Evidence of Indebtedness; Notes.

(a)         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to such Lender, from time to time hereunder.

(b)        Any Lender may request that its Commitment to the Borrower be evidenced by a Note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note marked on its face as payable to such Lender and otherwise appropriately completed, in the case of a Term Note in the form of Exhibit A-1 and, in the case of a Revolving Note, in the form of Exhibit A-2. Thereafter, the Advances of such Lender evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.06(a)) be represented by such Note marked on its face as payable to such Lender (or to such registered assigns as may become entitled to payment pursuant to Section 12.06(a)), unless such Lender (or registered assigns) subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described in clause (a) of this Section 2.03.

Section 2.04        Payment of Principal and Interest.

The Borrower shall pay principal and interest on the Advances as follows:

(a)         100% of the outstanding principal amount of each Advance, together with all accrued and unpaid interest thereon, shall be payable on the Final Maturity Date.

(b)        Interest shall accrue on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at the following rates per annum:

(i)          Base Rate Advances. While an Advance is a Base Rate Advance, a rate per annum equal to the sum of the Base Rate in effect from time to time plus the Facility Margin Level.

(ii)         SOFR Rate Advances. While an Advance is a SOFR Rate Advance, a rate per annum for each Interest Accrual Period for such Advance equal to the sum of the Benchmark for such Interest Accrual Period (giving effect to the applicable SOFR Adjustment) plus the Facility Margin Level.

All Advances shall constitute SOFR Rate Advances (subject to their conversion to Base Rate Advances pursuant to Section 2.11), provided that, (i) in the event the Borrower is no longer able to borrow SOFR Rate Advances as a result of the occurrence of any of the circumstances set forth in Section 2.11, the Borrower may request Base Rate Advances hereunder until such time as SOFR Rate Advances are available and (ii) after the occurrence and during the continuation of any Event of Default, all SOFR Rate Advances will be converted to Base Rate Advances at the end of the applicable Interest Accrual Period if so directed by the Facility Agent (at the direction of the Controlling Lenders).

The Calculation Agent shall provide notice to the Collateral Agent and the Lenders of any and all Benchmark rate sets on each date that such rate is required to be determined by the Calculation Agent pursuant to the terms hereof.

(c)        Accrued interest on each Advance shall be payable in arrears (x) on each Payment Date, and (y) on each date of prepayment of principal thereof, on the principal amount so prepaid to but excluding the date of prepayment.

(d)         Subject in all cases to Section 2.04(f), the obligation of the Borrower to pay the Obligations, including the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances and accrued interest thereon, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof (including Section 2.15), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person.

(e)        As a condition to the payment of principal of and interest on any Advance without the imposition of withholding Tax, each Agent and the Borrower may require certification acceptable to such Agent or the Borrower from any payee to enable the Borrower and the Agents to determine their duties and liabilities with respect to any Taxes or other charges that they may be required to deduct or withhold from payments in respect of such Advance under any present or future law or regulation of the United States and any other applicable jurisdiction, or any present or future law or regulation of any political subdivision thereof or taxing Authority therein or to comply with any reporting or other requirements under any such law or regulation.

(f)         Notwithstanding any other provision of this Agreement, the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower and are payable solely from the Collateral and, following realization upon the Collateral and application of the proceeds thereof in accordance with the Priority of Payments, all obligations of and any claims against the Borrower hereunder or in connection herewith shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, shareholder, Affiliate, member, manager, agent, partner, principal or incorporator of the Borrower or their respective successors or assigns (any “Related Person”) for any amounts payable under this Agreement. It is understood that the foregoing provisions of this clause (f) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement until such Collateral has been realized upon. It is further understood that the foregoing provisions of this clause (f) shall not limit the right of any Person to name the Borrower as a defendant in any proceeding or in the exercise of any other remedy under this Agreement, provided, that no Person shall seek any judgment in the nature of a deficiency judgment or seeking personal liability (and, if obtained, no Person shall seek to enforce any such judgment) against any such Related Person.

Section 2.05         Prepayment of Advances.

(a)         Optional Prepayments. The Borrower may, from time to time on any Business Day, voluntarily prepay the Revolving Advances in whole or in part, without penalty or premium; provided that the Borrower shall have delivered to the Revolving Lenders and the Facility Agent written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit C hereto not later than 12:00 noon on the Business Day that is (i) in the case of SOFR Rate Advances, three Business Days prior to the date of such prepayment, and (ii) in the case of Base Rate Advances, one Business Day prior to the date of such prepayment. Each such Notice of Prepayment shall be irrevocable and effective upon receipt and shall be dated the date such notice is being given, signed by a Responsible Officer of the Borrower or the Portfolio Manager on its behalf and otherwise appropriately completed. The Borrower may, from time to time on any Business Day after the Lockout Period, with the payment of any Breakage Fees, voluntarily prepay the Term Advances in whole or in part, without penalty or premium; provided that the Borrower shall have delivered to the Term Lenders and the Facility Agent a Notice of Prepayment in the form of Exhibit C hereto not later than 12:00 noon on the Business Day that is (i) in the case of SOFR Rate Advances, three Business Days prior to the date of such prepayment, and (ii) in the case of Base Rate Advances, one Business Day prior to the date of such prepayment. Each such Notice of Prepayment shall be irrevocable and effective upon receipt and shall be dated the date such notice is being given, signed by a Responsible Officer of the Borrower or the Portfolio Manager on its behalf and otherwise appropriately completed. Each prepayment of any Revolving Advance or Term Advance by the Borrower pursuant to this Section 2.05(a) shall in each case be in a principal amount of at least $250,000 or a whole multiple of $1 in excess thereof or, if less than a single such increment remains outstanding, the entire outstanding principal amount of the Advances of the Borrower. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)          Prepayment in Full.

(i)        The Borrower will prepay the Advances in whole but not in part, and the Commitments shall be terminated in whole with the payment of any Breakage Fees, on any Business Day occurring after the Prepayment Lockout Period, at the option of the Borrower or the Portfolio Manager on its behalf, following receipt by the Facility Agent, the Collateral Agent and the Borrower of written direction by the Portfolio Manager at least thirty (30) days prior to the related Prepayment Date (any such prepayment of the Advances in accordance with this Section 2.05(b), a “Prepayment in Full”); provided, that the Borrower may not sell (and the Collateral Agent shall not be required to release) any Collateral Obligation, unless, as determined pursuant to the procedures set forth in Section 2.05(b)(ii), there will be sufficient funds available in the Covered Accounts to pay the Total Prepayment Amount in accordance with the Priority of Payments or as otherwise permitted hereunder.

(ii)        The Advances shall not be prepaid pursuant to this Section 2.05(b) unless at least five Business Days prior to the scheduled Prepayment Date and, unless otherwise permitted hereunder, prior to selling any Collateral Obligations and/or Eligible Investments, the Portfolio Manager shall have certified to the Facility Agent and the Collateral Agent that the expected proceeds from such sale and all other expected sales, together with any other amounts available to be used for such Prepayment in Full, will be delivered to the Collateral Agent not later than the Business Day immediately preceding the scheduled Prepayment Date, in immediately available funds, and will equal or exceed the Total Prepayment Amount. Such certificate will set forth in reasonable detail the basis for the determination of the Portfolio Manager.

(iii)        Installments of interest and principal due on or prior to a Prepayment Date which shall not have been paid or duly provided for shall be payable to the Lenders as of the relevant Prepayment Date. The Borrower shall deposit, or cause to be deposited, the funds required for a Prepayment in Full in the Payment Account on or before the Business Day prior to the Prepayment Date.

(iv)       Following receipt of a written direction for a Prepayment in Full in accordance with Section 2.05(b)(i), if a sale of Collateral Obligations and/or Eligible Investments shall be made in connection with such prepayment, the Portfolio Manager shall review the Collateral Obligations and direct the Collateral Agent in writing to sell any Collateral Obligation, and the Collateral Agent shall sell such Collateral Obligations in the manner directed in writing by the Portfolio Manager.

(v)         Notice of Prepayment shall be given by the Facility Agent on behalf of and at the expense of the Borrower to each Eligible Hedge Counterparty and each Lender not later than 3:00 p.m. on the Business Day that is (i) in the case of SOFR Rate Advances, three Business Days prior to the date of such prepayment, and (ii) in the case of Base Rate Advances, one Business Day prior to the date of such prepayment.

(c)         Mandatory Prepayments. The Borrower shall prepay the Advances and make deposits in the Revolving Reserve Account on each Payment Date in the manner and to the extent provided in Section 9.01(a)(i)(F) and Section 9.01(a)(ii)(B). The Borrower or the Portfolio Manager on the Borrower’s behalf shall provide, in each Payment Date Report, notice of the aggregate amounts of Advances that are to be prepaid on the related Payment Date and amounts to be deposited in the Revolving Reserve Account in accordance with Section 9.01(a)(i)(F) and Section 9.01(a)(ii)(B).

(d)        Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.05 shall be (i) subject to Sections 2.04(c) and 2.10 and (ii) applied to the Advances of the Lenders pro rata in accordance with their respective Percentages.

Section 2.06        Automatic Reduction, Conversion and Termination.

(a)       Automatic Reduction, Conversion and Termination. The Total Revolving Commitment (and the Commitment of each Revolving Lender) shall be automatically reduced to zero at the close of business on the Revolving Commitment Termination Date and, without the need for any further action, each Revolving Advance shall automatically convert to a Term Advance and each Revolving Lender shall automatically be a Term Lender thereafter. On the Revolving Commitment Termination Date, the Facility Agent shall amend Schedule 1 hereto to take into account the conversion of the Revolving Percentages to Term Percentages. On each date on which any Commitments are reduced or increased, the Facility Agent shall amend Schedule 1 hereto to take into account such reduction or increase. The Total Term Commitment (and the Commitment of each Term Lender) shall be automatically reduced to zero at the close of business on the related Term Commitment Termination Date. The Borrower shall not terminate or reduce the Total Commitment (including, without limitation, pursuant to Section 2.05(b)) to the extent that after giving effect to such reduction or termination, a Commitment Shortfall shall be other than zero. The Borrower may reduce the Revolving Commitments in part after the Prepayment Lockout Period.

(b)         Effect of Termination or Reduction. The Total Commitment (and the Commitment of each Lender) once terminated or reduced may not be reinstated.

Section 2.07        Maximum Lawful Rate.

It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein or in any Note to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.

Section 2.08        Several Obligations.

The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance on such date, neither Agent shall be responsible for the failure of any Lender to make any Advance, and no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender.

Section 2.09        Increased Costs.

(a)         If, due to either (i) the introduction of or any change in or in the interpretation, application or implementation of any Applicable Law (a “Regulatory Change”) after the Closing Date, or (ii) the compliance with any guideline or change in the interpretation, application or implementation of any guideline or request from any central bank or other Authority (whether or not having the force of law) after the Closing Date, there shall be any increase in the cost, other than with respect to (A) Indemnified Taxes, (B) Taxes described in clause (ii) through (v) of the definition of Excluded Taxes and (C) Connection Income Taxes), borne by any Affected Person with respect to Advances, Notes or Commitments, or with respect to reserves, other liabilities or capital attributable thereto, then the Borrower shall from time to time, on each Payment Date thereafter (but subject in all cases to Section 2.04(f)), following such Affected Person’s demand delivered at least fifteen (15) days in advance of the applicable Payment Date, pay in accordance with the Priority of Payments to such Affected Person an additional amount equal to the increased costs borne by such Affected Person. A certificate setting forth in reasonable detail the amount of such increased cost, submitted to the Borrower by an Affected Person (with a copy to the Agents), shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything herein to the contrary, each of (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith (the “Dodd-Frank Act”), (ii) any law, request, rule, guideline or directive promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III (“Basel III”), and (iii) any existing or future rules, regulations, guidance, interpretations or directives from the U.S. bank regulatory agencies relating to the Dodd-Frank Act or Basel III (whether or not having the force of law), and all rules and regulations promulgated thereunder or issued in connection therewith shall be deemed to have been introduced after the Closing Date, thereby constituting a Regulatory Change hereunder with respect to the Affected Parties as of the Closing Date, regardless of the date enacted, adopted or issued.

(b)        If an Affected Person reasonably determines that (i) the applicability of any law, rule, regulation or guideline adopted after the Closing Date pursuant to or arising out of Basel III or (ii) the adoption after the Closing Date of any other law, rule, regulation or guideline regarding capital adequacy affecting such Affected Person or any holding company for such Affected Person or (iii) compliance, implementation or application, whether commenced prior to or after the Closing Date, by any Affected Person with the Dodd-Frank Act or Basel III, or any rules, regulations, guidance, interpretations or directives from bank regulatory agencies promulgated in connection therewith or (iv) any change arising after the Closing Date in the foregoing or in the interpretation or administration of any of the foregoing by any governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (v) compliance by any Affected Person (or any lending office of such Affected Person), or any holding company for such Affected Person which is subject to any of the capital requirements described above, with any request or directive issued after the Closing Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, (A) increases the amount of capital required to be maintained by such Affected Person by reason of or based upon the existence of such Affected Person’s Commitment under this Agreement or upon such Affected Person’s making, funding or maintaining Advances or (B) reduces the rate of return of an Affected Person to a level below that which such Affected Person could have achieved but for such compliance (taking into consideration such Affected Person’s policies with respect to capital adequacy), then the Borrower shall from time to time, on each Payment Date thereafter (but subject in all cases to Section 2.04(f)), following such Affected Person’s demand delivered at least fifteen (15) days in advance of the applicable Payment Date, pay in accordance with the Priority of Payments an additional amount equal to the portion of such increase in capital or reduced return that is attributable to such Affected Person’s Commitment or the making, funding or maintaining of Advances by such Affected Person under this Agreement. If any Affected Person becomes entitled to claim any additional amounts pursuant to this Section 2.09(b), it shall promptly notify the Borrower (with a copy to the Agents) of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by an Affected Person shall be conclusive and binding for all purposes, absent manifest error.

Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender or an Affected Person related to such Lender pursuant to clauses (a) or (b) of this Section 2.09, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision. Notwithstanding anything to the contrary in this Section 2.09, the Borrower shall not be required to compensate a Lender or any Affected Person related to such Lender pursuant to this Section 2.09 for any amounts incurred more than six months prior to the date that such Lender or such related Affected Person notifies the Borrower of such Lender’s or related Affected Person’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

Notwithstanding anything to the contrary in this Section 2.09, the Borrower shall not be liable for any compensation pursuant to this Section 2.09 unless such Affected Person is generally requiring payment of such amounts from other borrowers that are similarly situated to the Borrower and such Affected Person certifies as such in writing to the Borrower. The Borrower shall not be required to make payments under this Section 2.09 to any Affected Person if (A) a claim hereunder arises solely through circumstances peculiar to such Lender and which do not affect commercial banks in the jurisdiction of organization of such Lender generally or (B) the claim arises out of a voluntary relocation by such Lender of its applicable lending office.

Section 2.10        Compensation; Breakage Payments.

The Borrower agrees to reimburse each Affected Person from time to time, on any Payment Dates following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts and be delivered at least fifteen (15) days prior to the applicable Payment Date), in accordance with the Priority of Payments, for all reasonable and documented losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed by the Borrower to make or carry a SOFR Rate Advance made to the Borrower and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits or margin), which such Affected Person may sustain (“Breakage Fees”): (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) a Borrowing of any SOFR Rate Advance by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, (ii) if any payment, prepayment or conversion of any of the Borrower’s SOFR Rate Advances occurs on a date that is not the last day of the relevant Interest Accrual Period, (iii) if any payment or prepayment of any SOFR Rate Advance is not made on any date specified in a Notice of Prepayment given by the Borrower, (iv) if any SOFR Rate Advance is converted into a Base Rate Advance on a date other than the last day of the Interest Accrual Period therefor or (v) as a consequence of any other default by the Borrower to repay its SOFR Rate Advances when required by the terms of this Agreement. A certificate as to any amounts payable pursuant to this Section 2.10 submitted to the Borrower by any Lender (with a copy to the Agents, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.

Section 2.11         Illegality; Inability to Determine Rates.

(a)        Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for a Lender to (i) honor its obligation to make SOFR Rate Advances hereunder, or (ii) maintain SOFR Rate Advances hereunder, then such Lender shall promptly notify the Agents and the Borrower thereof, and such Lender’s obligation to make or maintain SOFR Rate Advances hereunder shall be suspended until such time as such Lender may again make and maintain SOFR Rate Advances, and such Lender’s outstanding SOFR Rate Advances shall be automatically converted into Base Rate Advances on the date that such Lender shall specify to the Agents and the Borrower.

(b)        Upon the occurrence of any event giving rise to a Lender’s suspending its obligation to make or maintain SOFR Rate Advances pursuant to Section 2.11(a), such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would enable such Lender to again make and maintain SOFR Rate Advances; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

Section 2.12         Rescission or Return of Payment.

The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

Section 2.13        Fees Payable by Borrower.

(a)         The Borrower hereby agrees to pay to each Lender, other than a Defaulting Lender, a commitment fee (a “Commitment Fee”) on the daily average unused amount of the Commitment of such Lender, for each day during the period from June 6, 2022 until the applicable Commitment Termination Date, at a rate equal to (x) for each day from June 6, 2022 to September 6, 2022 (and, with respect to Commitments entered into on an Incremental Commitment Effective Date, the 3-month anniversary of such Incremental Commitment Effective Date), 0.35% per annum and (y) thereafter, 0.50% per annum. Commitment Fees accrued during each Collection Period shall be payable on the related Payment Date. All payments by or on behalf of the Borrower under this Section 2.13(a) shall be made in accordance with the Priority of Payments. The Facility Agent shall determine the amount of each Commitment Fee with respect to each Payment Date and notify the Collateral Agent of such amount at least three (3) Business Days prior to the related Payment Date.

(b)         The Borrower agrees to pay to the Facility Agent, for its own account, the fees in the amounts and on the dates set forth in the applicable Fee Letter.

Section 2.14         Post-Default Interest.

The Borrower shall pay interest on all Obligations that are not paid when due for the period from the due date thereof until the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on each Payment Date in accordance with the Priority of Payments.

Section 2.15        Payments Generally.

(a)       All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement, shall be paid by the Borrower to the Collateral Agent for the benefit of the applicable recipient in Dollars, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. Each Lender shall provide wire instructions to the Borrower and the Collateral Agent. Payments delivered by wire transfer initiated after 3:00 p.m. on a Business Day will be deemed to have been paid on the next following Business Day.

(b)        Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of 360 days. In determining the number of days elapsed for purposes of computing interest on any Advance, the date of the making of an Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s interest shall be paid on such Advance. All computations made by the Calculation Agent or the Facility Agent under this Agreement shall be conclusive absent manifest error.

Section 2.16        Matrix.

On the Closing Date, the Portfolio Manager shall select which of the cases set forth in the Matrix shall be applicable. During the Reinvestment Period, on three (3) Business Days’ written notice to the Agents (or such shorter time as may be acceptable to the Facility Agent), the Portfolio Manager will have the right to elect to have a different case apply; provided that the Collateral Obligations are in compliance with such case after giving effect to such change and, for purposes of this proviso, if the Borrower has entered into a commitment to invest in a Collateral Obligation, compliance with the new case may be measured after giving effect to such investment. In no event will the Portfolio Manager be obligated to elect to have a different case apply unless the Overcollateralization Test is not satisfied under the case then in effect, in which case the Portfolio Manager shall select a case in which each of the Diversity Test, the Weighted Average Rating Test, the Weighted Average Spread Test, the Maximum Aggregate Borrowing Ratio test and the Overcollateralization Test is satisfied or, if there is no case in which all such tests are satisfied at such time, the Portfolio Manager shall select the case in which the highest Overcollateralization Ratio applies. After the Reinvestment Period, the case in effect on the last day of the Reinvestment Period shall apply and, subject to the foregoing sentence, the Portfolio Manager may not elect to apply a new case. In the event the Portfolio Manager does not elect which of the cases set forth in the Matrix will apply, Row ~~2~~7 and Column 6 will apply.

Section 2.17         Replacement of Lenders.

(a)        Notwithstanding anything to the contrary contained herein, in the event that (w) any Lender is a Defaulting Lender (such Lender, a “Potential Terminated Purchaser”), (x) any Affected Person shall request reimbursement for amounts owing pursuant to Section 2.09 or Section 12.03 (each such Affected Person, also, a “Potential Terminated Purchaser”), (y) any Lender’s obligation to make SOFR Rate Advances is suspended under Section 2.11(a) and such Lender has declined or is unable to designate a different lending office in accordance with Section 2.11(b) (such Lender, also, a “Potential Terminated Purchaser”) or (z) any Lender does not give or approve any consent, waiver or amendment that requires the approval of all affected Lenders in accordance with the terms hereof and has been approved by the Controlling Lenders (such non-consenting Lender, also, a “Potential Terminated Purchaser”), the Borrower shall be permitted, upon at least ten (10) days’ notice to the Facility Agent and the Potential Terminated Purchaser, to (i)(1) elect to terminate the Commitment, if any, of such Potential Terminated Purchaser on the date specified in such termination notice, and (2) prepay on the date of such termination the outstanding principal amount of the Advances and all accrued and unpaid interest thereon of such Potential Terminated Purchaser, or (ii) elect to cause such Potential Terminated Purchaser to (and the Potential Terminated Purchaser must) assign 100% of its Commitment and Advances to a replacement purchaser (a “Replacement Purchaser”) (any such Potential Terminated Purchaser with respect to which the Borrower has made any such election, a “Terminated Purchaser”).

(b)         The Borrower may make an election described in the preceding paragraph only if (i) no Default or Event of Default shall have occurred and be continuing at the time of such election (unless such Default or Event of Default would no longer be continuing after giving effect to such election) and (ii) in respect of an election described in clause (ii) of the immediately preceding paragraph only, on or prior to the effectiveness of the applicable assignment, the Terminated Purchaser shall have been paid the outstanding principal amount of the Advances and all accrued and unpaid interest thereon of such Terminated Purchaser by or on behalf of the related Replacement Purchaser. Each Terminated Purchaser hereby agrees to take all actions reasonably necessary, at the expense of the Borrower, to permit a Replacement Purchaser to succeed to its rights and obligations hereunder. Upon the effectiveness of any such assignment to a Replacement Purchaser, (x) such Replacement Purchaser shall become a “Lender” hereunder for all purposes of this Agreement and the other Facility Documents, (y) such Replacement Purchaser shall have a Commitment in the amount equal to the Terminated Purchaser’s Commitment assumed by it and (z) the Commitment of the Terminated Purchaser shall be terminated in all respects.

Section 2.18         Increases in Commitments.

(a)        Request for Increase. The Borrower may, by notice to the Facility Agent (with a copy to the Collateral Agent) (who shall promptly notify the Lenders), request an increase in the Commitments (each such increase, an “Incremental Commitment”); provided that (i) in no event shall the aggregate amount of the Commitments exceed $750,000,000, (ii) any such request for an increase shall be in a minimum amount of the lesser of (x) $10,000,000 (or such lesser amount as may be approved by the Facility Agent) and (y) the entire remaining amount of increases available under this Section 2.18, (iii) the Borrower shall make no more than a total of 5 requests for increases of Commitments under this Section 2.18, and (iv) the Term Percentage and Revolving Percentage of each existing Lender and any new Lender shall remain in the same proportion following any Incremental Commitment and Schedule 1 shall be adjusted accordingly.

(b)         Incremental Lenders. An Incremental Commitment may be provided by any existing Lender or other Person that is an Permitted Assignee (each such existing Lender or other Person that agrees to provide an Incremental Commitment, an “Incremental Lender”); provided that each Incremental Lender shall be subject to the consent (in each case, not to be unreasonably withheld or delayed) of the Facility Agent and the Borrower. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment, or to provide a Commitment, pursuant to this Section 2.18 and any election to do so shall be in the sole discretion of such Lender.

(c)         Terms of Incremental Commitments. The Facility Agent and the Borrower shall determine the effective date for such increase pursuant to this Section 2.18 (an “Incremental Commitment Effective Date”) and, if applicable, the final allocation of such increase among the Persons providing such increase; provided that such date shall be a Business Day at least ten Business Days after delivery of the request for such increase (unless otherwise approved by the Facility Agent) and at least thirty (30) days prior to the latest Commitment Termination Date then in effect. In order to effect such increase, the Borrower, the applicable Incremental Lender(s) and the Facility Agent (but no other Lenders or Persons) shall enter into one or more Joinder Agreements, each in form and substance satisfactory to the Facility Agent, pursuant to which the applicable Incremental Lender(s) will provide the Incremental Commitment(s). Effective as of the applicable Incremental Commitment Effective Date, subject to the terms and conditions set forth in this Section 2.18, each Incremental Commitment shall be a Commitment (and not a separate facility hereunder), each Incremental Lender providing such Incremental Commitment shall be, and have all the rights of, a Lender, and the Borrowings made by it on such Incremental Commitment Effective Date pursuant to paragraph (e) of this Section 2.18 shall be Borrowings, for all purposes of this Agreement.

(d)         Conditions to Effectiveness. Notwithstanding the foregoing, the increase in the Commitments pursuant to this Section 2.18 shall not be effective with respect to any Incremental Lender unless:

(i)          no Default or Event of Default shall have occurred and be continuing on the Incremental Commitment Effective Date and after giving effect to such increase;

(ii)        each of the representations and warranties contained in this Agreement is true and correct in all material respects on and as of the Incremental Commitment Effective Date and after giving effect to such increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of or relate to an earlier date, as of such earlier date), except to the extent already qualified by materiality, in which case such representation or warranty shall be true and correct in all respects;

(iii)       the Facility Agent shall have received one or more Joinder Agreements contemplated above, providing for Incremental Commitments in the amount of such increase; and

(iv)        the Facility Agent shall have received such legal opinions and other documents reasonably requested by the Facility Agent in connection therewith.

As of such Incremental Commitment Effective Date, upon the Facility Agent’s receipt of the documents required by this paragraph (d), the Facility Agent shall record the information contained in the applicable joinder agreement(s) in the form and substance approved by the Facility Agent (the “Joinder Agreement”) in the Register and give prompt notice of the increase in the Commitments to the Borrower and the Lenders (including each Incremental Lender).

(e)        Adjustments to Revolving Outstandings. On each Incremental Commitment Effective Date, if there are Revolving Advances then outstanding, the Facility Agent shall facilitate any prepayments of such Revolving Advances by the existing Lenders and borrowings of Revolving Advances from the Incremental Lender(s), as shall be necessary in order that, after giving effect to such prepayments and borrowings, all Revolving Advances will be held ratably by the Revolving Lenders (including the Incremental Lender(s)) in accordance with their respective Commitments after giving effect to the applicable Incremental Commitment(s).

(f)         Adjustments to Term Outstandings. On each Incremental Commitment Effective Date, if there are Term Advances then outstanding, the Facility Agent shall facilitate any prepayments of such Term Advances and borrowings of Term Advances from the Incremental Lender(s), as shall be necessary in order that, after giving effect to such prepayments and borrowings, all Term Advances will be held ratably by the Term Lenders (including the Incremental Lender(s)) in accordance with their respective Commitments after giving effect to the applicable Incremental Commitment(s).

(g)       Schedule 1.   On each Incremental Commitment Effective Date, the Facility Agent shall update and furnish to the Collateral Agent and the Borrower an updated version of Schedule 1 reflecting the then-current allocation of the Commitments after an Incremental Commitment.

Section 2.19         Defaulting Lenders.

(a)          Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then:

(i)          the Commitment Fee shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender,

(ii)        the portion of the Advances funded by such Defaulting Lender shall not be included in determining whether Controlling Lenders have taken or may take any action hereunder and the Defaulting Lender shall not be included in determining whether all Lenders have taken or may have taken any action hereunder; provided that any waiver, amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable, and

(iii)      any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Collateral Agent and, subject to any applicable requirements of law, be applied at such time or times (A) first, to the payment of any amounts owing by such Defaulting Lender to the Facility Agent hereunder, (B) second, to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, (C) third, held in a non-interest bearing deposit account maintained by the Collateral Agent as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (D) fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement, (E) fifth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement, and (F) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Advances and (y) made at a time when the conditions set forth in Section 3.02 are satisfied, such payment shall be applied solely to prepay the Advances of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Advances of any Defaulting Lender in accordance with clauses (A) through (F) above, without the payment of any penalty, fee or premium.

(b)         In the event that the Facility Agent and the Borrower determine (such determination not to be unreasonably withheld) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender will cease to be a Defaulting Lender and the provisions of clause (a) shall, from and after such determination, cease to be of further force or effect with respect to such Lender; provided that no change hereunder from Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01        Conditions Precedent to Closing.

Subject to Section 3.02, the obligation of the Lenders hereunder shall be subject to the conditions precedent that the Facility Agent shall have received on or before the Closing Date the following, each in form and substance reasonably satisfactory to the Facility Agent:

(a)         each of the Facility Documents duly executed and delivered by the parties thereto, which shall each be in full force and effect;

(b)         true and complete copies of the Constituent Documents of the Borrower, the Parent and the Portfolio Manager as in effect on the Closing Date;

(c)        true and complete copies certified by a Responsible Officer of the Borrower of all Governmental Authorizations, Private Authorizations and Governmental Filings (other than the UCC financing statements to be filed pursuant to clause (f) below), if any, required in connection with the transactions contemplated by this Agreement;

(d)        a certificate of a Responsible Officer of the Borrower certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of the board of directors of the Parent approving this Agreement and the other Facility Documents to which the Borrower is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) no Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(e)        a certificate of a Responsible Officer of the Portfolio Manager certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) to the best of its knowledge, no Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(f)         proper financing statements, under the UCC in all jurisdictions that the Facility Agent deems necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement;

(g)         copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower or any predecessor in interest (including any transferor);

(h)         legal opinions (addressed to each of the Secured Parties) of (i) Milbank LLP, U.S. counsel to the Borrower and the Portfolio Manager, and (ii) Nixon Peabody LLP, counsel to the Collateral Agent, covering such matters as the Facility Agent and its counsel shall reasonably request;

(i)          evidence satisfactory to the Facility Agent that all of the Covered Accounts are in existence; and the Account Control Agreement shall have been executed and delivered by the Borrower, the Collateral Agent and the Custodian and shall be in full force and effect;

(j)          evidence satisfactory to the Facility Agent that any agreements of the Borrower, other than the Facility Documents, have been terminated and all obligations of the Borrower thereunder have been released;

(k)         evidence satisfactory to the Facility Agent that all Closing Date Expenses and outstanding fees and expenses of the Collateral Agent have been paid in full;

(l)          each of the Eligible Hedge Agreements, if any, duly executed and delivered by the parties thereto, which shall each be in full force and effect;

(m)       delivery of the Collateral (including any promissory note, executed assignment agreements and copies of any other Related Documents in Microsoft Word format or portable document format (.pdf) available to the Borrower for each initial Collateral Obligation) in accordance with Section 12.20 shall have been effected;

(n)        a certificate of a Responsible Officer of the Borrower, dated as of the Closing Date, to the effect that, in the case of each item of Collateral pledged to the Collateral Agent, on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i)          the Borrower is the owner of such Collateral free and clear of any liens, claims or encumbrances of any nature whatsoever except for (A) those which are being released on the Closing Date, (B) those granted pursuant to this Agreement and the Account Control Agreement and (C) Permitted Liens;

(ii)         the Borrower has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (i) above;

(iii)        the Borrower has not assigned, pledged or otherwise encumbered its interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests granted pursuant to this Agreement and the Account Control Agreement;

(iv)       the Borrower has full right to grant a security interest in and assign and pledge all of its right, title and interest in such Collateral to the Collateral Agent; and

(v)        upon grant by the Borrower, Delivery of the Collateral and execution of the Account Control Agreement, the Collateral Agent has a first priority (subject to Permitted Liens) perfected security interest in the Collateral;

(o)         [reserved];

(p)         such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested; and

(q)        a certificate of a Responsible Officer of the Borrower, dated as of the Closing Date, to the effect that, in the case of the Collateral Obligations owned by the Borrower on the Closing Date:

(i)          each of the Collateral Quality Tests and the Concentration Limitations is satisfied; and

(ii)         with respect to any Collateral Obligation with a Credit Estimate, such Credit Estimate has been assigned by Moody’s, S&P or DBRS within one year prior to the Closing Date or a request for an updated Credit Estimate has been submitted by or on behalf of the Borrower and is pending receipt.

Section 3.02         Conditions Precedent to Each Borrowing.

The obligation of the Lenders to make each Advance (including any such Advance in respect of the initial Borrowing) on each Borrowing Date shall be subject to the fulfillment of the following conditions; provided that (1) with respect to any Revolving Borrowing, such Borrowing Date shall occur prior to the end of the Revolving Commitment Termination Date, (2) with respect to any Term Borrowing, such Borrowing Date shall occur prior to the related Term Commitment Termination Date, and (3) the conditions described in clauses (d), (f) and (g) (other than a Default or Event of Default described in Sections 6.01(e), (f) or (h)) below need not be satisfied if the proceeds of the Borrowing are used to fund Revolving Collateral Loans or Delayed Drawdown Collateral Loans then owned by the Borrower or to fund the Revolving Reserve Account:

(a)         in the case of the initial Borrowing hereunder, the conditions precedent set forth in Section 3.01 shall have been fully satisfied on or prior to the applicable Borrowing Date;

(b)          the Lenders and the Facility Agent shall have received a Notice of Borrowing with respect to such Advance delivered in accordance with Section 2.02;

(c)         immediately after the making of such Advance on the applicable Borrowing Date, the aggregate outstanding principal amount of the Borrower Liabilities shall not exceed the Total Commitment as in effect on such Borrowing Date;

(d)         immediately before and after the making of such Advance on the applicable Borrowing Date, each Coverage Test shall be satisfied;

(e)          the Aggregate Borrowing Ratio is not more than the Maximum Aggregate Borrowing Ratio;

(f)        each of the representations and warranties of the Borrower contained in this Agreement and the other Facility Documents shall be true and correct in all material respects as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(g)        no Default or Event of Default shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance; and

(h)         if the proceeds of such Advance shall be used to acquire a Collateral Obligation, the provisions of Section 10.02 have been or will be satisfied as of the date of purchase (or, if earlier, the date of the commitment to purchase) in connection with such acquisition of such additional Collateral Obligation with the proceeds of the applicable Advance.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01        Representations and Warranties of the Borrower.

The Borrower represents and warrants to each of the Secured Parties on and as of the Closing Date and the date each Advance is made, as follows:

(a)          Due Organization. The Borrower has been duly organized and is validly existing under the laws of its state of formation, and the Borrower has the full power and authority to own its assets and the Collateral Obligations proposed to be owned by it and included in the Collateral and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under the Facility Documents would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a Material Adverse Effect.

(b)         Due Qualification and Good Standing. The Borrower is in good standing in the state of its formation. The Borrower is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents to which it is a party, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(c)         Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Borrower of, and the performance of its obligations under this Agreement and the other Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)       Non-Contravention. None of the execution and delivery by the Borrower of this Agreement or the other Facility Documents to which it is a party, the Borrowings or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene in any material respect (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a material breach or material violation of, or constitute a material default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, material breach or material violation of, or material default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates).

(e)        Governmental Authorizations; Private Authorizations; Governmental Filings. The Borrower has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business, and made all Governmental Filings necessary for the execution and delivery by it of this Agreement and the other Facility Documents to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement and the performance by the Borrower of its obligations under this Agreement and the other Facility Documents, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f)         Compliance with Agreements, Laws, Etc. The Borrower has preserved and kept in full force and effect its legal existence. The Borrower has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, (x) the Borrower represents and warrants that (a) neither it nor to its knowledge any of its directors, officers or agents is (i) a Sanctioned Person, or (ii) in violation of any applicable Sanctions, and (b) it will not use, directly or knowingly indirectly, any part of the proceeds of any Advance in violation of any applicable Sanctions, and (y) the Borrower has adopted or is subject to internal controls and procedures designed to promote and achieve compliance with applicable Sanctions.

(g)         Location. The Borrower's location (within the meaning of Article 9 of the UCC) is the State of Delaware.

(h)       Investment Company Act; Volcker Rule. None of the Borrower nor the pool of Collateral is required to register as an “investment company” under the Investment Company Act. The Advances do not constitute an “ownership interest” in a “covered fund” for purposes of the Volcker Rule.

(i)          ERISA.

(i)         Each Borrower Plan is in compliance with its terms, the applicable provisions of ERISA, the Code and other Federal or state Laws, except to the extent that failure to comply would not reasonably be expected to result in a Material Adverse Effect. Borrower and each member of its ERISA Group have made all required contributions to each Borrower Plan, except to the extent that a failure to do so would not reasonably be expected to have a Material Adverse Effect.

(ii)        There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Authority, with respect to any Borrower Plan that would reasonably be expected to have a Material Adverse Effect.

(iii)       (A) No ERISA Event has occurred or is reasonably expected to occur, (B) no Borrower Plan has any Unfunded Pension Liability, and (C) neither Borrower nor any member of its ERISA Group has engaged in a transaction that would be subject to Sections 4069 or 4212(c) of ERISA that, in each case of subsections (A) through (C), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(j)          Taxes. The Borrower has filed all tax returns which are required to be filed by it, if any, and has paid all taxes due and payable by it, if any, or pursuant to any assessment received by Borrower in writing except for those taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or such taxes where the failure to file a return or pay such taxes would not reasonably be expected to have a Material Adverse Effect.

(k)         Tax Status. The Borrower is disregarded as an entity separate from its owner for U.S. federal income tax purposes.

(l)          Environmental Matters. The operations and property of the Borrower comply in all material respects with all applicable Environmental Laws.

(m)        Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, the Borrower is and will be Solvent.

(n)         Initial Collateral Obligations. Each loan, debt obligation, or Participation Interest owned by the Borrower on the Closing Date complies with the criteria set forth in the definition of “Collateral Obligation”.

Section 4.02        Additional Representations and Warranties of the Borrower.

The Borrower represents and warrants to each of the Secured Parties on and as of the Closing Date, each Determination Date, the date each Advance is made, and each date on which a Collateral Obligation is granted to the Collateral Agent hereunder, as follows:

(a)         Information and Reports. Each Notice of Borrowing, each Monthly Report, each Payment Date Report and all other written information, reports, certificates and statements furnished by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby (other than projections, forward-looking information, general economic data, industry information,), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading as of the date such information is stated or certified; provided that, in each case, with respect to information furnished by or on behalf of the Borrower which was provided to the Borrower or the Portfolio Manager or an Affiliate thereof from an Obligor with respect to a Collateral Obligation or information that was not prepared by or under the direction of the Borrower or the Portfolio Manager or any of their respective Affiliates, the Borrower represents and warrants that, to its knowledge, such information does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading as of the date such information is stated or certified.

(b)         Prohibited Transactions. Either (1) the assets of the Borrower are not treated as “plan assets” for purposes of Section 3(42) of ERISA and the Collateral is not “plan assets” for purposes of Section 3(42) of ERISA or (2) Portfolio Manager is a qualified plan asset manager “QPAM” within the meaning of U.S. Department of Labor Prohibited Transaction Exemption 84-14 (the “QPAM Exemption”) and the transactions contemplated by this Agreement will not constitute or result in a non-exempt prohibited transaction by reason of the applicability of the QPAM Exemption or U.S. Department of Labor Prohibited Transaction Exemptions (“PTE”) 90-1, 91-38, 95-60, or 96-23.

(c)         Representations Relating to the Collateral.

(i)         It owns and has legal and beneficial title to all Collateral Obligations and other Collateral free and clear of any Lien, claim or encumbrance of any Person, other than Permitted Liens;

(ii)        Other than Permitted Liens and as otherwise permitted under this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral; the Borrower has not authorized the filing of and is not aware of any Financing Statements against the Borrower that include a description of collateral covering the Collateral other than any Financing Statement relating to the security interest granted to the Collateral Agent hereunder or that has been terminated; and the Borrower is not aware of any judgment, PBGC liens or tax lien filings against the Borrower other than judgements, PBGC liens or tax lien filings that have been disclosed to the Facility Agent;

(iii)        The Collateral constitutes Money, Cash, Accounts, Instruments, General Intangibles, securities accounts, deposit accounts, Uncertificated Securities, Certificated Securities, supporting obligations, insurance or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC);

(iv)        Each Covered Account is comprised of a “securities account” within the meaning of Section 8-501(a) of the UCC, and/or a related “deposit account” within the meaning of Section 9-102(a)(29) of the UCC, and such subaccounts as the Securities Intermediary may determine;

(v)        This Agreement creates a valid, continuing and, upon Delivery of Collateral and execution of the Account Control Agreement, perfected security interest (as defined in Section 1-201(37) of the UCC) in the Collateral in favor of the Collateral Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (other than Permitted Liens) and is enforceable as such against creditors of and purchasers from the Borrower;

(vi)        The Borrower has received all consents and approvals required by the terms of the Collateral to the pledge hereunder to the Collateral Agent of all of its interest and rights in the Collateral (except any customary procedural requirements under any Collateral Obligation and Obligors’ and agents’ consents that are expected to be obtained in due course in connection with the transfer of the Collateral Obligations to the Borrower or the pledge hereunder, provided, that any such consents are obtained prior to settlement of such Collateral Obligation);

(vii)       With respect to the Collateral that constitutes Security Entitlements, all such Collateral has been credited to the Collateral Account; and

(viii)     With respect to Collateral that constitutes Accounts or General Intangibles, the Borrower has caused the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Collateral Agent, for the benefit and security of the Secured Parties, hereunder, and the Borrower hereby agrees that any such Financing Statement may be an “all assets” filing.

ARTICLE V

COVENANTS

Section 5.01         Affirmative Covenants of the Borrower.

The Borrower covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations (other than unasserted contingent liabilities) have been paid in full):

(a)         Compliance with Agreements, Laws, Etc. It shall (i) duly observe, comply with and conform to all Applicable Laws in all material respects, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party and the Limited Liability Company Agreement and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents, the Limited Liability Company Agreement and the Related Documents to which it is a party.

(b)         Enforcement. (i) It shall not take any action that would release any Person from any of such Person’s material covenants or obligations under any instrument included in the Collateral, except in the case of (A) repayment of Collateral Obligations, (B) subject to the other terms of this Agreement, (x) amendments to Related Documents that govern Defaulted Obligations or Credit Risk Obligations and (y) enforcement actions taken or work-outs with respect to any Defaulted Obligation or Credit Risk Obligation in accordance with the provisions hereof, (C) releases of immaterial guarantors, and (D) actions by the Portfolio Manager under the Portfolio Management Agreement and in conformity with this Agreement or as otherwise required hereby.

(ii)         It may (including pursuant to the Portfolio Management Agreement), contract with other Persons for the performance of actions and obligations to be performed by the Borrower hereunder and under the Portfolio Management Agreement. Notwithstanding any such arrangement, the Borrower shall remain primarily liable with respect thereto. The Borrower will punctually perform, and use its best efforts to cause the Portfolio Manager and such other Person to perform in all material respects, all of their obligations and agreements contained in the Portfolio Management Agreement, this Agreement or any such other agreement relating to such delegation.

(c)          Further Assurances. It shall promptly upon the reasonable request of either Agent, at the Borrower’s expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority (subject to Permitted Liens) perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens). At the reasonable request of either Agent, the Borrower shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents. The Borrower authorizes the Collateral Agent and the Facility Agent to file UCC-1 financing statements (including financing statements describing the Collateral as “all assets” or the equivalent) that name the Borrower as debtor and the Collateral Agent as secured party, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as such Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.

In addition, the Borrower will take such reasonable action from time to time as shall be necessary to ensure that all assets (including all Covered Accounts) of the Borrower constitute “Collateral” hereunder. Subject to the foregoing, the Borrower will upon the reasonable request of either Agent, at the Borrower’s expense, take such other action (including delivering or authorizing for filing any required UCC financing statements) as shall be necessary to create and perfect a valid and enforceable first-priority (subject to Permitted Liens) security interest on all Collateral acquired by the Borrower as security for the Obligations and will in connection therewith deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Section 3.01 on the Closing Date or as either Agent shall have reasonably requested.

(d)        Financial Statements; Other Information. It shall provide to the Facility Agent or cause to be provided to the Facility Agent, and upon receipt, the Facility Agent shall promptly provide to the Lenders or cause to be provided to the Lenders:

(i)          On or before the Payment Date in July in each calendar year, commencing in 2023, a certificate of the Borrower certifying that no Default or Event of Default occurred during such period or if any Default or Event of Default occurred during such period, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(ii)         as soon as possible, and in any event within five Business Days (in the case of clauses (A), (B), (C) and (D) below) or within two (2) Business Days (in the case of clause (E) below) after a Responsible Officer of the Portfolio Manager or the Borrower obtains actual knowledge of the occurrence and continuance of any (A) Default, (B) Event of Default, (C) early termination of the Reinvestment Period as a result of the occurrence of an event referred to in clause (c) of the definition of Reinvestment Period, (D) litigation or governmental proceeding pending or actions threatened against the Borrower’s rights in the Collateral Obligations; or (E) EoD OC Ratio Failure, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take, if any, with respect thereto;

(iii)       from time to time such additional information regarding the Borrower's financial position or business and the Collateral (including reasonably detailed calculations of each Coverage Test and Collateral Quality Test) as the Facility Agent or the Controlling Lenders (through the Facility Agent) may reasonably request, or as the Lenders may reasonably require in order to comply with the FAS 166/167 Regulatory Capital Rules or Basel III, in each such case if reasonably available to the Borrower, except information protected by attorney-client privilege and information which the Borrower may not disclose without violation of confidentiality obligations binding upon it, the Portfolio Manager or their respective Affiliates; and

(iv)        promptly after the occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect, notice of such ERISA Event and copies of any communications with all Authorities or any Borrower Multiemployer Plan received by the Borrower or, to the knowledge of Borrower, any member of its ERISA Group with respect to such ERISA Event.

(e)         Access to Records and Documents. The Borrower shall permit (at the Borrower’s expense) the Facility Agent, or its designees, to, upon reasonable advance notice and during normal business hours, visit and inspect and make copies of (i) the Borrower’s books, records and accounts relating to the Borrower’s business, financial condition, operations, assets and performance under the Facility Documents (including any of Borrower’s books, records and accounts relating to the Borrower’s business, financial condition, operations, assets and performance under the Facility Documents held at the Portfolio Manager or the Parent) and the Related Documents and to discuss the foregoing with the Portfolio Manager’s officers, partners, employees and the Borrower’s accountants, and (ii) all of the Related Documents available to the Borrower, taking into account the confidentiality obligations of the parties hereto pursuant to (and the other provisions set forth in) Section 12.09; provided that, so long as no Event of Default has occurred and is continuing, the Facility Agent and any designee thereof, in the aggregate, entitled to so visit and inspect the Borrower’s records under this clause (e) may only exercise its rights under this clause (e) once during any fiscal year of the Borrower;

(f)          Use of Proceeds.     It shall use the proceeds of each Advance made hereunder solely:

(i)         to fund or pay the purchase price of Collateral Obligations or Eligible Investments acquired or originated by the Borrower in accordance with the terms and conditions set forth herein;

(ii)         to fund additional extensions of credit under Revolving Collateral Loans and Delayed Drawdown Collateral Loans purchased in accordance with the terms of this Agreement;

(iii)        to fund the Revolving Reserve Account on or prior to the end of the Reinvestment Period to the extent the Revolving Reserve Account is required to be funded pursuant to Section 8.04 (and the Borrower shall submit a Notice of Borrowing requesting a Borrowing for a Borrowing Date falling no more than five Business Days and no less than one Business Day prior to the end of the Reinvestment Period with a Requested Amount sufficient to fully fund the Revolving Reserve Account under Section 8.04);

(iv)        if a Borrowing is made on the Closing Date, solely in respect of the proceeds of the Advances hereunder comprising such initial Borrowing, to pay to Closing Date Expenses or to fund the Closing Expense Account in an amount sufficient to pay all Closing Date Expenses on any Business Day from the Closing Date to and including the Determination Date relating to the initial Payment Date following the Closing Date;

(v)          to fund any expenses associated increasing the facility pursuant to Section 2.18;

(vi)         to distribute such proceeds to the Parent.

Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X in any material respect.

(g)         Opinions as to Collateral. On or before June 30 in each calendar year, commencing in 2023, the Borrower shall furnish to the Agents an opinion of counsel, addressed to the Borrower and the Agents, relating to the continued perfection of the security interest granted by the Borrower to the Collateral Agent hereunder.

(h)         No Other Business. From and after the Closing Date, the Borrower shall not engage in any business or activity other than borrowing Advances pursuant to this Agreement, funding, acquiring, owning, holding, administering, selling, enforcing, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Obligations, Eligible Investments and the other Collateral in connection therewith and entering into the Facility Documents, any applicable Related Documents and any other agreements contemplated by this Agreement and any business ancillary thereto.

(i)          Tax Matters.

(i)          The Borrower shall (and each Lender hereby agrees to) treat the Facility and the Notes as debt for U.S. federal income tax purposes and will take no contrary position unless otherwise required (i) due to a change of law occurring after the Closing Date, (ii) pursuant to a closing agreement with the U.S. Internal Revenue Service or (iii) pursuant to a non-appealable judgment of a court of competent jurisdiction.

(ii)         The Borrower shall not (i) elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes or (ii) take any action that could cause it to be treated as an association or a publicly traded partnership, in either case, taxable as a corporation for U.S. federal income tax purposes.

(j)          Provision of Information. With respect to each Collateral Obligation, the Borrower will provide to each Agent or Lender all information reasonably requested by such Agent or Lender that is in its possession or can be obtained by it pursuant to the Related Documents without unreasonable expense, taking into account the confidentiality obligations of the parties hereto pursuant to (and the other provisions set forth in) Section 12.09.

(k)         Credit Estimate.

(i)          With respect to each Collateral Obligation that is in the process of receiving a rating or Credit Estimate, the rating of such Collateral Obligation shall be determined by the Portfolio Manager in its commercially reasonable discretion for a period of up to ninety (90) days. In no case shall the rating determined by the Portfolio Manager during such period be above “B3” by Moody’s, above “B-” by S&P, or above “B (low)” by DBRS and such rating shall be subject to certification by the Portfolio Manager that it believes such rating or Credit Estimate is expected to be at least the rating so determined; provided, that after the third (3rd) occurrence in any rolling twelve-month period of a rating actually received with respect to a Collateral Obligation being lower than the Portfolio Manager’s certification in accordance with the foregoing, the ratings of all Collateral Obligations which are determined pursuant to the Portfolio Manager’s certification during such twelve-month period shall be deemed to have a Moody’s Rating of “Caa1”, S&P Rating of “CCC+” or DBRS Rating of “CCC (high)” (or, in each case such lower rating as determined by the Portfolio Manager in its commercially reasonable discretion) until such time as a rating or Credit Estimate is actually received (all such Collateral Obligations deemed to have a Moody’s Rating of “Caa1”, S&P Rating of “CCC+”, or DBRS Rating of “CCC (high)” during such time period, “Lower Credit Estimate Collateral Obligations”). Following such ninety (90) day period, the ratings of all Collateral Obligations shall be determined by the Portfolio Manager in its commercially reasonable discretion, but shall be no better than a Moody’s Rating of “Caa1”, S&P Rating of “CCC+” or DBRS Rating of “CCC (high)”.

(ii)       With respect to each Collateral Obligation which has received a Credit Estimate from Moody’s, S&P or DBRS, the Borrower (or the Portfolio Manager on the Borrower’s behalf), on or prior to the 367th day after the date of assignment of such Credit Estimate, shall provide updated information available to it relating to such Collateral Obligation as may reasonably be requested by Moody’s, S&P or DBRS, as applicable, and apply to Moody’s, S&P or DBRS, as applicable, for an updated Credit Estimate within such 367 day period. Promptly upon the Borrower’s or the Portfolio Manager’s receipt of any such updated Credit Estimate from Moody’s, S&P or DBRS, as applicable, the Borrower (or the Portfolio Manager on the Borrower’s behalf) shall deliver such updated Credit Estimate to the Collateral Agent.

(l)          Moody’s RiskCalc. With respect to each Collateral Obligation the RC Loan Rating of which is derived from Moody’s RiskCalc, the Borrower shall deliver to the Facility Agent and the Collateral Agent at least five Business Days prior to the date of any purchase of any such Collateral Obligation to the extent available, and otherwise as soon as reasonably practicable thereafter, all information necessary and available to calculate Moody’s RiskCalc with respect to such Collateral Obligation and periodically thereafter as is required to timely make any calculations and prepare any reports related to RC Loan Ratings derived from Moody’s RiskCalc under this Agreement as shown in the template provided to the Borrower by the Facility Agent on or before the Closing Date, as such template may be updated to incorporate changes in Moody’s methodology to calculate the Moody’s RiskCalc to the extent the Borrower and the Facility Agent agree to make such updates (such agreement by the Borrower and the Facility Agent not to be unreasonably withheld); provided that, if the RC Loan Rating is derived from Moody’s RiskCalc, no Advance shall be made in connection with such purchase until all such information is received and Moody’s RiskCalc is calculated unless (i) the Portfolio Manager certifies that it believes that the Overcollateralization Test would reasonably be expected to be satisfied after making such Advance upon the calculation of Moody’s RiskCalc with respect to the purchased Collateral Obligation and (ii) the Portfolio Manager certifies that it believes that in accordance with its policies and procedures the rating of any such Collateral Obligation is at least “Caa1” (any Collateral Obligation subject to such exception, an “RC Loan Rating Exception Obligation”) and the RC Loan Rating of any RC Loan Rating Exception Obligation shall be deemed to be “Caa1” until such time as the RC Loan Rating has been determined by the Facility Agent pursuant to the Moody’s RiskCalc. Only one RC Loan Rating Exception Obligation shall be permitted at any time and all information necessary to calculate Moody’s RiskCalc with respect to any RC Loan Rating Exception Obligation shall be delivered to the Facility Agent and the Collateral Agent no later than 30 days after the purchase of such Collateral Obligation. After the second occurrence of any RC Loan Rating Exception Obligation being determined to have an RC Loan Rating less than “Caa1” once all information has been provided to the Facility Agent and the Collateral Agent, no further RC Loan Rating Exception Obligations shall be permitted and the information necessary to calculate Moody’s RiskCalc with respect to any Collateral Obligation proposed for purchase by the Borrower shall thereafter be provided at least five Business Days prior to the date of any purchase of a Collateral Obligation. After the initial determination of the RC Loan Rating of any Collateral Obligation using Moody’s RiskCalc, the Borrower shall thereafter provide the Facility Agent and the Collateral Agent all information necessary to update Moody’s RiskCalc with respect to such Collateral Obligation on a semi-annual basis.

(m)          Manager Estimate. With respect to each Collateral Obligation which has received a Manager Estimate from the Portfolio Manager, and which does not have a Credit Estimate or rating from Moody’s, S&P or DBRS, the Borrower (or the Portfolio Manager on the Borrower’s behalf), on or prior to the 367th day after the date of assignment of such Manager Estimate, shall assign an updated Manager Estimate based on updated information reasonably available to it relating to such Collateral Obligation within such 367 day period. Promptly upon the Borrower’s or the Portfolio Manager’s assignment of any such updated Manager Estimate, the Borrower (or the Portfolio Manager on the Borrower’s behalf) shall deliver such updated Manager Estimate to the Collateral Agent.

(n)          Ordinary Course of Business. Each repayment of principal or interest under this Agreement shall be (x) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (y) made in the ordinary course of business or financial affairs of the Borrower.

Section 5.02         Negative Covenants of the Borrower.

The Borrower covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full):

(a)        Restrictive Agreements. It shall not enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement and the other Facility Documents.

(b)         Liquidation; Merger; Sale of Collateral. It shall not consummate any plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except in each case as expressly permitted by this Agreement and the other Facility Documents.

(c)        Amendments to Constituent Documents and Facility Documents. Except as otherwise provided in this Agreement, it shall not amend, change, waive or otherwise modify, or take any action inconsistent with, any of its Constituent Documents or any Facility Document without the consent of the Facility Agent (in the case of the Portfolio Management Agreement and any Facility Document to which the Facility Agent is a party, such consent to be in the sole discretion of the Facility Agent, and in the case of any other Facility Document or the Constituent Documents, such consent not to be unreasonably withheld or delayed).

(d)         Liens. It shall not create, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired, except for Permitted Liens and as otherwise expressly permitted by this Agreement and the other Facility Documents.

(e)          Margin Requirements. It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates any provision of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X, or for any purpose that would cause any of the Lenders to be in violation of Regulation T or Regulation U.

(f)         Changes to Filing Information. It shall not change its name, its address, its type of organization, its organizational identification number, or its jurisdiction of organization from that referred to in Section 4.01(g), unless it gives thirty days’ prior written notice to the Agents and takes all actions that either Agent reasonably determines to be necessary to protect and perfect the Collateral Agent’s perfected security interest in the Collateral of the Borrower contemplated by this Agreement.

(g)         Transactions with Affiliates. Except as permitted in this Agreement and the other Facility Documents, it shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including, without limitation, sales of Defaulted Obligations, Credit Risk Obligations and other Collateral Obligations), unless such transaction is upon terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

(h)        Investment Company Restriction; Covered Fund. It shall not and it shall not permit the pool of Collateral to become required to register as an “investment company” under the Investment Company Act.

(i)         Sanctions. It shall not utilize, directly or knowingly indirectly, the proceeds of any Advance (x) in violation of any applicable Sanctions, or (y) to fund any payments that would constitute a violation of any applicable anti-bribery law.

(j)          No Claims Against Advances. Subject to Applicable Law, it shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Facility or assert any claim against any present or future Lender, by reason of the payment of any Taxes levied or assessed upon any part of the Collateral.

(k)        Indebtedness; Guarantees; Securities; Other Assets. It shall not incur, assume, suffer to exist or guarantee any indebtedness or other liabilities, or issue any securities, whether debt or equity, in each case other than (i) as expressly permitted by this Agreement and the other Facility Documents, (ii) obligations under its Constituent Documents, (iii) funding obligations under Collateral Obligations and Equity Obligations or (iv) pursuant to indemnification, expense reimbursement and similar provisions under the Related Documents. The Borrower shall not acquire any Collateral Obligations or other property other than as expressly permitted under the Facility Documents.

(l)          Validity of this Agreement. It shall not (i) permit the validity or effectiveness of this Agreement or any grant of Collateral hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged except as may be permitted hereby or by the Portfolio Management Agreement and (ii) except for Permitted Liens and as otherwise permitted by this Agreement, take any action that would result in the lien of this Agreement to no longer constitute a valid first priority security interest in the Collateral.

(m)        Priority of Payments. Except for the payment of Closing Date Expenses payable in connection with the Closing Date as contemplated in Section 3.01(k), it (or the Collateral Agent on its behalf) shall not disburse any amounts from the Interest Collection Account, Principal Collection Account or Payment Account other than in accordance with the Priority of Payments or such amounts as a Permitted Distribution.

(n)        Subsidiaries. It shall not have or permit the formation of subsidiaries, other than wholly owned subsidiaries formed with the consent of the Lender as Tax blockers.

(o)          Name. It shall not conduct business under any name other than its own.

(p)          Employees. It shall not have any employees (other than officers, directors and managers to the extent they are employees).

(q)         Non-Petition. The Borrower shall not be party to any agreement without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for (i) any Related Document or any other agreement related to the purchase and sale of any Collateral Obligations which contains customary purchase or sale terms or which is documented using customary loan trading documentation, and in the case of an agreement related to a purchase or a sale, if such agreement evidences a “true sale” or “true participation” of such Collateral Obligation (and should not be construed as a secured loan), or (ii) any agreement that does not impose a material obligation on the Borrower and that is of a type that customarily does not include “non-petition” or “limited recourse” provisions.

(r)          Changes to Related Documents. Notwithstanding anything to the contrary herein, in the performance of its obligations hereunder, the Borrower may enter into any amendment or waiver of or supplement to any Collateral Obligation; provided that the prior written consent of the Controlling Lenders to any such amendment, waiver or supplement shall be required if (i) an Event of Default has occurred and is continuing or would result from such amendment, waiver or supplement, (ii) such amendment, waiver or supplement, individually or together with all other such amendments, waivers and/or supplements, would result in a Material Adverse Effect, but only if such amendment, waiver or supplement causes any of the Overcollateralization Test or Collateral Quality Tests to cease to be in compliance (or, if any of the Overcollateralization Test or Collateral Quality Tests are not satisfied prior to such amendment, waiver and/or supplement, causes any such Overcollateralization Test or Collateral Quality Test to be worsened), or (iii) such amendment, waiver or supplement constitutes a Specified Change but only if such amendment, waiver or supplement causes any of the Overcollateralization Test or Collateral Quality Tests to cease to be in compliance (or, if any of the Overcollateralization Test or Collateral Quality Tests are not satisfied prior to such Specified Change, causes any such Overcollateralization Test or Collateral Quality Test to be worsened); provided further, that (x) in the case of clause (ii) and clause (iii), the required consent of the Controlling Lenders shall not be unreasonably withheld or delayed and (y) in the case of, and notwithstanding, clause (ii) and clause (iii), the Borrower may enter into any such amendment or waiver of or supplement to any Collateral Obligation without the consent of the Controlling Lender if the Portfolio Manager elects to classify such Collateral Obligation as a Defaulted Obligation for all purposes hereunder until such time as such Collateral Obligation receives an S&P Rating or Credit Estimate of “CCC” or better, a DBRS Rating of “CCC” or better, or a Moody’s Rating or Credit Estimate of “Caa2” or better. Any Collateral Obligation that, as a result of any amendment or supplement thereto, ceases to qualify as a Collateral Obligation will theretofore be treated as a Defaulted Obligation for so long as it remains unqualified to be a Collateral Obligation.

(s)          Investments; Retention of Funds.

(i)          The Borrower shall not make any investment or acquire any property other than in (A) Collateral Obligations, (B) Eligible Investments, and (C) any stock or other equity interests in one or more corporations or other Persons or other assets received in a workout or restructuring of a Defaulted Obligation or otherwise acquired in connection with a workout or restructuring of a Collateral Obligation.

(ii)         All Interest Proceeds and Principal Proceeds will be applied by the Borrower (or the Collateral Agent on its behalf) only as provided in Sections 2.05, 9.01 and 10.02 and Article VIII or distributed to the Parent as a Permitted Distribution.

(t)          Hedge Agreements. The Borrower shall not enter into any hedge agreement that is not an Eligible Hedge Agreement.

(u)         Membership Interests. The Borrower shall not, so long as any Obligations are outstanding under the Facility Documents, permit its limited liability company membership interests to be held by any Person other than the Parent nor permit or suffer the Parent to pledge, assign or encumber its limited liability company membership interests.

Section 5.03         Certain Undertakings Relating to Separateness.

(a)         Without limiting any, and subject to all, other covenants of the Borrower contained in this Agreement, the Borrower shall conduct its business and operations separate and apart from that of any other Person (including each of the Parent, the Portfolio Manager and any of their Affiliates) and in furtherance of the foregoing:

(1)        The Borrower shall at all times conduct its business so that any assumptions made with respect to the Borrower in any “substantive non-consolidation” opinion letter delivered in connection with the Facility Documents will continue to be true and correct in all respects.

(2)         The Borrower shall at all times conduct its business in accordance with Section 8 of the Limited Liability Company Agreement.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01         Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)         a default in the payment, when due and payable, of (i) any interest on the Advances or, Commitment Fee and such default continues for three Business Days or (ii) any principal of any Advance and such default continues for three Business Days; provided that if such default is due to administrative error or omission by any of the Facility Agent, Collateral Agent or the Custodian, such default in payment is not cured within five (5) Business Days after the Borrower receives written notice or has actual knowledge of such default and provided, further, that notification thereof by email to the Borrower from the Facility Agent shall constitute such written notice for purposes of this paragraph; or

(b)        (i) the failure on any Payment Date to disburse amounts available in the Payment Account in accordance with the Priority of Payments, and such default continues for three Business Days; or (ii) a default in the payment of any amounts due and owing on any Payment Date in respect of the Facility, other than any amounts described under clauses (a) and (b)(i) of this Section 6.01, and such default continues for three Business Days after notice shall have been given to the Borrower by the Facility Agent of the failure to pay such amounts, specifying such amount that has become due and payable; provided that if such default is due to administrative error or omission by any of the Facility Agent, Collateral Agent or the Custodian, such default in payment is not cured within five (5) Business Days after the Borrower receives written notice or has actual knowledge of such default and provided, further, that notification thereof by email to the Borrower from the Facility Agent shall constitute such written notice for purposes of this paragraph; or

(c)         a default in the payment, on the Final Maturity Date, of (i) any interest on the Advances or Commitment Fee and such default continues for three Business Days or (ii) any principal of any Advance and such default continues for three Business Days; or

(d)         except as otherwise provided in this Section 6.01, a default in a material respect in the performance, or breach in a material respect, of any other covenant or other agreement of the Borrower or the Portfolio Manager under any Facility Document to which it is party (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not an Event of Default), or the failure of any representation or warranty of the Borrower or the Portfolio Manager made in any Facility Document or in any certificate or other writing delivered pursuant thereto or in connection therewith to be correct in each case in all material respects when the same shall have been made, in each case if such default, breach or failure would have a Material Adverse Effect and the continuation of such default, breach or failure for a period of thirty days after the earlier of (x) written notice to the Borrower, the Parent or the Portfolio Manager, as applicable (which may be by e-mail) by either Agent, the Controlling Lender or the Portfolio Manager, in each case specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder and (y) actual knowledge of the Borrower, the Parent or the Portfolio Manager, as applicable; provided that, if the Borrower is proceeding with diligence and good faith to cure or remedy such default, breach or failure, such thirty day period shall be extended as may be necessary to cure such default, breach or failure, such extended period not to exceed 45 days in the aggregate (inclusive of the original 30-day period); or

(e)        a case or proceeding shall be commenced, without the consent of the Borrower, Parent or the Portfolio Manager, seeking the entry of a decree or order adjudging the Borrower as bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower, Parent or the Portfolio Manager under the Bankruptcy Code or any other similar applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Borrower, Parent or the Portfolio Manager or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such case or proceeding shall continue unstayed and in effect for a period of 60 consecutive days or immediately upon the entry of such decree or order; or

(f)         the institution by the Borrower, Parent or the Portfolio Manager of proceedings to be adjudicated as bankrupt or insolvent, or the consent of the Borrower, Parent or the Portfolio Manager to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by the Borrower, Parent or the Portfolio Manager to the filing of any such petition or to the appointment in a proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Borrower, Parent or the Portfolio Manager or of any substantial part of their property, respectively, or the making by the Borrower, Parent or the Portfolio Manager of an assignment for the benefit of creditors, or the admission by the Borrower, Parent or the Portfolio Manager in writing of its inability to pay their debts generally as they become due, or the taking of any action by the Borrower, Parent or the Portfolio Manager in furtherance of any such action; or

(g)          the Overcollateralization Ratio is less than 107.5% (an “EoD OC Ratio Failure”); or

(h)          either of the Borrower or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act; or

(i)          [reserved]; or

(j)          any Facility Document, or any material provision thereof, shall not be legal, valid, in full force and effect and enforceable in accordance with its terms, or the Borrower, the Parent, the Portfolio Manager or any Affiliate of the Borrower, the Parent or the Portfolio Manager shall so assert in writing; or

(k)         the Portfolio Manager gives notice of resignation or has been directed to be removed as Portfolio Manager or shall for any reason cease serving as Portfolio Manager to the Borrower and a successor Portfolio Manager approved in accordance with the Portfolio Management Agreement has not been appointed within thirty days thereof; or

(l)        the Collateral Agent shall at any time fail to have a valid, perfected, first priority security interest (subject to Permitted Liens) in any of the Collateral Obligations, together with the other Collateral.

Upon a Responsible Officer obtaining knowledge of the occurrence of an Event of Default, each of (i) the Borrower, (ii) the Collateral Agent and (iii) the Portfolio Manager shall notify each other, specifying the specific Event of Default(s) that occurred as well as all other Events of Default that are then known to be continuing. Upon the occurrence of an Event of Default known to the Collateral Agent, the Collateral Agent shall promptly notify the Facility Agent (which will notify the Lenders promptly) of such Event of Default in writing, specifying the specific Event of Default(s) that occurred as well as all other Events of Default that are then known to be continuing; provided that the Collateral Agent shall have no responsibility to monitor or take note of any of the aforesaid matters that might constitute an Event of Default other than a payment default, despite its obligation to provide notice thereof upon actual knowledge of any of the aforesaid matters in accordance with the foregoing.

Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Facility Agent (at the direction of the Controlling Lenders), by notice to the Borrower, may do any one or more of the following: (1) declare the Commitments to be terminated forthwith, whereupon the Commitments shall forthwith terminate, and (2) declare the principal of and the accrued interest on the Advances and the Notes and all other amounts whatsoever payable by the Borrower hereunder (including any amounts payable under Section 2.10) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (e) or (f) of this Section 6.01, the Commitments shall automatically terminate and the Advances and all such other amounts shall automatically become due and payable, without any further action by any party.

ARTICLE VII

PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT

Section 7.01         Grant of Security.

The Borrower hereby grants, pledges, transfers and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, as security for all Obligations, a continuing security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 7.01 being collectively referred to herein as the “Collateral”):

(a)          all Collateral Obligations, both now and hereafter owned, including all collections and other proceeds thereon or with respect thereto;

(b)         each Covered Account and all money, all instruments, all investment property (including all securities, all security entitlements with respect to such Covered Account and all financial assets carried in such Covered Account), and all other property from time to time on deposit in or credited to each Covered Account;

(c)         all interest, dividends, stock dividends, stock splits, distributions and other money or property of any kind distributed in respect of the Collateral Obligations which the Borrower is entitled to receive, including all Collections;

(d)        each Facility Document and all rights, remedies, powers, privileges and claims under or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the assignment and security interest granted to the Collateral Agent under this Agreement;

(e)          all Cash or Money in possession of the Borrower or delivered to the Collateral Agent (or its bailee);

(f)          all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations of the Borrower, including any of the same relating to the assets and property described in the foregoing clauses (a) through (e) (in each case as defined in the UCC);

(g)         all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money; and all other property of the Borrower, including any such other property otherwise delivered to the Collateral Agent by or on behalf of the Borrower (whether or not constituting Collateral Obligations or Eligible Investments), including equity or equity-like investments (including, without limitation, any warrant that is received in connection with a Collateral Obligation) in Obligors and their Affiliates where the Borrower owns a debt obligation;

(h)         all security interests, liens, collateral, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and

(i)          all Proceeds of any and all of the foregoing.

Section 7.02         Release of Security Interest.

If and only if all Obligations under the Facility (other than unasserted contingent obligations) have been paid in full and all Commitments have been terminated, the Secured Parties shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall immediately terminate and the Secured Parties shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by, any Secured Party and shall be at the sole cost and expense of the Borrower.

Section 7.03         Rights and Remedies.

(a)        Subject to Section 7.03(b), the Collateral Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall at the direction of the Facility Agent (at the direction of the Controlling Lenders), and where applicable, subject to the terms of the Related Documents and Section 7.03(b), (i) instruct the Borrower to deliver any or all of the Collateral, the Related Documents and any other documents relating to the Collateral to the Collateral Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (ii) sell or otherwise dispose of the Collateral, all without judicial process or proceedings; (iii) take control of the Proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender, all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (ix) redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (x) make copies of or, if necessary, remove from the Borrower’s and its agents’ respective places of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.

The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent (acting at the direction of the Facility Agent) or the Facility Agent but subject to the requirements of the Related Documents but subject to Section 7.03(b), it shall execute all documents and agreements which are necessary or appropriate to have the Collateral be assigned to the Collateral Agent or its designee. For purposes of taking the actions described in clauses (i) through (xi) of the first paragraph of this Section 7.03 the Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid and which can be exercised only if such Event of Default is continuing), with power of substitution, in the name of the Collateral Agent or in the name of the Borrower or otherwise, for the use and benefit of the Collateral Agent, but at the cost and expense of the Borrower and, except as permitted by Applicable Law, without notice to the Borrower.

All sums paid or advanced by the Collateral Agent in connection with the foregoing and all out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Collateral Agent from time to time on demand in accordance with the Priority of Payments and shall constitute and become a part of the Obligations secured hereby.

To the extent permitted by law, without the prior written consent of all of the Lenders, credit bidding by any Lender (or any other Person) in connection with any foreclosure sale hereunder shall not be permitted.

(b)         The Facility Agent shall promptly notify the Portfolio Manager of any direction by it or the Controlling Lenders to liquidate the Collateral in accordance with this Section 7.03. During the continuation of an Event of Default (other than under clauses (e) or (f) of Section 6.01), the Portfolio Manager may, within three days of such notice from the Facility Agent, notify the Facility Agent and the Controlling Lenders (such notice, a “Portfolio Manager Acquisition Notice”) of a Portfolio Manager Party’s intention to acquire and/or refinance the Collateral Obligations (which Portfolio Manager Acquisition Notice shall specify a date (the “Refinancing Date” and the proposed purchaser) for the sale or refinancing of the Collateral Obligations that is not more than forty-five (45) days from such notice from the Facility Agent). If the Portfolio Manager gives a Portfolio Manager Acquisition Notice, the applicable Portfolio Manager Party (or the Portfolio Manager on its behalf) shall furnish to the Facility Agent evidence, in form and substance reasonably satisfactory to the Facility Agent, either (x) no later than 10 Business Days after such notice from the Facility Agent, that the Borrower has entered into binding agreements (including a confirmation of sale or trade ticket) with such Portfolio Manager Party or an Affiliate or Affiliates of such Portfolio Manager Party to purchase, refinance or guarantee the purchase of the Collateral Obligations and other Collateral, or (y) (A) no later than 10 Business Days after such notice from the Facility Agent, that the Borrower or another Portfolio Manager Party has entered into a non-binding term sheet and (B) no later than twenty (20) Business Days after such notice from the Facility Agent, that the Borrower or another Portfolio Manager Party has entered into a binding term sheet, in each case in respect of this clause (y) with a Person or Persons who are not Affiliates of the Portfolio Manager (i) whose short-term unsecured debt obligations or whose guarantor has a credit rating of “Prime-1” from Moody’s and at least “A-1” from S&P or (ii) who are reasonably acceptable to the Facility Agent, to purchase, refinance or guarantee the purchase of the obligations, in each case not later than the Business Day immediately preceding the Refinancing Date in immediately available funds, all or part of the Collateral Obligations, or other evidence satisfactory to the Facility Agent in its sole discretion and, in each case, the purchase price or refinancing proceeds thereof are at least equal to an amount sufficient, together with the proceeds from the Collateral Obligations and Eligible Investments maturing on or prior to the Refinancing Date and (without duplication) any Cash to be applied to such prepayment and (without duplication) the aggregate amount of the expected proceeds from the sale or refinancing of the Collateral Obligations and Eligible Investments not later than the Business Day immediately preceding the Refinancing Date, to pay (A) all Administrative Expenses, (B) to pay any accrued and unpaid amounts due to any Eligible Hedge Counterparty, (C) any accrued and unpaid Senior Portfolio Management Fee, (D) the aggregate principal amount of outstanding Advances, plus accrued and unpaid interest, and (E) to pay any Breakage Fees, as applicable (the aggregate amount required to make all such payments, the “Total Prepayment Amount”); provided that the Portfolio Manager may forego any amounts due to it. If the applicable Portfolio Manager Party fails to furnish such evidence in form reasonably satisfactory to the Facility Agent within the time periods specified in clauses (x) or (y) above, or if the Collateral Obligations have not been acquired and/or refinanced in accordance with this paragraph by the Refinancing Date (in no event to exceed the forty-five (45) day period provided above), such Portfolio Manager Party’s rights under this paragraph shall terminate (unless the notice of liquidation is rescinded in which case such right shall revive). Notwithstanding anything herein to the contrary, the Portfolio Manager and any Affiliate thereof may purchase or bid at any sale or auction of the Collateral Obligations by or on behalf of the Controlling Lenders in accordance with this Section 7.03. Notwithstanding anything herein or any other Facility Document to the contrary, no Secured Party shall direct the sale or other disposition of any Collateral following an Event of Default (other than under clauses (e) or (f) of Section 6.01) until the expiration of the Portfolio Manager Parties’ rights and options set forth in this Section 7.03(b).

Section 7.04         Remedies Cumulative.

Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by either of the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

Section 7.05         Related Documents.

(a)          The Borrower hereby agrees that after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of either Agent promptly forward to such Agent all information and notices which it receives under or in connection with the Related Documents relating to the Collateral and (ii) upon the written request of either Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of such Agent.

(b)          The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Documents in trust for the Collateral Agent on behalf of the Secured Parties, and upon request of either Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or its designee.

Section 7.06         Borrower Remains Liable.

(a)         Except as may be necessary in connection with any assignment of the Collateral by the Collateral Agent or its designee pursuant to the first sentence of the second paragraph of Section 7.03, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(b)         No obligation or liability of the Borrower is intended to be assumed by either Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, and the transactions contemplated hereby and thereby, including under any Related Document or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of law, the Agents and the other Secured Parties expressly disclaim any such assumption.

(c)         No delegation by the Borrower of any obligations to the Portfolio Manager under this Agreement or the Portfolio Management Agreement, nor any ability hereunder or under the Portfolio Management Agreement for any obligation to be performed by the Portfolio Manager on behalf of the Borrower, shall relieve the Borrower of its obligations hereunder.

Section 7.07        Assignment of Portfolio Management Agreement and any Eligible Hedge Agreement.

(a)         The Borrower hereby acknowledges that its grant contained in Section 7.01 includes all of the Borrower’s estate, right, title and interest in, to and under the Portfolio Management Agreement and any Eligible Hedge Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Portfolio Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Borrower is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Agents shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the grant until the occurrence of an Event of Default hereunder, and such authority shall terminate at such time, if any, as such Event of Default is cured or waived.

(b)        The assignment made pursuant to Section 7.01 is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Borrower under the provisions of the Portfolio Management Agreement or the other documents referred to in paragraph (a) above, nor shall any of the obligations contained in the Portfolio Management Agreement or such other documents be imposed on the Agents.

(c)         Upon the occurrence of the Final Maturity Date (or, if earlier, the payment in full of all of the Obligations (other than unasserted contingent obligations) and the termination of all of the Commitments), the payment of all Obligations (other than unasserted contingent obligations) and the release of the Collateral from the lien of this Agreement, this assignment and all rights herein assigned to the Collateral Agent for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Collateral Agent in, to and under the Portfolio Management Agreement and the other documents referred to in this Section 7.07 shall revert to the Borrower, and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)         The Borrower represents that the Borrower has not executed any other assignment of the Portfolio Management Agreement or any Eligible Hedge Agreement.

(e)        The Borrower agrees that this assignment is irrevocable until the Obligations (other than unasserted contingent obligations) have been repaid in full and all Commitments have terminated, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Borrower will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be reasonably necessary to continue and maintain the effectiveness of such assignment.

(f)          The Borrower hereby agrees, and hereby undertakes to obtain the agreement and consent of the Portfolio Manager in the Portfolio Management Agreement, to the following:

(i)          The Portfolio Manager shall consent to the provisions of this collateral assignment and agree to perform any provisions of this Agreement applicable to the Portfolio Manager subject to the terms of the Portfolio Management Agreement.

(ii)        The Portfolio Manager shall acknowledge that the Borrower is collaterally assigning all of its right, title and interest in, to and under the Portfolio Management Agreement to the Collateral Agent for the benefit of the Secured Parties.

(iii)      Neither the Borrower nor the Portfolio Manager will enter into any agreement amending, modifying or terminating the Portfolio Management Agreement without complying with the applicable terms thereof.

Section 7.08        Protection of Collateral.

The Borrower shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable to secure the rights and remedies of the Secured Parties hereunder and to:

(i)           grant security more effectively on all or any portion of the Collateral;

(ii)        maintain, preserve and perfect any grant of security made or to be made by this Agreement including, without limitation, the first priority nature of the lien (subject to Permitted Liens) or carry out more effectively the purposes hereof;

(iii)        perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations)

(iv)        enforce any of the Collateral or other instruments or property included in the Collateral;

(v)        preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the other Secured Parties in the Collateral against the claims of all Persons and parties; and

(vi)         pay or cause to be paid any and all Taxes levied or assessed upon all or any part of the Collateral.

The Borrower hereby designates the Collateral Agent as its agent and attorney in fact to prepare and file all UCC-1 financing statements, continuation statements and other instruments, and take all other actions, required pursuant to this Section 7.08. Such designation shall not impose upon the Collateral Agent, or release or diminish, the Borrower’s obligations under this Section 7.08.

ARTICLE VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 8.01         Collection of Money.

Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Collateral Agent shall segregate and hold all such Money and property received by it in a Covered Account for the benefit of the Secured Parties and shall apply it as provided in this Agreement. Each Covered Account shall be comprised of a segregated account and a related deposit account held and maintained under and in accordance with this Agreement and the Account Control Agreement with (a) (i) a federal or state-chartered depository institution having a Moody’s long-term rating of at least “Baa2”, if rated by Moody’s, an S&P long-term rating of at least “BBB”, if rated by S&P, and a DBRS Rating of at least “A(high)” or “R-1(middle), if rated by DBRS; provided that such institution must have at least one of the foregoing ratings, and (ii) having a combined capital and surplus of at least $200,000,000 or (b) in segregated securities accounts held with the corporate trust department of a federal or state-chartered deposit institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b); provided that in the case of clause (a), if any such institutions ratings falls below such levels or such institution fails to have such combined capital and surplus, then the assets held in such Covered Account shall, upon direction of the Facility Agent following notice to the Facility Agent from the Collateral Agent, be moved within 30 days to another institution selected by the Borrower that has such ratings and holdings. Any Covered Account may contain any number of subaccounts for the convenience of the Collateral Agent or as required by this Agreement for convenience in administering the Covered Account or the Collateral.

Section 8.02         Interest Collection Account and Principal Collection Account.

(a) (i) In  accordance  with  this  Agreement  and  the  Account  Control Agreement, the Collateral Agent has established at the Custodian a segregated account comprised of a securities account and a related deposit account titled the “BlackRock Private Credit Fund Leverage I, LLC Interest Collection Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Interest Collection Account”, which shall be maintained by the Custodian in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. In addition to the deposits required pursuant to Section 8.05(a), on a daily basis Interest Proceeds received by the Collateral Agent in the Collateral Account shall be swept to the Interest Collection Account. All Monies deposited from time to time in the Interest Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied to the purposes herein provided. All amounts in the Interest Collection Account shall be reinvested pursuant to Section 8.05(a). If the Borrower receives any Collections directly, the Borrower shall remit any Interest Proceeds in respect of such Collections to the Interest Collection Account within 2 Business Days of receipt thereof; provided that if any amounts are deposited in the Covered Accounts that do not constitute Collections, the Borrower (or the Portfolio Manager on its behalf) shall promptly instruct the Securities Intermediary to withdraw and transfer such amounts in accordance with instructions from the Borrower (or the Portfolio Manager on its behalf) to the appropriate parties to whom such amounts belong.

(ii)  In accordance with this Agreement and the Account Control Agreement, the Collateral Agent has established at the Custodian a segregated account comprised of a securities account and a related deposit account titled the “BlackRock Private Credit Fund Leverage I, LLC Principal Collection Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Principal Collection Account”, which shall be maintained by the Custodian in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. In addition to the deposits required pursuant to Section 8.05(a), on a daily basis all Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article X or in Eligible Investments or required to be deposited in the Revolving Reserve Account pursuant to Section 8.04) received by the Collateral Agent in the Collateral Account shall be swept to the Principal Collection Account. All Monies deposited from time to time in the Principal Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied to the purposes herein provided. All amounts in the Principal Collection Account shall be reinvested pursuant to Section 8.05(a). If the Borrower receives any Collections directly, the Borrower shall remit any Principal Proceeds in respect of such Collections to the Principal Collection Account within 2 Business Days of receipt thereof provided that if any amounts are deposited in the Covered Accounts that do not constitute Collections, the Borrower (or the Portfolio Manager on its behalf) shall promptly instruct the Securities Intermediary to withdraw and transfer such amounts in accordance with instructions from the Borrower (or the Portfolio Manager on its behalf) to the appropriate parties to whom such amounts belong.

(b)          The Collateral Agent, within one Business Day after receipt of any distribution or other proceeds in respect of the Collateral which are not Cash, shall so notify the Borrower and the Portfolio Manager.

(c)          At any time when reinvestment is permitted pursuant to Article X, the Borrower may by delivery of a certificate of a Responsible Officer of the Borrower direct the Collateral Agent to, and upon receipt of such certificate the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Account representing Principal Proceeds and from Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Obligation and reinvest such funds in additional Collateral Obligations in accordance with the requirements of Article X or to exercise a warrant held in the Collateral, in each case in accordance with such certificate. At any time as of which no funds are on deposit in the Revolving Reserve Account, the Borrower may by delivery of a certificate of a Responsible Officer of the Borrower direct the Collateral Agent to, and upon receipt of such certificate the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Account representing Principal Proceeds and remit such funds as so directed by the Borrower (or the Portfolio Manager) to meet the Borrower’s funding obligations in respect of Delayed Drawdown Collateral Loans or Revolving Collateral Loans.

(d)          The Collateral Agent shall transfer to the Payment Account, from the Interest Collection Account and the Principal Collection for application pursuant to Section 9.01(a), on or before the Business Day preceding each Payment Date, any amounts then held in the Interest Collection Account and the Principal Collection Account other than (i) Interest Proceeds or Principal Proceeds received after the end of the Collection Period with respect to such Payment Date, (ii) if the Overcollateralization Test is satisfied as of such date, Principal Proceeds received during the prior Collection Period designated for reinvestment, or (iii) Principal Proceeds designated by the Portfolio Manager to be used to settle binding commitments (entered into prior to the Determination Date) for the purchase of Collateral Obligations and as described in the Payment Date Report for such Payment Date.

Section 8.03         Transaction Accounts.

(a)          Payment Account. In accordance with this Agreement and the Account Control Agreement, the Collateral Agent has established at the Custodian a segregated account comprised of a securities account and a related deposit account titled the “BlackRock Private Credit Fund Leverage I, LLC Payment Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Payment Account”, which shall be maintained by the Custodian in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable under the Priority of Payments on the Payment Dates in accordance with their terms and the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Agreement and the Priority of Payments.

(b)        Collateral Account. In accordance with this Agreement and the Account Control Agreement, the Collateral Agent has established at the Custodian a segregated account comprised of a securities account and a related deposit account titled the “BlackRock Private Credit Fund Leverage I, LLC Collateral Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Collateral Account”, which shall be maintained by the Custodian in accordance with this Agreement and the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. All Collateral Obligations delivered to the Collateral Agent or the Custodian shall be credited to the Collateral Account; provided, however, (i) it is hereby expressly acknowledged that (A) interests in bank loans or Participation Interests in bank loans (collectively “Loan Assets” and each a “Loan Asset”) may be acquired by the Borrower from time to time which are not evidenced by, or accompanied by delivery of, a Security (as defined in Section 8-102(15) of the UCC) or an Instrument (as defined in Section 9-102(47) of the UCC), and may be evidenced solely by delivery to the Custodian of a facsimile copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the Borrower as assignee, and (B) any such Loan Assignment Agreement (and the registration of the related Loan Assets on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Borrower, and (ii) nothing herein shall require the Custodian to credit to the Collateral Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any such Loan Asset or other asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof. The Borrower shall instruct all Obligors to remit all their payments constituting Interest Proceeds and Principal Proceeds in respect of the Collateral Obligations into the Collateral Account in accordance with this Agreement. The Collateral Agent shall daily sweep from the Collateral Account all Interest Collections in the Collateral Account to the Interest Collection Account and all Principal Collections in the Collateral Account to the Principal Collection Account. The only permitted withdrawals from the Collateral Account shall be in accordance with the provisions of this Agreement. The Collateral Agent agrees to give the Borrower prompt notice if (to the actual knowledge of a Responsible Officer of the Collateral Agent) the Collateral Account or any assets or securities on deposit therein, or otherwise to the credit of the Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Borrower shall not have any legal, equitable or beneficial interest in the Collateral Account other than in accordance with this Agreement and the Priority of Payments.

(c)         Expense Reserve Account. In accordance with this Agreement and the Account Control Agreement, the Collateral Agent has established at the Custodian a segregated account comprised of a securities account and a related deposit account titled the “BlackRock Private Credit Fund Leverage I, LLC Expense Reserve Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Expense Reserve Account”, which shall be maintained by the Custodian in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. The only permitted withdrawals from or applications of funds on deposit in, or otherwise to the credit of, the Expense Reserve Account shall be to pay Administrative Expenses on dates other than Payment Dates as directed by the Borrower (or the Portfolio Manager on its behalf). The Borrower shall not have any legal, equitable or beneficial interest in the Expense Reserve Account other than in accordance with this Agreement and the Priority of Payments.

Section 8.04        The Revolving Reserve Account; Fundings.

In accordance with this Agreement and the Account Control Agreement, the Collateral Agent has established at the Custodian a segregated account comprised of a securities account and a related deposit account titled the “BlackRock Private Credit Fund Leverage I, LLC Revolving Reserve Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Revolving Reserve Account”, which shall be maintained by the Custodian in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. The only permitted deposits to or withdrawals from the Revolving Reserve Account shall be in accordance with the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Revolving Reserve Account other than in accordance with this Agreement and the Priority of Payments.

On each day that the Borrower owns Revolving Collateral Loans or Delayed Drawdown Loans with unfunded commitments, the Available Unfunded Amount plus amounts on deposit in the Revolving Reserve Account (the “Revolving Reserve Required Amount”), must be equal to or greater than the aggregate unfunded commitments in respect of all Revolving Collateral Loans and Delayed Drawdown Collateral Loans. On any day that the Revolving Reserve Required Amount is less than the aggregate unfunded commitments in respect of all Revolving Collateral Loans and Delayed Drawdown Collateral Loans, the difference shall be withdrawn by the Collateral Agent at the direction of the Borrower (or the Portfolio Manager on its behalf) from the Principal Collection Account and such amounts shall be deposited in the Revolving Reserve Account such that the Revolving Reserve Required Amount is equal to or greater than the aggregate unfunded commitments in respect of all Revolving Collateral Loans and Delayed Drawdown Collateral Loans on such date.

Fundings of Revolving Collateral Loans and Delayed Drawdown Collateral Loans shall be made at the direction of the Borrower (or the Portfolio Manager on its behalf) using, first, amounts on deposit in the Revolving Reserve Account, then amounts on deposit in the Principal Collection Account and finally, prior to the latest Commitment Termination Date, available Borrowings.

Amounts on deposit in the Revolving Reserve Account will be invested in overnight funds that are Eligible Investments selected by the Borrower (or the Portfolio Manager on its behalf) pursuant to Section 8.05, and earnings from all such investments will be deposited in the Interest Collection Account as Interest Proceeds. So long as no Event of Default has occurred and is then continuing, all funds in the Revolving Reserve Account (other than earnings from Eligible Investments therein) will be available solely to cover drawdowns on the Delayed Drawdown Collateral Loans and Revolving Collateral Loans; provided that, to the extent that the aggregate amount of funds on deposit therein plus the Available Unfunded Amount at any time exceeds the aggregate unfunded commitments in respect of all Revolving Collateral Loans and Delayed Drawdown Collateral Loans, the Borrower (or the Portfolio Manager its behalf) may at its option direct the Collateral Agent to remit such excess to the Principal Collection Account, and such amounts will be treated as Principal Collections.

Section 8.05        Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent.

(a)         By delivery of a certificate of a Responsible Officer (which may be in the form of standing instructions), the Borrower or the Portfolio Manager shall at all times direct the Collateral Agent to, and, upon receipt of such certificate, the Collateral Agent shall, invest all funds on deposit in the Interest Collection Account, the Principal Collection Account and the Revolving Reserve Account as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If no Event of Default is continuing, the Borrower shall not have given any such investment directions, the Collateral Agent shall seek instructions from the Portfolio Manager within three Business Days after the transfer of any funds to such accounts and shall immediately invest in “JP Morgan U.S. Treasury Plus Money Market Fund Institutional Shares (NASDAQ stock symbol: IJTXX)” or such other standby investment at the written direction of the Portfolio Manager (the “Standby Investment”). If, after the occurrence and during the continuance of an Event of Default, the Borrower shall not have given such investment directions to the Collateral Agent for three consecutive days, the Collateral Agent shall invest and reinvest such Monies as fully as practicable in the Standby Investment. Should any such specific Eligible Investment be unavailable, and in the absence of another proper investment instruction, all such funds shall be held uninvested. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Account, any gain realized from such investments shall be credited to the Principal Collection Account upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Account. The Portfolio Manager shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment, except with respect to investments in obligations of the Portfolio Manager or any Affiliate thereof.

(b)         The Collateral Agent agrees to give the Borrower prompt notice if any Covered Account or any funds on deposit in any Covered Account, or otherwise to the credit of a Covered Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)         For all U.S. federal tax reporting purposes, all income earned on the funds invested and allocable to the Covered Accounts is legally owned by the Borrower (and beneficially owned by such Borrower or the equity owners of the Borrower or owners of such entity as documented in the IRS forms and other documentation described below). Such Borrower is required to provide to State Street Bank and Trust Company, in its capacity as Collateral Agent (i) an IRS Form W-9 no later than the date hereof, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Collateral Agent as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit the Collateral Agent to fulfill its tax reporting obligations under applicable law with respect to the Covered Accounts or any amounts paid to Borrower. The Borrower is further required to report to the Collateral Agent comparable information upon any change in the legal or beneficial ownership of the income allocable to the Covered Accounts. State Street Bank and Trust Company, both in its individual capacity and in its capacity as Collateral Agent, shall have no liability to Borrower or any other person in connection with any tax withholding amounts paid, or retained for payment, to a governmental authority from the Covered Accounts arising from Borrower’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 (together with appropriate attachments) or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Covered Accounts absent the Collateral Agent having first received (i) instructions with respect to the investment of such funds, and (ii) the forms and other documentation required by this paragraph.

(d)         The Collateral Agent shall provide, in a timely fashion, to the Borrower, the Facility Agent and the Portfolio Manager any information regularly maintained by the Collateral Agent that the Borrower, the Facility Agent or the Portfolio Manager may from time to time reasonably request with respect to the Collateral Obligations, the Covered Accounts and the other Collateral and provide any other requested information reasonably available to the Collateral Agent by reason of its acting as Collateral Agent hereunder and required to be provided by Section 8.06 or to permit the Portfolio Manager to perform its obligations under the Portfolio Management Agreement or the Borrower’s obligations hereunder that have been delegated to the Portfolio Manager. The Collateral Agent shall promptly forward to the Portfolio Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such Collateral Obligation of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.

Section 8.06         Accountings.

(a)        Monthly. On each Monthly Report Date, the Collateral Agent pursuant to Section 8.10 hereof, on behalf of the Borrower shall compile and provide to the Agents, the Portfolio Manager and the Lenders, a monthly report on a trade basis (each a “Monthly Report”), determined as of the close of business on the related Monthly Report Determination Date. The first Monthly Report shall be delivered in July 2022. The final Monthly Report shall be delivered on the Final Maturity Date and shall be determined on the sixth Business Day prior to the Final Maturity Date. The Monthly Report for a calendar month shall contain the information with respect to the Facility and the Collateral Obligations and Eligible Investments included in the Collateral set forth in Part 1 of Schedule 2 hereto, and shall be determined as of the Monthly Report Determination Date for such calendar month.

Three Business Days prior to each Monthly Report Date, the Collateral Agent, pursuant to Section 8.10 hereof, on behalf of the Borrower, shall deliver to the Portfolio Manager a draft of the Monthly Report relating to such Monthly Report Date for review and approval. Upon receipt of each draft Monthly Report, the Portfolio Manager shall compare the information contained in such Monthly Report to the information contained in its records with respect to the Collateral and shall, within two Business Days after receipt of such draft Monthly Report, notify the Borrower and the Collateral Agent if the information contained in the draft Monthly Report does not conform to the information maintained by the Portfolio Manager with respect to the Collateral or whether such Monthly Report is approved. In the event that any discrepancy exists, the Collateral Agent and the Portfolio Manager shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Portfolio Manager shall within 1 Business Day request that the Independent Accountants appointed by the Borrower pursuant to Section 8.08 review such draft Monthly Report and the Collateral Agent’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Collateral Agent’s records, the Borrower (or the Portfolio Manager on its behalf) shall direct the Collateral Agent to revise the Monthly Report and its records accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Agreement and notice of any error in the Monthly Report shall be sent as soon as practicable by the Borrower to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b)       Payment Date Accounting. The Collateral Agent pursuant to Section 8.10 hereof, on behalf of the Borrower shall render (or cause to be rendered) an accounting (each, a “Payment Date Report”), determined as of the close of business on each Determination Date preceding a Payment Date, and shall deliver (or cause to be delivered) such Payment Date Report to the Agents, the Portfolio Manager, the Independent Accountants and each Lender not later than the Business Day preceding the related Payment Date. The Payment Date Report shall contain the information set forth in Part 2 of Schedule 2 hereto.

Simultaneous with the delivery of each Payment Date Report, the Borrower (or the Portfolio Manager) shall provide a certificate certifying that no Default or Event of Default occurred during the period covered by such Payment Date Report or if any Default or Event of Default occurred during such period, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto. Each Payment Date Report shall constitute instructions to the Collateral Agent to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Payment Date Report in the manner specified and in accordance with the Priority of Payments.

In addition, the Portfolio Manager shall provide for inclusion in each Payment Date Report a statement setting forth in reasonable detail each amendment, modification or waiver under any Related Document for each Collateral Obligation that constitutes a Specified Change and that became effective during the three month period ending on the Determination Date for the related Payment Date.

Three Business Days prior to the delivery of each Payment Date Report, the Collateral Agent pursuant to Section 8.10 hereof, on behalf of the Borrower, shall deliver to the Portfolio Manager a draft of the Payment Date Report relating to such Payment Date for review and approval. Upon receipt of each draft Payment Date Report, the Portfolio Manager shall compare the information contained in such Payment Date Report to the information contained in its records with respect to the Collateral and shall, within two Business Days after receipt of such draft Payment Date Report, notify the Borrower and the Collateral Agent if the information contained in the draft Payment Date Report does not conform to the information maintained by the Portfolio Manager with respect to the Collateral or whether such Payment Date Report is approved. In the event that any discrepancy exists, the Collateral Agent and the Portfolio Manager shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Portfolio Manager shall within 1 Business Day request that the Independent Accountants appointed by the Borrower pursuant to Section 8.08 review such draft Payment Date Report and the Collateral Agent’s records to determine the cause of such discrepancy. If such review reveals an error in the Payment Date Report or the Collateral Agent’s records, the Borrower (or the Portfolio Manager on its behalf) shall direct the Collateral Agent to revise the Payment Date Report and its records accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Agreement and notice of any error in the Payment Date Report shall be sent as soon as practicable by the Borrower to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Payment Date Report.

(c)         Interest Rate Notice. The Collateral Agent shall include in each Payment Date Report a notice setting forth the interest rate for the Advances for the Interest Accrual Period preceding the next Payment Date.

(d)         Failure to Provide Accounting. If the Collateral Agent shall not have received any accounting provided for in this Section 8.06 on the first Business Day after the date on which such accounting is due to the Collateral Agent, the Collateral Agent shall notify the Portfolio Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Portfolio Manager is required to provide any information or reports pursuant to this Section 8.06 as a result of the failure of the Borrower to provide such information or reports, the Portfolio Manager shall be entitled to retain an independent certified public accountant in connection therewith and the reasonable costs incurred by the Portfolio Manager for such independent certified public accountant shall be paid by the Borrower.

Section 8.07         Release of Securities.

(a)         If no Event of Default has occurred and is continuing, the Borrower or the Portfolio Manager may, by delivery of a certificate of a Responsible Officer, deliver to the Collateral Agent at least one Business Day prior to the settlement date for any sale of a security certifying that the sale of such security is being made in accordance with Section 10.01 and such sale complies with all applicable requirements of Section 10.01, direct the Collateral Agent to release or cause to be released such security from the lien of this Agreement and, upon receipt of such certificate, the Collateral Agent shall promptly deliver any such security, if in physical form, duly endorsed to the broker or purchaser designated in such certificate or, if such security is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Borrower or the Portfolio Manager in such certificate; provided that the Collateral Agent may deliver any such security in physical form for examination in accordance with street delivery custom.

(b)         Subject to the terms of this Agreement, the Collateral Agent shall upon the delivery of a certificate of a Responsible Officer of the Borrower (or the Portfolio Manager) (i) deliver any Collateral, and release or cause to be released such security from the lien of this Agreement, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Portfolio Manager.

(c)        Upon receiving actual notice of any tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or any request for a waiver, consent, amendment or other modification, in each case, with respect to any Collateral Obligation, the Collateral Agent shall notify the Portfolio Manager of such Offer or request. Unless the Advances have been accelerated following an Event of Default, the Portfolio Manager may direct (x) the Collateral Agent to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Agreement such Collateral Obligation in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Borrower or the Collateral Agent to agree to or otherwise act with respect to such consent, waiver, amendment or modification.

(d)         As provided in Section 8.02(a), the Collateral Agent shall deposit any proceeds received by it from the disposition of any Collateral in the Interest Collection Account or the Principal Collection Account, as applicable, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article VIII and Article X.

(e)         The Collateral Agent shall, upon receipt of a certificate of a Responsible Officer of the Borrower to the effect that there are no Commitments outstanding and all Obligations (other than unasserted contingent obligations) have been satisfied in full, and upon written request therefor, release any remaining Collateral from the lien of this Agreement.

(f)          Any security, Collateral Obligation or amounts that are released pursuant to Section 8.07(a), (b), (c) or (e) shall be released from the lien of this Agreement.

Section 8.08        Reports by Independent Accountants.

(a)        On or prior to the Closing Date, the Borrower shall appoint one or more firms of independent certified public accountants, independent auditors or independent consultants of recognized international reputation (together with its successors, the “Independent Accountants”) for purposes of reviewing and delivering the reports or certificates of such accountants required by this Agreement, which may be the firm of independent certified public accountants, independent auditors or independent consultants that performs accounting services for the Borrower, the Parent or the Portfolio Manager. The Borrower may remove any firm of Independent Accountants at any time upon notice to, but without the consent of any of, the Lenders and the Collateral Agent. Upon any resignation by such firm or removal of such firm by the Borrower, the Borrower (or the Portfolio Manager) shall promptly appoint by a certificate of a Responsible Officer of the Borrower delivered to the Collateral Agent and the Facility Agent a successor thereto that shall also be a firm of independent certified public accountants, independent auditors or independent consultants of recognized international reputation, which may be a firm of independent certified public accountants, independent auditors or independent consultants that performs accounting services for the Borrower or the Portfolio Manager. If the Borrower shall fail to appoint a successor to the Independent Accountant which has resigned within thirty days after such resignation, the Borrower shall promptly notify the Collateral Agent and the Portfolio Manager of such failure in writing and the Portfolio Manager shall appoint a successor Independent Accountant of recognized international reputation. The fees of such Independent Accountants and any successor shall be payable by the Borrower.

(b)        Annually, on or before the business day immediately preceding the Payment Date occurring in July of each year, commencing in 2023, the Borrower shall cause to be delivered to the Agents, the Portfolio Manager and each Lender upon written request therefor a statement from a firm of Independent Accountants as to its review of one Payment Date Report randomly selected by the Borrower since the last statement (i) indicating that the calculations within such Payment Date Report have been performed in accordance with the applicable provisions of this Agreement and (ii) listing the Aggregate Principal Balance of the Collateral Obligations and the principal balance and/or other relevant information relating to the value of all other Collateral as of each immediately preceding Determination Date; provided that in the event of a conflict between such firm of Independent Accountants and the Borrower with respect to any matter in this Section 8.08, the determination by such firm of Independent Accountants shall be conclusive.

(c)         In the event the Independent Accountants appointed pursuant to clause (b) above requires the Collateral Agent to agree to the procedures performed by such Independent Accountants with respect to any of the reports, statements or certificates of such Independent Accountants, or sign any agreement in connection therewith, the Borrower hereby directs the Collateral Agent, and the Collateral Agent shall so agree to the terms and conditions requested by such Independent Accountants as a condition to receiving documentation required by this Agreement; it being understood and agreed that the Collateral Agent shall deliver such agreement in conclusive reliance on the foregoing direction and shall make no inquiry or investigation as to, and shall have no obligation or responsibility in respect of, the terms of the engagement of such Independent Accountants by the Borrower or the sufficiency, validity or correctness of the agreed upon procedures in respect of such engagement. The Collateral Agent may require the delivery of a written direction to the execution of any such agreement required for the delivery of any report, statement or certificate of such Independent Accountants to the Collateral Agent under this Agreement. The Borrower hereby directs the Collateral Agent to execute, and the Collateral Agent shall be authorized, without liability on its part, to execute and deliver any such agreement with such Independent Accountants, which agreement may include, amongst other things, (i) an acknowledgement that the Borrower has agreed that the procedures by such Independent Accountants are sufficient for the relevant purposes, (ii) releases by the Collateral Agent (on behalf of itself and/or the Facility Agent or the Lenders) of any claims, liabilities and expenses arising out of or relating to such Independent Accountant’s engagement, agreed-upon procedures or any report, statement or certificate issued by such Independent Accountants under any such engagement and acknowledgement of other limitations of liability in favor of such Independent Accountants and (iii) restrictions or prohibitions on the disclosure of any such reports, statements, certificates or other information or documents provided to it by such Independent Accountants (including to the Lenders).

Section 8.09        Closing Expense Account.

In accordance with this Agreement and the Account Control Agreement, the Collateral Agent, on or prior to the Closing Date, shall establish at the Custodian a single, segregated account titled the “BlackRock Private Credit Fund Leverage I, LLC Closing Expense Account, subject to the lien of the Collateral Agent”, which shall be designated as the “Closing Expense Account”, which shall be maintained by the Borrower with the Custodian in accordance with the Account Control Agreement and which shall be subject to the lien of the Collateral Agent. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Closing Expense Account shall be in accordance with the provisions of this Section 8.09. The Borrower shall not have any legal, equitable or beneficial interest in the Closing Expense Account other than in accordance with this Agreement and the Priority of Payments.

On the Closing Date, the Borrower shall deposit $0 into the Closing Expense Account. On any Business Day from the Closing Date to and including the Determination Date relating to the initial Payment Date following the Closing Date, the Collateral Agent shall apply funds from the Closing Expense Account, as directed by the Borrower, to pay all Closing Date Expenses. On the Determination Date relating to the initial Payment Date following the Closing Date, all funds remaining in the Closing Expense Account after payment of the Closing Date Expenses on or prior to such Determination Date shall be deposited in the Interest Collection Account as Interest Proceeds and/or the Principal Collection Account as Principal Proceeds, as directed by the Portfolio Manager, and the Closing Expense Account will be closed. By delivery of a certification of a Responsible Officer (which may be in the form of standing instructions), the Borrower or the Portfolio Manager may at any time direct the Collateral Agent to, and, upon receipt of such certification, the Collateral Agent shall, invest all funds remaining in the Closing Expense Account as so directed in Eligible Investments. Any income earned on amounts deposited in the Closing Expense Account will be deposited in the Interest Collection Account as Interest Proceeds as it is received.

Section 8.10         Collateral Reporting.

(a)          The Collateral Agent shall perform the following functions:

(i)         within thirty (30) days after the Closing Date, and based upon information provided by the Borrower or the Portfolio Manager, create a collateral database with respect to the Collateral that has been pledged to the Collateral Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Obligations and Eligible Investments in which amounts held in the accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”);

(ii)         provide the Portfolio Manager with access to any information in the Collateral Database requested by the Portfolio Manager in electronic format, the format and scope of such information to be reasonably agreed by the Portfolio Manager and the Collateral Agent;

(iii)       update the Collateral Database promptly for ratings changes based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower or the Portfolio Manager or that may be otherwise provided to the Collateral Agent (based upon notices received by the Collateral Agent from the issuer, trustee or agent bank under an underlying instrument or similar source);

(iv)      update the Collateral Database promptly for Collateral Obligations, Equity Obligations and Eligible Investments acquired or sold or otherwise disposed of and for any amendments or changes to loan amounts or interest rates based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower or the Portfolio Manager or that may be provided by the Collateral Agent (based upon notices received by the Collateral Agent from the issuer, trustee or agent bank under an underlying instrument or similar source);

(v)        prepare, on behalf of the Borrower, and arrange for the delivery of each Monthly Report and Payment Date Report, in each case by the time and according to the content requirements specified in this Agreement and on the basis of the information contained in the Collateral Database or provided to the Collateral Agent by the Portfolio Manager, the Borrower or the Facility Agent in accordance with this Agreement; and

(vi)        provide the Portfolio Manager with such other information as may be reasonably requested by the Portfolio Manager and as is within the possession of the Collateral Agent and that can be provided without unreasonable burden or expense.

(b)         Not later than the day on which each Monthly Report or Payment Date Report is required to be provided by the Collateral Agent, the Collateral Agent shall calculate, using the information contained in the Collateral database created by the Collateral Agent and any other Collateral information normally maintained by the Collateral Agent, and subject to the Collateral Agent’s receipt from the Portfolio Manager of information with respect to the Collateral that is not contained in such Collateral database or normally maintained by the Collateral Agent, each item required to be stated in such Monthly Report or Payment Date Report.

(c)         Upon notification by the Borrower (or the Portfolio Manager on its behalf) of a proposed purchase of any Collateral Obligation pursuant to this Agreement and written request by the Borrower (or the Portfolio Manager on its behalf) to make such calculations (accompanied by such information concerning the security to be purchased as may be necessary to make the calculations referred to below), the Collateral Agent shall calculate each criterion included in clause (c) of the definition of Eligibility Criteria and Section 10.02(a)(i) through (iv) or Section 10.02(b)(i) through (iv), as applicable, as a condition to such purchase in accordance with this Agreement, in all cases, based upon information contained in the Collateral database and information furnished by the Borrower and Portfolio Manager, and provide the results of such calculations to the Borrower and the Portfolio Manager so that the Borrower may determine whether such purchase is permitted by this Agreement. The Collateral Agent shall deliver a draft of such calculation to the Borrower and the Portfolio Manager reasonably promptly after the later of (i) notification of such proposed purchase by the Borrower (or the Portfolio Manager on its behalf) and (ii) delivery of all information to the Collateral Agent necessary to complete such calculations.

(d)         Upon written notification by the Borrower (or the Portfolio Manager on its behalf) of a proposed sale of any Collateral Obligation pursuant to Section 10.01 of this Agreement and written request by the Borrower (or the Portfolio Manager on its behalf) to make such calculations, the Collateral Agent shall calculate each criterion set forth in the Section 10.01(b)(i) and (ii), if any, as a condition to such disposition and provide the results of such calculations to the Borrower and the Portfolio Manager so that the Borrower may determine whether such sale is permitted by this Agreement. The Collateral Agent shall deliver a draft of such calculations to the Borrower and the Portfolio Manager reasonably promptly after the later of (i) notification of such proposed sale by the Borrower (or the Portfolio Manager on its behalf) and (ii) delivery of all information to the Collateral Agent necessary to complete such calculations.

(e)         With respect to the calculations to be provided by the Collateral Agent set forth in Sections 8.10(c) and (d) above, in no event shall the Collateral Agent be required to deliver such calculations earlier than one Business Day following the receipt by the Collateral Agent of all information necessary to complete such calculations. In the event the Borrower and the Portfolio Manager do not provide the Collateral Agent the items necessary to complete the calculations required by Sections 8.10(c) and (d) above and/or the Borrower proceeds with a sale or purchase of the applicable Collateral prior to the time the Collateral Agent delivers such calculations, the Collateral Agent shall not be responsible for determining whether the provisions of this Agreement have been satisfied (including compliance with the Eligibility Criteria) and the Collateral Agent shall be entitled to rely upon and comply with the instructions of the Borrower (or the Portfolio Manager on its behalf) in all respects, including but not limited to instructions (which may be in the form of trade tickets) to release the applicable Collateral from the lien of this Agreement or to acquire the applicable Collateral. In the event the Borrower (or the Portfolio Manager on its behalf) consummates a sale or purchase prior to receiving the calculations of the Collateral Agent, the Collateral Agent shall be under no duty, and shall incur no liability for such sale or purchase and shall not be obligated to perform the calculations set forth in Sections 8.10(c) and (d) above.

(f)          Subject to the mutual agreement of the parties hereto regarding reasonable compensation for the Collateral Agent, perform such other calculations and prepare such other reports as the Portfolio Manager may reasonably request in writing and that are required by this Agreement and as the Collateral Agent may agree to in writing, which agreement shall not be unreasonably withheld.

(g)        The Collateral Agent shall have no obligation to determine (and the Borrower, or the Portfolio Manager on the Borrower’s behalf, will timely advise the Collateral Agent) whether (i) any item of Collateral meets the definition of “Bridge Loan”, “Broadly Syndicated Loans”, “Clearing Corporation Security”, “Collateral Obligation”, “Covenant Lite Loan”, “Credit Improved Obligation”, “Credit Risk Obligation”, “Current Pay Obligation”, “Defaulted Equity Obligation”, “Defaulted Obligation”, “Delayed Drawdown Collateral Loan”, “DIP Loan”, “Equity Kicker”, “Eligible Senior Secured Loan”, “Equity Obligation”, “Fixed Rate Loan”, “Floating Rate Loan”, “Floor Obligation”, “Loan”, “Margin Stock”, “Middle Market Loans”, “Middle Market Covenant Lite Loans”, “Participation Interest”, “PIK Loan”, “Real Estate Loan”, “Revolving Collateral Obligation”, “Senior Working Capital Facility”, “Structured Finance Obligation”, “Synthetic Security”, or “Zero Coupon Obligation” or (ii) the conditions specified in the definition of “Delivered” have been complied with. Further, nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the securities or obligor of the loans included in the Collateral is in default or in compliance with the Related Documents governing or securing such securities or loans, the role of the Collateral Agent hereunder being solely to perform only those functions as provided herein as more particularly described herein.

(h)        Nothing herein shall prevent the Collateral Agent or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

(i)          The Collateral Agent shall have no obligation to determine Market Value or price in connection with any actions or duties under this Agreement.

(j)         The Portfolio Manager shall cooperate with the Collateral Agent in connection with the preparation by the Collateral Agent of the Monthly Reports and the Payment Date Reports. Without limiting the generality of the foregoing, the Portfolio Manager shall advise in a timely manner the Collateral Agent of the results of any determinations required or permitted to be made by it under this Agreement and supply the Collateral Agent with such other information as is maintained by the Portfolio Manager that the Collateral Agent may from time to time request with respect to the Collateral and reasonably needed to complete the reports required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.

(k)         In the event the Collateral Agent receives instructions to effect a securities transaction as contemplated in 12 CFR 12.1, the Borrower acknowledges that upon its written request and at no additional cost, it has the right to receive notification from the Collateral Agent after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Borrower agrees that absent such specific request, such notifications shall not be provided by the Collateral Agent hereunder, and in lieu of such notifications, the Collateral Agent shall make available the Monthly Report and Payment Date Report in the manner required by this Agreement.

ARTICLE IX

APPLICATION OF MONIES

Section 9.01         Disbursements of Monies from Payment Account.

(a)         Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 9.01, on each Payment Date, the Collateral Agent shall disburse amounts transferred from the Interest Collection Account and the Principal Collection Account to the Payment Account pursuant to Section 8.02 in accordance with the following priorities (the “Priority of Payments”).

(i)         On each Payment Date other than during the occurrence and continuation of a Default or an Event of Default, Interest Proceeds on deposit in the Interest Collection Account, to the extent received by the Collateral Agent on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account, shall be applied in the following order of priority:

(A)        to pay Taxes, registration and filing fees, if any, of the Borrower;

(B)        (1) first, to the payment of accrued and unpaid Administrative Expenses in the order described in the definition thereof, and (2) second, to the deposit to the Expense Reserve Account, at the Portfolio Manager’s discretion, an amount equal to the lesser of (x) the Ongoing Expense Reserve Shortfall and (y) the Ongoing Expense Excess Amount; provided, however, that payments and deposits pursuant to this subclause (B) shall only be made to the extent that the total of payments and deposits shall not exceed, on such Payment Date, the Administrative Expenses Cap;

(C)         to the payment of amounts due and payable under each Eligible Hedge Agreement entered into by the Borrower (excluding any costs of termination of such Eligible Hedge Agreement and any amounts required to be paid upon termination of such Eligible Hedge Agreement if such termination is caused in each case by (1) an event of default under such Eligible Hedge Agreement for which the Eligible Hedge Counterparty is the defaulting party or (2) a termination event under such Eligible Hedge Agreement for which the Eligible Hedge Counterparty is the sole affected party);

(D)        to the payment to the Portfolio Manager of the Senior Portfolio Management Fee, plus any Senior Portfolio Management Fee that remains due and unpaid in respect of any prior Payment Dates as a result of insufficient funds except in each case to the extent that the Portfolio Manager elects to irrevocably waive such Senior Portfolio Management Fee pursuant to Section 8 of the Portfolio Management Agreement;

(E)        (1) first, to the payment of Commitment Fees due to the Lenders; and (2) second, to the payment of accrued and unpaid interest on the Advances and amounts payable to the Lenders or any Affected Person under Section 2.09, Section 2.10 and Section 12.03;

(F)       (1) if the Coverage Tests are not satisfied as of the related Determination Date, to the repayment of principal in respect of, first, the Revolving Advances and, second, if the outstanding principal amount of the Revolving Advances has been reduced to zero, the Term Advances, in each case until the Coverage Tests are satisfied, and in conjunction with such repayment of Term Advances, the corresponding Term Commitment shall be terminated, or (2) if, but only if, the Overcollateralization Test is not satisfied as of the related Determination Date and the outstanding principal amount of the Advances has been reduced to zero (after giving effect to any payment made pursuant to clause (1)), to deposit in the Revolving Reserve Account until the Overcollateralization Test is satisfied;

(G)         to the payment of accrued and unpaid Administrative Expenses in the order described in the definition thereof, to the extent not paid in full pursuant to subclause (B) above, without reference to the Administrative Expenses Cap;

(H)      to the payment to the Portfolio Manager, of the accrued and unpaid Subordinated Portfolio Management Fee and any Subordinated Portfolio Management Fee that remains due and unpaid in respect of any prior Payment Dates except in each case to the extent that the Portfolio Manager elects to irrevocably waive such current or previously due Subordinated Portfolio Management Fee pursuant to Section 8 of the Portfolio Management Agreement;

(I)         during the Reinvestment Period, all or a portion of the remainder to be allocated at the Portfolio Manager’s option (as evidenced in a written notice delivered to the Agents delivered on or prior to the related Determination Date) to any one or more of the following payments: (1) to the Principal Collection Account for the purchase of additional Collateral Obligations (including funding Revolving Collateral Loans and Delayed Drawdown Collateral Loans) and/or (2) for deposit into the Revolving Reserve Account up to an amount that would result in the Portfolio Exposure Amount equaling zero;

(J)         to the payment of any costs of termination of any Eligible Hedge Agreement and any amounts required to be paid upon termination of such Eligible Hedge Agreement if such termination is caused in each case by (1) an event of default under such Eligible Hedge Agreement for which the Eligible Hedge Counterparty is the defaulting party or (2) a termination event under such Eligible Hedge Agreement for which the Eligible Hedge Counterparty is the sole affected party; and

(K)        any remaining amounts payable at the direction of the Borrower (which, for the avoidance of doubt, may be distributed to the Parent).

(ii)        On each Payment Date other than during the occurrence and continuation of a Default or an Event of Default, Principal Proceeds on deposit in the Principal Collection Account that are received by the Collateral Agent on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred to the Payment Account and not designated for reinvestment by the Portfolio Manager shall be applied, except for any Principal Proceeds that will be used to settle binding commitments (entered into prior to the Determination Date) for the purchase of Collateral Obligations, in the following order of priority:

(A)         to the payment of unpaid amounts under subclauses (A) through (E) in clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder;

(B)        if the Coverage Tests are not satisfied as of the related Determination Date, to the repayment of principal in respect of, first, the Revolving Advances and, second, if the outstanding principal amount of the Revolving Advances has been reduced to zero, the Term Advances, in each case until the Coverage Tests are satisfied, and in conjunction with such repayment of Term Advances, the corresponding Term Commitment shall be terminated;

(C)       during the Reinvestment Period, at the discretion and option of the Portfolio Manager, (1) to the Principal Collection Account for the purchase of additional Collateral Obligations (including funding Revolving Collateral Loans and Delayed Drawdown Collateral Loans), and/or (2) for deposit into the Revolving Reserve Account up to an amount that would result in the Portfolio Exposure Amount equaling zero;

(D)         after the Reinvestment Period, to the repayment of the Advances until paid in full;

(E)         to the payment of accrued and unpaid Administrative Expenses in the order described in the definition thereof, to the extent not paid in full pursuant to subclause (G) of clause (i) above and subclause (A) above, without reference to the Administrative Expenses Cap;

(F)         to the payment of amounts referred to in subclause (H) of clause (i) above, to the extent not paid in full thereunder;

(G)         to the payment of amounts referred to in subclause (J) of clause (i) above, to the extent not paid in full thereunder; and

(H)         any remaining amounts payable at the direction of the Borrower (which, for the avoidance of doubt, may be distributed to the Parent).

(iii)      On each Payment Date during the occurrence and continuation of a Default or an Event of Default, Interest Proceeds on deposit in the Interest Collection Account, to the extent received by the Collateral Agent on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account, and Principal Proceeds on deposit in the Principal Collection Account that are received by the Collateral Agent on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred to the Payment Account and were not designated for reinvestment by the Portfolio Manager prior to the occurrence of such Default or Event of Default, shall be applied, except for any Principal Proceeds that will be used to settle binding commitments (entered into prior to the Determination Date) for the purchase of Collateral Obligations, shall be applied in the following order of priority:

(A)        (i) first, to all reasonable and customary out-of-pocket costs and expenses of the Collateral Agent incurred in connection with the sale of Collateral or exercise of other remedial rights pursuant to Section 7.03; and (2) second, to the payment of unpaid amounts under subclauses (A) through (D) in clause (i) above (in the same order of priority specified therein), in each case without regard to the Administrative Expenses Cap;

(B)        (1) first, to the payment of Commitment Fees due to the Lenders; and (2) second, to the payment of accrued and unpaid interest on the Advances and amounts payable to the Lenders or any Affected Person under Section 2.09, Section 2.10 and Section 12.03;

(C)        if an Event of Default has occurred and is continuing, to the repayment of the Advances until paid in full;

(D)        unless a Default has occurred and is continuing but no Event of Default has occurred and is continuing and the Advances have not been paid in full, to the payment to the Portfolio Manager, of the accrued and unpaid Subordinated Portfolio Management Fee and any Subordinated Portfolio Management Fee that remains due and unpaid in respect of any prior Payment Dates except in each case to the extent that the Portfolio Manager elects to irrevocably waive such current or previously due Subordinated Portfolio Management Fee or pursuant to Section 8 of the Portfolio Management Agreement;

(E)         to the payment of any costs of termination of any Eligible Hedge Agreement and any amounts required to be paid upon termination of such Eligible Hedge Agreement if such termination is caused in each case by (1) an event of default under such Eligible Hedge Agreement for which the Eligible Hedge Counterparty is the defaulting party or (2) a termination event under such Eligible Hedge Agreement for which the Eligible Hedge Counterparty is the sole affected party); and

(F)        (1) if a Default has occurred and is continuing but no Event of Default has occurred and is continuing, any remaining amounts shall either, at the election of the Borrower, (a) be deposited to the Collection Account, or (b) be applied to the repayment of the Advances and (2) otherwise any remaining amounts shall be payable at the direction of the Borrower (which, for the avoidance of doubt, may be distributed to the Parent).

(b)        If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Payment Date Report, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.01(a) to the extent funds are available therefor.

(c)       Notwithstanding anything to the contrary contained herein, amounts in the Expense Reserve Account may be applied to the payment of Administrative Expenses on days other than Payment Dates.

(d)         The Borrower may use amounts in the Interest Collection Account and the Principal Collection Account to make Permitted Distributions at any time and from time to time (including on days that are not Payment Dates).

ARTICLE X

SALE OF COLLATERAL OBLIGATIONS;
PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 10.01       Sales of Collateral Obligations.

(a)         So long as (A) no Event of Default has occurred and is continuing and (B) on or prior to the trade date for such sale the Borrower has certified to the Facility Agent in a certificate in such other form as may be agreed upon by the Facility Agent and the Borrower from time to time, that each of the conditions applicable to such sale set forth in this Article X has been satisfied, the Borrower (or the Portfolio Manager on behalf of the Borrower acting pursuant to the Portfolio Management Agreement) may direct the Collateral Agent in writing to sell, and the Collateral Agent shall sell in the manner directed by the Borrower (or the Portfolio Manager on behalf of the Borrower) in writing:

(i)          any Defaulted Obligation at any time;

(ii)         any Equity Obligation at any time;

(iii)        any Credit Risk Obligation at any time;

(iv)        any Credit Improved Obligation at any time; and

(v)         any Collateral Obligation with respect to which a Tax Event has occurred at any time.

(b)         Without limiting the foregoing, during or after the Reinvestment Period, the Borrower (or the Portfolio Manager on behalf of the Borrower acting pursuant to the Portfolio Management Agreement) may direct the Collateral Agent in writing to sell, in the manner described above, any Collateral Obligation that is not a Defaulted Obligation, an Equity Obligation, a Credit Risk Obligation, a Credit Improved Obligation or a Collateral Obligation with respect to which a Tax Event has occurred if:

(i)        each Coverage Test shall be satisfied immediately before and after giving effect to the proposed sale or, if not satisfied immediately before the proposed sale, is maintained or improved after giving effect to the proposed sale; and

(ii)         no Event of Default has occurred and is continuing;

(c)         Reserved.

(d)         Reserved.

(e)         In the event of a Prepayment in Full or a sale of the Collateral Obligations in accordance with the last paragraph of Section 7.03, the Borrower may direct the Collateral Agent in writing to sell, and the Collateral Agent shall sell in the manner directed by the Borrower, any Collateral Obligation without regard to the limitations set forth in clauses (a) through (c) of this Section 10.01 but (i) in connection with a Prepayment in Full, subject to Section 2.05(b), and (ii) in connection with a sale of the Collateral Obligations in accordance with the last paragraph of Section 7.03, in accordance with such paragraph.

(f)         Notwithstanding clauses (a) through (c) of this Section 10.01, prior to the Final Maturity Date, the Borrower shall sell Collateral Obligations to the extent necessary such that the amount required to pay all outstanding Obligations on the Final Maturity Date is on deposit in the Payment Account no later the Business Day immediately preceding the Final Maturity Date.

(g)         Notwithstanding anything herein to the contrary, after the Reinvestment Period, and only if all Obligations under the Facility (other than unasserted contingent obligations) have been paid in full and all Commitments have been terminated (without regard to whether an Event of Default has occurred and is continuing), the Borrower (or the Portfolio Manager on behalf of the Borrower) may direct the Collateral Agent in writing to sell, and the Collateral Agent shall sell in the manner directed by the Portfolio Manager (on behalf of the Borrower) in writing any Collateral Obligation, Eligible Investment or other Collateral.

Section 10.02       Purchase of Additional Collateral Obligations.

(a)          During the Reinvestment Period, the Borrower (or the Portfolio Manager on its behalf) may instruct the Collateral Agent by Borrower Order and certification as to satisfaction of the Eligibility Criteria (immediately before and after giving effect to the proposed purchase) and the requirements set forth in clauses (i) through (v) of this Section 10.02(a) to invest Principal Proceeds in Collateral Obligations; provided that:

(i)          each Collateral Quality Test is satisfied after giving effect to such acquisition or commitment and, if applicable, after giving effect to the disposition of any Collateral Obligations the Disposition Proceeds of which are to be used for such acquisition or commitment, or if one or more Collateral Quality Tests are not satisfied after giving effect to such acquisition or commitment, such Collateral Quality Tests are either maintained or improved after giving effect to such acquisition or commitment;

(ii)       each Concentration Limitation is satisfied after giving effect to such acquisition or commitment and, if applicable, after giving effect to the disposition of any Collateral Obligations the Disposition Proceeds of which are to be used for such acquisition or commitment, or if one or more Concentration Limitations are not satisfied after giving effect to such acquisition or commitment, such Concentration Limitations are either maintained or improved after giving effect to such acquisition or commitment;

(iii)        each Coverage Test is satisfied after giving effect to such acquisition or commitment, or if one or more Coverage Tests are not satisfied after giving effect to such acquisition or commitment, such Coverage Tests are either maintained or improved after giving effect to such acquisition or commitment; and

(iv)        with respect to a purchase of a Collateral Obligation with the Disposition Proceeds of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale plus, without duplication, the amount of any cash contributions made to the Borrower in connection therewith will at least equal the Disposition Proceeds from such sale, (2) the Aggregate Principal Balance of the Collateral Obligations (including, without duplication, the amount of any cash contributions made to the Borrower in connection therewith) will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale), (3) the sum of (x) Aggregate Principal Balance of the Performing Collateral Obligations, (y) the aggregate amount of cash and the principal balance of any Eligible Investments on deposit in the Principal Collection Account and (z) the aggregate Defaulted Obligation Amount of all Defaulted Obligations equals or exceeds the Target Par Amount, or (4) the Overcollateralization Test is satisfied.

(b)      Following the Reinvestment Period, the Borrower (or the Portfolio Manager on its behalf) may instruct the Collateral Agent by Borrower Order and certification as to satisfaction of the Eligibility Criteria and the requirements set forth in clauses (i) through (iv) of this Section 10.02(b) to reinvest Unscheduled Principal Payments and Disposition Proceeds of Credit Risk Obligations in Collateral Obligations if:

(i)          each Collateral Quality Test and Coverage Test is satisfied after giving effect to such acquisition or commitment;

(ii)        each Concentration Limitation is satisfied after giving effect to such acquisition or commitment and, if applicable, after giving effect to the disposition of any Collateral Obligations the Disposition Proceeds of which are to be used for such acquisition or commitment, or if one or more Concentration Limitations are not satisfied after giving effect to such acquisition or commitment, such Concentration Limitations are either maintained or improved after giving effect to such acquisition or commitment;

(iii)      with respect to a purchase of a Collateral Obligation with Unscheduled Principal Payments, such purchased Collateral Obligation shall have a Principal Balance at least equal to the Principal Balance of the Collateral Obligation generating such Unscheduled Principal Payments or, in the case of a Discount Purchase, the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the Principal Balance thereof; and

(iv)        with respect to a purchase of a Collateral Obligation with the Disposition Proceeds of a Credit Risk Obligation, such purchased Collateral Obligation shall have a Principal Balance at least equal to the disposition proceeds of the sold Credit Risk Obligation.

(c)          If the requirement to satisfy a Concentration Limitation, a Coverage Test or a Collateral Quality Test as provided in Section 10.02(a) or Section 10.02(b) (or, if explicitly stated in Section 10.02(a) or Section 10.02(b), maintained or improved) is not satisfied with respect to one single reinvestment, or if the requirement to satisfy a Coverage Test as provided in Section 10.01(b) (or, if explicitly stated in Section 10.01(b), maintained or improved) is not satisfied, with respect to one single reinvestment or sale (the “Trading Plan Criteria”), such Concentration Limitation, Coverage Test or Collateral Quality Test will be deemed to be satisfied (or, if applicable, maintained or improved) for purposes of Section 10.01(b), Section 10.02(a) or Section 10.02(b) if such Concentration Limitation, Coverage Test and/or Collateral Quality Test is satisfied (or, if applicable, maintained or improved) on an aggregate basis for a series of reinvestments and sales occurring during any 10 Business Day period (provided that any such 10 Business Day period may not extend past the final day of a Collection Period) so long as (1) the Borrower (or the Portfolio Manager on its behalf) identifies to the Facility Agent and the Collateral Agent the sales and purchases subject to this clause (c) (a “Trading Plan”), (2) the Aggregate Principal Balance of such identified purchases does not exceed 5.0% of the Aggregate Principal Balance of the Collateral Obligations, (3) the Borrower reasonably believes that the Trading Plan Criteria will be satisfied on an aggregate basis for such identified reinvestments and/or sales, (4) the Borrower (and the Portfolio Manager on behalf of the Borrower) shall not engage in more than one Trading Plan at any time, and (5) in the event that the Borrower fails to complete a Trading Plan on two occasions, the Borrower will provide prompt notice of such failures to the Facility Agent and the Borrower will not undertake any further Trading Plans unless the Facility Agent has given its prior written consent.

(d)         With respect to any Collateral Obligation, for purposes of this Section 10.02, the date on which such obligation shall be deemed to “mature” (or its “maturity” date) shall be the earlier of (x) the stated maturity of such obligation or (y) if the Borrower has the right to require the Obligor of such Collateral Obligation to purchase, redeem or retire such Collateral Obligation (at par or above) on any one or more dates prior to its stated maturity (a “put right”) and the Borrower certifies to the Facility Agent and the Collateral Agent that it shall exercise such put right on the date specified in such certification, on the date specified.

(e)         In calculating the Coverage Tests, the Concentration Limitations, the Eligibility Criteria and the Collateral Quality Tests in connection with the reinvestment of Disposition Proceeds of Credit Risk Obligations and Defaulted Obligations during the Reinvestment Period and Disposition Proceeds of Credit Risk Obligations after the Reinvestment Period, the level of compliance with each Coverage Test, Concentration Limitation, Eligibility Criteria and Collateral Quality Test immediately following the sale of such Credit Risk Obligation or Defaulted Obligation will be compared with the level of compliance with each Coverage Test, Concentration Limitation, Eligibility Criteria and Collateral Quality Test immediately following the reinvestment of the related Disposition Proceeds, in each case as of the date the Borrower (or the Portfolio Manager on its behalf) commits to make such investment; provided that the level of compliance with any Trading Plan Criteria shall be calculated on an aggregate basis with respect to all reinvestments and sales conducted as part of a Trading Plan in accordance with Section 10.02(c).

(f)        Notwithstanding anything in this Section 10.02 to the contrary, if an Event of Default has occurred and is continuing, the Borrower may not enter into a commitment to purchase a Collateral Obligation without the prior written consent of the Controlling Lender; provided that, if the Borrower enters into a commitment to purchase a Collateral Obligation prior to the occurrence and continuation of an Event of Default, the settlement date in respect of such Collateral Obligation may occur after the occurrence and during the continuation of an Event of Default; provided, further that in no event shall the Lenders be required to make an Advance for such purpose.

Section 10.03       Conditions Applicable to All Sale and Purchase Transactions.

Upon any acquisition of a Collateral Obligation pursuant to this Article X, a security interest in all of the Borrower’s right, title and interest to the Collateral shall be granted to the Collateral Agent pursuant to this Agreement, such Collateral shall be Delivered to the Collateral Agent, and, if applicable, the Borrower shall receive the Collateral for which the Collateral was substituted, free and clear of the lien of this Agreement.

ARTICLE XI

THE AGENTS

Section 11.01       Authorization and Action.

Each Lender hereby irrevocably appoints and authorizes the Facility Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof. No Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents, nor any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of such Agent shall be read into this Agreement or any other Facility Document to which such Agent is a party (if any) as duties on its part to be performed or observed. No Agent shall have or be construed to have any other duties or responsibilities in respect of this Agreement and the transactions contemplated hereby. As to any matters not expressly provided for by this Agreement or the other Facility Documents, no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Controlling Lenders; provided that such Agent shall not be required to take any action which exposes such Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law. Each Lender agrees that in any instance in which the Facility Documents provide that an Agent’s consent may not be unreasonably withheld, provide for the exercise of such Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions (or, by refusing to provide instruction) to such Agent withhold its consent or exercise its discretion in an unreasonable manner.

Section 11.02       Delegation of Duties.

Each Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with due care.

Section 11.03       Agents’ Reliance, Etc.

(a)         Neither Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent: (i) may consult with legal counsel (including, without limitation, counsel for the Borrower or the Portfolio Manager or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility Documents or any Related Documents on the part of the Borrower or the Portfolio Manager or any other Person or to inspect the property (including the books and records) of the Borrower or the Portfolio Manager; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency, ownership, transferability or value of any Collateral, this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate, instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by telecopier, email, cable or telex, if acceptable to it) believed by it to be genuine and believed by it to be signed or sent by the proper party or parties. No Agent shall have any liability to the Borrower or any Lender or any other Person for the Borrower’s or any Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.

(b)         No Agent shall be liable for the actions of omissions of any other Agent (including without limitation concerning the application of funds), or under any duty to monitor or investigate compliance on the part of any other Agent with the terms or requirements of this Agreement, any Facility Document or any Related Document, or their duties thereunder. Each Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including, without limitation, each Notice of Borrowing received hereunder). No Agent shall be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including without limitation for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of any Lender to provide, written instruction to exercise such discretion or grant such consent from any such Lender, as applicable). No Agent shall be liable for any error of judgment made in good faith unless it shall be proven that such Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Facility Documents or Related Documents shall obligate any Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. No Agents shall be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. No Agent shall be charged with knowledge or notice of any matter unless actually known to a Responsible Officer of such Agent responsible for the administration of this Agreement, or unless and to the extent written notice of such matter is received by such agent at its address in accordance with Section 12.02. Any permissive grant of power to an Agent hereunder shall not be construed to be a duty to act solely by reason of such grant. Each Agent shall have only the duties and responsibilities that are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against any Agent. Before acting hereunder, an Agent shall be entitled to request, receive and rely upon such certificates and opinions as it may reasonably determine appropriate with respect to the satisfaction of any specified circumstances or conditions precedent to such action.

(c)         No Agent shall be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, governmental regulations imposed with retroactive effect, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

Section 11.04       Indemnification.

Each of the Lenders agrees to indemnify and hold the Agents harmless (to the extent not reimbursed by or on behalf of the Borrower pursuant to Section 12.04 or otherwise) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorney’s fees and expenses) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by the Agents under this Agreement or any other Facility Document or any Related Document; provided that:

(i)        no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence, willful misconduct; and

(ii)       no Lender or Lenders shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (for purposes hereof, “Collateral Agent Liabilities”) unless such Collateral Agent Liabilities are imposed on, incurred by, or asserted against the Collateral Agent as a result of any action taken, or not taken, by the Collateral Agent (x) pursuant to the express terms of this Agreement or (y) at the direction of such Lender or Lenders, as the case may be, in accordance with the terms and conditions set forth in this Agreement (it being understood that the Collateral Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of any of the Lenders (or other Persons authorized or permitted under the terms hereof to make such request or give such direction) pursuant to this Agreement or any of the other Facility Documents, unless such Lenders shall have provided to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable and documented attorney’s fees and expenses) and Collateral Agent Liabilities which might reasonably be incurred by it in compliance with such request or direction, whether such indemnity is provided under this Section 11.04 or otherwise).

The rights of the Agents and obligations of the Lenders under or pursuant to this Section 11.04 shall survive the termination of this Agreement, and the earlier removal or resignation of any Agent hereunder.

Section 11.05       Successor Agents.

(a)         Subject to the terms of this Section 11.05(a), each Agent may, upon thirty days’ notice to the Lenders and the Borrower, resign as Facility Agent or Collateral Agent, as applicable. If the Collateral Agent shall be in material breach of its obligations hereunder, the Controlling Lenders may, following a period of fifteen days during which the Collateral Agent may cure such breach, remove the Collateral Agent upon notice to the Borrower, the Portfolio Manager, the Lenders and the Agents. If the Collateral Agent shall resign or be removed pursuant to this Section 11.05(a), then the Facility Agent (at the direction of the Controlling Lenders), during such thirty- or fifteen-day period (as applicable), shall appoint a successor agent. If the Facility Agent shall resign or be removed pursuant to this Section 11.05(a), then the Controlling Lenders, during such thirty- or fifteen-day period (as applicable), shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment during such thirty- or fifteen-day period (as applicable) (the last day of such period, the “Appointment Cut-off Date”), such Agent may appoint a successor Agent or petition a court of competent jurisdiction for the appointment of a successor. Unless an Event of Default has occurred and is continuing, no successor Agent shall be a Portfolio Manager Competitor. The appointment of any successor Agent pursuant to this Section 11.05(a) shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) an Event of Default shall have occurred and be continuing, (ii) if such assignee is a Lender or an Affiliate of such Agent or any Lender (in each case, that is not a Portfolio Manager Competitor); or (iii) for any reason no successor has been appointed within thirty (30) days after the relevant Appointment Cut-off Date and the Borrower has theretofore not entered into an agreement in principle with a potential successor that would be qualified to act as such Agent hereunder. Any resignation or removal of an Agent pursuant to this Section 11.05(a) shall be effective upon the appointment of a successor Agent pursuant to this Section 11.05(a) and the acceptance of such appointment by such successor. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents (but not in its capacity as a Lender, if applicable) and the provisions of this Article XI and Section 11.05(a) shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Facility Documents.

(b)        Subject to the terms of this Section 11.05(b), the Portfolio Manager may, upon thirty days’ notice to the Collateral Agent, the Lenders and the Borrower, remove and discharge the Collateral Agent from the performance of its obligations under this Agreement and under the other Facility Documents without cause at any time. If the Collateral Agent shall be removed pursuant to this Section 11.05(b), then the Portfolio Manager during such thirty-day period shall appoint a successor Collateral Agent. The appointment of any successor Collateral Agent pursuant to this Section 11.05(b) shall be subject to the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld or delayed). If the Collateral Agent is removed pursuant to this Section 11.05(b), the Collateral Agent shall, automatically and without further action, be simultaneously be removed in all other capacities in which it serves under this Agreement and under any of the other Facility Documents (including, without limitation, in its capacity as Custodian). Any removal of the Collateral Agent pursuant to this Section 11.05(b) shall be effective upon the appointment of a successor Collateral Agent pursuant to this Section 11.05(b) and the acceptance of such appointment by such successor. After the effectiveness of any removal of the Collateral Agent pursuant to this Section 11.05(b), the Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents (but not in its capacity as Lender, if applicable) and the provisions of this Article XI and Section 11.05(b) shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and under the other Facility Documents. In the event that the Collateral Agent is removed pursuant to this Section 11.05(b), the Portfolio Manager shall bear any costs related to such removal and appointment of a successor Collateral Agent.

Section 11.06       Regarding the Collateral Agent.

(a)        The Collateral Agent shall have no liability for losses arising from (i) any cause beyond its control, (ii) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

(b)         The Collateral Agent shall not be liable for any special, exemplary, punitive or consequential damages.

(c)         The Collateral Agent shall not be responsible for the preparation or filing of any UCC financing statements or the correctness of any financing statements filed in connection with this Agreement or the validity or perfection of any lien or security interest created pursuant to this Agreement.

(d)         The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Borrower.

(e)          In the event that the Custodian is not the same entity as the Collateral Agent, the Collateral Agent shall not be liable for the acts or omissions of the Custodian under this Agreement or any other related agreement and shall not be required to monitor the performance of the Custodian. It is expressly agreed and acknowledged that the Collateral Agent does not guarantee performance of or assume any liability for the obligations of the other parties hereto or any parties to the Collateral.

(f)       If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, each of which is in accordance with the terms of this Agreement, the Collateral Agent may request written instructions from the Portfolio Manager, acting on behalf of the Borrower, which written instructions must be approved by the Facility Agent, as to the course of action desired by the Borrower. If the Collateral Agent does not receive such instructions within three Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such three-Business Day period except to the extent it has already taken, or committed itself to take action inconsistent with such instructions.

(g)         The Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Portfolio Manager or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(h)       The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer. It is expressly acknowledged by the Borrower, the Portfolio Manager, the Lenders and the Facility Agent that performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notices provided to it by the Portfolio Manager (and/or the Borrower) and/or any related bank agent, obligor or similar party with respect to the Collateral, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data (except to the extent any such information provided is patently incorrect or inconsistent with any proximally received information or instruction, in which case the Collateral Agent shall investigate any such information), or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time. For purposes of monitoring changes in ratings, the Collateral Agent shall be entitled to use and rely (in good faith) exclusive upon a single reputable electronic financial information repository service (which for ratings by S&P shall be www.standardandpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.

(i)         Any organization or entity into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger conversion or consolidation to which the Collateral Agent shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such organization or entity shall be otherwise qualified and eligible under this Agreement.

(j)          In performing its duties under the Facility Documents, each of the Custodian and the Securities Intermediary shall be entitled to all of the rights, protections, immunities and indemnities of the Collateral Agent set forth herein, provided that such rights shall be in addition to any rights, protections, immunities and indemnities set forth in the Account Control Agreement or any other Facility Document.

(k)         The Collateral Agent shall be under no obligation to (i) monitor, determine or verify the unavailability or cessation of LIBOR, SOFR, Term SOFR Rate, Daily Simple SOFR, Benchmark (or other applicable interest rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of (except as expressly provided herein), any Benchmark Transition Event or any amendment or change required to be made to the applicable interest rate, (ii) select, determine or designate any LIBOR, SOFR, Daily Simple SOFR, Term SOFR Rate, Benchmark or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

(l)          The Collateral Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of LIBOR, SOFR, Daily Simple SOFR, Term SOFR Rate, Benchmark (or other applicable interest rate) and absence of a designated replacement interest rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Borrower, the Facility Agent or any Lender, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

ARTICLE XII

MISCELLANEOUS

Section 12.01       No Waiver; Modifications in Writing; Benchmark Replacement Setting.

(a)         No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder or with respect to the Advances shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement, and any consent to any departure by any party to this Agreement from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)        No amendment, modification, supplement or waiver of this Agreement shall be effective unless it is signed by the Borrower and the Controlling Lenders, provided that:

(i)          no such amendment, modification, supplement or waiver shall, unless by an instrument signed by all of the affected Lenders, (A) increase or extend the term of the Commitments or change the Final Maturity Date, (B) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (C) reduce the amount of any such payment of principal, (D) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (E) release all or substantially all of the Collateral, except in connection with dispositions permitted hereunder, (F) alter the terms of Section 9.01 or this Section 12.01(b), (G) modify in any manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or (H) extend the Reinvestment Period; and

(ii)         any amendment, modification, supplement or waiver of Article VIII, Article XI, or of any of the other rights or duties of either Agent (including the Collateral Agent in its role as Custodian) hereunder, shall require the consent of such Agent.

(c)          Benchmark Replacement Setting.

(i)        Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Facility Document (and any agreement executed in connection with an interest rate hedge shall be deemed not to be a “Facility Document” for purposes of this Section), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document so long as the Facility Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Controlling Lenders.

(ii)         Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Facility Agent shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Documents, any amendments implementing such Conforming Changes shall become effective without any further action or consent of any other party to this Agreement or any other Facility Document (except such consultation of Borrower as specified in the definition of Conforming Changes).

(iii)        Notices; Standards for Decisions and Determinations. The Facility Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 12.01(c)(iv) below and (v) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Facility Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 12.01(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Facility Document, except, in each case, as expressly required pursuant to this Section 12.01(c).

(iv)        Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Facility Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Facility Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Facility Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)         Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR Rate Advance, conversion to or continuation of SOFR Rate Advances to be made, converted or continued during any Benchmark Unavailability Period and, in the absence of such revocation, the Borrower will be deemed to have converted any such request into a request for an Advance of or conversion to Base Rate Advances. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(vi)        Definitions. As used in this Section 12.01(c):

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Accrual Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that, as of such date, has been removed from the definition of “Interest Accrual Period” pursuant to clause (iv) of this Section 12.01(c), or (y) if the then-current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date.

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event, and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (i) of this Section 12.01(c). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Facility Agent for the applicable Benchmark Replacement Date:

(1)         Daily Simple SOFR;

(2)         the sum of: (a) the alternate benchmark rate that has been selected by the Facility Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement plus the SOFR Adjustment as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents, and provided further, that any such Benchmark Replacement shall be administratively feasible as determined by the Facility Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Facility Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Date” means a date and time determined by the Facility Agent, which date shall be at the end of an Interest Accrual Period and no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)  in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)  in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any then-current Benchmark:

(1)  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by an Authority having jurisdiction over the Facility Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Authority having jurisdiction over the Facility Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with this Section 12.01(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with this Section 12.01(c).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.

“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by the Facility Agent in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Section 12.02       Notices, Etc.

Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by prepaid courier service, or by electronic mail, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 12.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to the Facility Agent or the Calculation Agent:

PNC  Bank, National Association 300 Fifth Avenue, Floor 11
Pittsburgh, PA 15222
Attention: Alex Langley
Telephone No: 412-477-5802
Email: alex.langley@pnc.com,
abfadmin@pnc.com

with a copy to:

1600 Market Street, 21st Floor
Philadelphia, PA 19103
Attention: Lawrence Beller
Telephone No: 215-585-6017
Email: lawrence.beller@pnc.com

If to the Collateral Agent or Custodian:

State Street Bank and Trust Company
1776 Heritage Drive, Mail Stop: JAB0527
North Quincy, Massachusetts 02171
Attention: Structured Trust and Analytics
Phone: (617) 662-9839
Email: brian.peterson@statestreet.com

If to the Borrower:

BlackRock Private Credit Fund Leverage I, LLC
c/o BlackRock Capital Investment Advisers, LLC
2951 28th Street, Suite 1000
Santa Monica, CA 90405
Attention: Patrick Wolfe, Managing Director
Phone: (310) 566-1000
Email: patrick.wolfe@blackrock.com

If to the initial Lenders:

PNC Bank, National Association
300 Fifth Avenue, Floor 11
Pittsburgh, PA 15222
Attention: Alex Langley
Telephone No: 412-477-5802
Email: alex.langley@pnc.com,
abfadmin@pnc.com

with a copy to:

1600 Market Street,
21st Floor Philadelphia, PA 19103
Attention: Lawrence Beller
Telephone No: 215-585-6017
Email: lawrence.beller@pnc.com

If to any other Lender:

As provided in the Assignment and Acceptance pursuant to which such other Lender becomes a Lender hereunder.

Section 12.03       Taxes.

(a)         Any and all payments by or on behalf of the Borrower under this Agreement and the Notes shall be made, in accordance with this Agreement, free and clear of and without withholding or deduction for Taxes unless such withholding or deduction is required by Applicable Law (or by the interpretation or administration thereof).If the applicable Withholding Agent shall be required by Applicable Law (or by the interpretation or administration thereof) (as determined in the good faith discretion of an applicable Withholding Agent) to withhold or deduct any Taxes from or in respect of any sum payable by it hereunder, under any Note or under any other Facility Document to any Secured Party, (i) if any such deductions are in respect of Indemnified Taxes, the sum payable by the Borrower shall be increased as may be necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 12.03) such Secured Party receives an amount equal to the sum it would have received had no withholdings or deductions in respect of Indemnified Taxes been made, (ii) the applicable Withholding Agent shall make such withholdings or deductions, and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Authority in accordance with Applicable Law.

(b)        In addition, the Borrower agrees to timely pay any present or future stamp, court, intangible, recording, filing or documentary taxes or property taxes or similar Taxes which arise from any payment made by the Borrower hereunder, under the Notes or under any other Facility Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or under any other Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17) (hereinafter referred to as “Other Taxes”).

(c)         Borrower agrees to indemnify each of the Secured Parties for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 12.03), together with all interest, penalties, reasonable costs and expenses arising therefrom, paid by any Secured Party in respect of the Borrower, whether or not such Taxes were correctly or legally imposed or asserted. Payments by the Borrower pursuant to this indemnification shall be made promptly following the date the Secured Party makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Such certificate shall be conclusive absent manifest error.

(d)         Each Lender shall severally indemnify the Agents, within 10 Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agents for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agents in connection with any this Agreement or the Notes, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agents shall be conclusive absent manifest error. Each Lender hereby authorizes the Agents to set off and apply any and all amounts at any time owing to such Lender under this Agreement or the Notes or otherwise payable by the Agents to the Lender from any other source against any amount due to the Facility Agent under this paragraph (d).

(e)         Promptly after the date of any payment of Indemnified Taxes, the Borrower will furnish to each Agent the original or a certified copy of a receipt issued by the relevant Authority evidencing payment thereof or a copy of the return reporting such payment (or other evidence of payment as may be reasonably satisfactory to such Agent).

(f)       If any Secured Party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.03 (including by the payment of additional amounts pursuant to this Section 12.03), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Secured Party and without interest (other than any interest paid by the relevant Authority with respect to such refund). The Borrower, upon the request of such Secured Party, shall repay to such Secured Party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Authority) in the event that such Secured Party is required to repay such refund to such Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will a Secured Party be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Secured Party in a less favorable net after-Tax position than the Secured Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(g)        (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document shall deliver to the Borrower and the Agents, at the time or times reasonably requested by the Borrower or the Agents, such properly completed and executed documentation reasonably requested by the Borrower or the Agents as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agents, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agents as will enable the Borrower or the Agents to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.03(g)(ii)(A), (ii)(B) and (j) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(ii)         Without limiting the generality of the foregoing,

(A)       any Lender that is a United States Person shall deliver to the Borrower and the Agents on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agents), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)       any Lender that is not a United States Person (such Lender, a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agents (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agents), whichever of the following is applicable:

(i)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)         executed originals of IRS Form W-8ECI;

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” in the form of Exhibit F-1 described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(iv)        to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable provided that if the Foreign Lender is partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct or indirect partner;

(C)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agents (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agents), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agents to determine the withholding or deduction required to be made;

(h)         If any Lender requires the Borrower to pay any additional amount to any Secured Party or any taxing Authority for the account of any Lender or to indemnify a Secured Party pursuant to this Section 12.03, then such Secured Party shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion, exercised in good faith, that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.09 or Section 12.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. In the case of any assignment under Section 2.17 result from a claim for compensation under Section 2.09 or payments required to be made under this Section 12.03, such assignment will result in a reduction on such compensation or payments thereafter.

(i)         Nothing in this Section 12.03 shall be construed to require the Secured Party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(j)          If a payment made to a Secured Party under this Agreement or any Note would be subject to U.S. federal withholding Tax imposed by FATCA if such Secured Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Secured Party shall deliver to the Borrower and the Agents at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agents such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agents as may be necessary for the Borrower and the Agents to comply with their obligations under FATCA and to determine that such Secured Party has complied with such Secured Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subclause (j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(k)        Each Agent (and any assignee or successor) will deliver, to the Borrower, on or prior to the execution and delivery of this Agreement (or, assignment or succession, if applicable), either (i) (A) two (2) executed copies of IRS Form W-8ECI with respect to any amounts payable to such Agent for its own account and (B) two (2) duly completed copies of IRS Form W-8IMY (certifying that it is either a “qualified intermediary” or a “U.S. branch”) for the amounts such Agent receives for the account of others, or (ii) two (2) executed copies of IRS Form W-9, whichever is applicable, and in each case of (i) and (ii), with the effect that the Borrower can make payments to each Agent without deduction or withholding of any Taxes imposed by the United States.

Section 12.04       Costs and Expenses; Indemnification.

(a)          The Borrower agrees to promptly pay, as an Administrative Expense, no later than the next Payment Date that occurs at least 15 Business Days (or, if earlier, on the next date that a Permitted Distribution occurs) after written demand is made therefor all reasonable and documented out-of-pocket costs and expenses of the Agents in connection with the administration and any waiver, consent, modification, amendment or similar agreement in respect of this Agreement, the Notes or any other Facility Document and advising the Agents as to their respective rights, remedies and responsibilities. The Borrower agrees to promptly pay, as an Administrative Expense, no later than the next Payment Date following at least fifteen (15) Business Days prior written demand therefor (or, if earlier, on the next date that a Permitted Distribution occurs after written demand therefor), all costs and expenses of each of the Secured Parties in connection with the enforcement of this Agreement, the Notes or any other Facility Document, including the reasonable and documented fees and disbursements of one outside counsel and one local counsel in each relevant jurisdiction for each of the Facility Agent and the Collateral Agent in connection therewith.

(b)        The  Borrower agrees  to indemnify and hold harmless, as an Administrative Expense, each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel, which shall be in any case limited to one (1) firm of attorneys (and any required local counsel) to all Indemnified Parties, taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel to all such similarly situated affected parties)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated) (collectively, the “Liabilities”), including any such Liability that is incurred or arises out of or in connection with, or by reason of, any one or more of the following: (i) subject to Section 12.04(c), preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any other Facility Document or any of the transactions contemplated hereby or thereby; (ii) any breach or alleged breach of any covenant by the Borrower contained in any Facility Document; (iii) any representation or warranty made or deemed made by the Borrower contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is, or is alleged to be, false or misleading; (iv) any failure by the Borrower to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Secured Parties a first-priority perfected security interest in all of the Collateral free and clear of all Liens, other than Permitted Liens; and (vi) any Default or Event of Default; except to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from any such Indemnified Party’s own gross negligence, fraud or willful misconduct (and in such case such Indemnified Party shall repay the Borrower the amount of any amounts previously reimbursed by the Borrower pursuant to this Section 12.04(b) to such Indemnified Party and, to the extent not repaid by any of them, such Indemnified Party’s related Indemnified Parties shall repay such amounts). Notwithstanding the foregoing, the Borrower shall not be liable under this Section 12.04(b) for any special, punitive or consequential damages except in each case in connection with a claim, suit or proceeding filed or made against an Indemnified Person by a person who is not a party to this Agreement nor an Affiliate of a party to this Agreement to the extent otherwise indemnified therefor pursuant to this Section 12.04(b). This Section 12.04 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)         In the event that an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an "Action") for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the "Indemnifying Party") in writing of the nature and particulars of the Action. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action, the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnified Party has done so; provided, that if the Indemnified Party shall have been advised in writing by counsel that under prevailing ethical standards there may be a conflict between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of such Action, or the Indemnified Party determines that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable and documented out-of-pocket outside legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided, further, that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for all Indemnified Parties, taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel to all such similarly situated affected Indemnified Parties), which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided, that the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action. The Borrower shall not be liable for any settlement of any Action effected without the written consent of the Borrower (which shall not be unreasonably withheld or delayed).

Section 12.05       Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  A signed copy of this Agreement delivered by email, facsimile or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. The parties authorize the use of one or more means of electronic signatures (hereinafter referred to as “Electronic Signatures”) to execute this Agreement. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement using an Electronic Signature, it is signing, adopting, and accepting such document and that signing such document using an Electronic Signature is the legal equivalent of having placed its handwritten signature on such document on paper. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, admissibility into evidence and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code (collectively, “Signature Law”). Each party agrees to accept Electronic Signatures provided by any and all other parties to this Agreement as: (i) full and sufficient intent by such parties to be bound by the Agreement, (ii) effective execution and delivery of the Agreement, and (iii) constituting the Agreement as originals for all purposes, without the necessity for any manually signed copies to be provided or maintained or to exist for back up or for any other purpose. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 12.06       Assignability; Participation; Register.

(a)        Each Lender may assign to an assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding Advances or interests therein owned by it, together with ratable portions of its Commitment); provided that:

(i)          the Facility Agent has consented thereto;

(ii)         the Borrower has consented thereto (such consent not to be unreasonably withheld, delayed or conditioned), unless (A) the assignee is an Affiliate of such assignor, or (B) an Event of Default has occurred and is continuing;

(iii)        the assignee acknowledges and agrees to comply with Section 12.03 and shall promptly execute any documents or forms required thereby;

(iv)        unless an Event of Default has occurred and is continuing, no assignment may be made to a Portfolio Manager Competitor;

(v)        unless the Borrower has consented thereto or an Event of Default has occurred and is continuing, in the case of any assignment by PNC Bank, National Association, immediately following such assignment PNC Bank, National Association is the sole Controlling Lender; and

(vi)       the Term Percentage and Revolving Percentage of each existing Lender and any assignee shall remain in the same proportion following any such assignment and Schedule 1 shall be adjusted accordingly.

The parties to each such assignment shall execute and deliver to the Facility Agent an Assignment and Acceptance. Notwithstanding any other provision of this Section 12.06, any Lender may at any time pledge or grant a security interest in, all or any portion of its rights (including rights to payment of principal and interest) under this Agreement or any other Facility Document to secure obligations of such Lender or provide liquidity thereto, including any pledge or security interest granted to a Federal Reserve Bank or, in the case of a Conduit Lender, to a collateral trustee (or similar security trustee) for its commercial paper program, without notice to or consent of the Borrower or the Facility Agent (or the delivery of an Assignment and Acceptance); provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto. Any purported assignment to an assignee that does not comply with the requirements of this Section 12.06 will be null and void ab initio. The Collateral Agent shall be authorized to acknowledge any Assignment and Acceptance when presented by the Facility Agent and shall be entitled to request such tax documentation from any new Lender as the Collateral Agent may reasonably request so it may make payments to such Lender under the Priority of Payments. Each Lender agrees to provide such requested tax documentation.

Notwithstanding anything to the contrary herein, (i) any Conduit Lender may, at any time, sell, assign, participate or otherwise transfer all or any portion of its rights and obligations under this Agreement and the other Facility Documents (including all or a portion of its outstanding Advances or interests therein owned by it, together with ratable portions of its Commitment) to its Liquidity Provider with the consent of the Facility Agent and the Borrower, (ii) any such Liquidity Provider may, at any time and without the consent of any other Person, re-sell, re-assign, re-participate or otherwise re-transfer to such Conduit Lender all or any portion of such rights and obligations under this Agreement and the other Facility Documents obtained by such Liquidity Provider from such Conduit Lender, (iii) no Assignment and Acceptance shall be required to be delivered in connection with any sale, assignment, participation or other transfer contemplated by the foregoing clause (i) or (ii) except in the case of a sale, assignment, participation or other transfer of a Commitment, and (iv) in connection with any such sale, assignment, participation or other transfer contemplated by the foregoing clauses (i) or (ii), the relevant Conduit Lender shall promptly thereafter deliver written notice thereof to the Borrower and the Facility Agent for recording in the Register in accordance with Section 12.06(d) below (it being understood and agreed that such written notice shall constitute an Assignment and Acceptance solely for such purpose).

(b)        The Borrower may not assign any of its rights hereunder or any interest herein or (except as permitted under Section 5.01(b)(ii)) delegate any of its obligations hereunder without the prior written consent of the Agents and the Lenders.

(c)         Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) unless an Event of Default has occurred and is continuing, such Participant may not be a Portfolio Manager Competitor and (E) each Participant shall have agreed to be bound by this Section 12.06(c), Section 12.06(e) and Section 12.09. In the event that any Lender sells participations in any portion of its rights and obligations hereunder:

(i)        the agreement pursuant to which such Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, supplement or waiver that requires the consent of all of the Lenders. Sections 2.09, 2.10 and 12.03 shall apply to each Participant as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that no Participant shall be entitled to any amount under Section 2.09, 2.10 or 12.03 which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions, except to the extent the entitlement to receive a greater amount results from a change in law that occurs after the Participant acquired the applicable participation; and

(ii)         such Lender, as nonfiduciary agent for the Borrower, shall maintain a register on which it enters the name of all participants in the Advances held by it and the principal amount (and stated interest thereon) of the portion of the Advance which is the subject of the participation (the “Participant Register”).An Advance may be participated in whole or in part only by registration of such participation on the Participant Register (and each Note, if any, shall expressly so provide). Any participation of such Advance may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Advance or its other obligations under any agreement) to any Person except to the extent that such disclosure is necessary to establish that such Advance or other obligation is in registered form under Section 5f.103-1(c) and proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)         The Facility Agent, on behalf of and acting solely for this purpose as the nonfiduciary agent of the Borrower, shall maintain at its address specified in Section 12.02 or such other address as the Facility Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of (i) the names and addresses of the Lenders (ii) the amount of each Advance made hereunder by each Lender to the Borrower, (iii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, (iv) the amount of any principal sum paid by the Borrower hereunder and each Lender’s share thereof and (v) the aggregate outstanding principal amount of the outstanding Advances maintained by each Lender under this Agreement (and any stated interest thereon) after giving effect to any assignment hereunder. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The entries maintained in the accounts and Register maintained pursuant Section 2.03(a) and Section 12.06(d) shall be prima facie evidence of the existence and amounts of the Advances therein recorded; provided that the failure of the Facility Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. An Advance (and a Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Note, if any, shall expressly so provide). The Facility Agent shall update and furnish to the Collateral Agent and the Borrower from time to time at the request of the Collateral Agent or the Borrower an updated version of Schedule 1 reflecting the then-current allocation of the Commitments.

(e)         Notwithstanding anything to the contrary set forth herein or in any other Facility Document, each Lender hereunder represents and warrants that it and each Participant with respect to a participation granted by each such Lender, respectively, is and shall be at all times be a “qualified purchaser” as defined in the Investment Company Act (a “Qualified Purchaser”). Furthermore:

(i)          each Lender represents to the Borrower, (A) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Acceptance) and (B) on each date on which it makes an Advance hereunder, that it is a Qualified Purchaser; and

(ii)         each Lender agrees that it shall not assign, or grant any participations in, any of its Advances or its Commitment to any Person unless such Person is a Qualified Purchaser.

Section 12.07    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 12.08       Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.09      Confidentiality.

Each Secured Party agrees to keep confidential all information provided to it by the Borrower or the Portfolio Manager with respect to the Borrower, its Affiliates, the Collateral, the Related Documents, the Obligors or any other information furnished to it pursuant to this Agreement or any other Facility Document (collectively, the “Borrower Information”); provided that nothing herein shall prevent any Secured Party from disclosing any Borrower Information (a) to any Secured Party or any Affiliate of a Secured Party, any of their respective Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors (collectively, the “Secured Party Representatives”), it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed and agree in writing for the benefit of the Borrower to keep such Borrower Information confidential and to use the Borrower Information only in connection with this Agreement and the other Facility Documents and not for any other purpose, (b) subject to an agreement to comply with the provisions of this Section 12.09 that is for the benefit of the Borrower and to use the Borrower Information only in connection with this Agreement and the other Facility Documents and not for any other purpose, to any actual or bone fide prospective permitted assignees and Participants in any of the Secured Parties’ interests under or in connection with this Agreement, (c) (i) upon the request or demand of any Authority with jurisdiction over any Secured Party or any of its Affiliates or any Secured Party Representative, or (ii) in response to any order of any court or other Authority or as may otherwise be required to be disclosed pursuant to any Applicable Law, provided in the case of clause (c)(i) and (ii) that, to the extent practical, the disclosing Secured Party shall (1) provide the Borrower with prompt written notice of such proposed disclosure, (2) at the expense of the Borrower, reasonably cooperate with the Borrower so that such Person may obtain a protective order or other appropriate remedy with respect to the information to be disclosed or otherwise obtain satisfactory assurances that such information will be treated as confidential and proprietary and (3) disclose only that information that is, in the opinion of counsel (including internal counsel) to such Person, legally required to be disclosed, (d) that is a matter of general public knowledge or that has heretofore been made available to the public by any Person not known by such Secured Party to be in breach of a confidentiality obligation other than any Secured Party or any Secured Party Representative, (e) any nationally recognized rating agency that requires access to information about a Secured Party’s investment portfolio in connection with ratings issued with respect to such Secured Party, it being understood that such Secured Party shall cause the Persons to whom such disclosure is made to be informed of the confidential nature of such Borrower Information and to agree in writing for the benefit of the Borrower to keep such Borrower Information confidential, and (f) in connection with the exercise of any remedy hereunder or under any other Facility Document (including, without limitation, under Article VII).

Notwithstanding anything to the contrary in this Agreement, nothing herein shall require the Borrower, the Portfolio Manager or their respective Affiliates to disclose to any Person: (A) any attorney work product or records subject to attorney-client privilege if such disclosure would cause a loss of the attorney-client privilege to the detriment of the Borrower, the Portfolio Manager or their respective Affiliates, (B) any records subject to a binding, noncancelable confidentiality agreement with a third party, the disclosure of which would violate such confidentiality agreement, unless such Person could, pursuant to the terms thereof, agree to confidentiality restrictions or other terms in order to gain access, and such Person agrees to such terms, or (C) any records the disclosure of which is prohibited by applicable law and there is no manner to disclose such information (or any portion thereof) without violating applicable law, provided, that such disclosure shall be made to the fullest extent permitted by applicable law.

Section 12.10       Merger.

This Agreement, the Notes and the other Facility Documents executed by the Borrower, the Portfolio Manager, the Agents or the Lenders taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof and such Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

Section 12.11       Survival.

All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.04(f), 2.09, 2.10, 2.12, the third paragraph of 7.03(a), 7.06(b), 11.04, 11.05, 11.06, 12.03, 12.04, 12.09 and 12.19 and this Section 12.11 shall survive the termination of this Agreement in whole or in part and the payment in full of the principal of and interest on the Advances.

Section 12.12       Submission to Jurisdiction; Waivers; Etc.

Each party hereto hereby irrevocably and unconditionally:

(a)         submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and the appellate courts of any of them;

(b)        consents that any such action or proceeding may be brought in any court described in Section 12.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)        agrees that service of process (other than on the Borrower, the Collateral Agent, the Custodian, the Calculation Agent and the Facility Agent) in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 12.02 or at such other address as may be permitted thereunder;

(d)         agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction or court; and

(e)         waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party, the Borrower, the Parent, or the Portfolio Manager arising out of or relating to this Agreement or any other Facility Document any special, exemplary, punitive or consequential damages.

Section 12.13       Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

Section 12.14       [Reserved].

Section 12.15       Waiver of Immunity.

To the extent that the Borrower or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or other similar grounds, from any legal action, suit or proceeding in connection with or arising out of this Agreement or any other Facility Document, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any other Facility Document, the Borrower hereby irrevocably and unconditionally waives to the fullest extent permitted by Applicable Law, and agrees for the benefit of each of the Secured Parties not to plead or claim, any such immunity, and consents to such relief and enforcement.

Section 12.16       [Reserved].

Section 12.17      PATRIOT Act Notice.

Each of the Lenders and the Collateral Agent hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide, on a commercially reasonable basis, such information and take such actions as are reasonably requested by any Lender or the Collateral Agent in order to assist such Person in maintaining compliance with the PATRIOT Act.

Section 12.18       Legal Holidays.

In the event that the date of any Payment Date, date of prepayment or Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.

Section 12.19       Non-Petition.

Each of the Agents, each Lender and each Secured Party hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least two years and one day, or if longer, the applicable preference period then in effect plus one day, after the payment in full of the Advances and the termination of all Commitments; provided that nothing in this Section 12.19 shall preclude, or be deemed to stop, each Agent and each Lender (i) from taking any action prior to the expiration of the aforementioned two years and one day period, or if longer the applicable preference period then in effect plus one day, in (a) any case or proceeding voluntarily filed or commenced by the Borrower or (b) any involuntary insolvency proceeding filed or commenced against the Borrower by a Person other than any Agent, Lender or Secured Party, or (ii) from commencing against the Borrower or any properties of the Borrower any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws. Each of the parties hereto, by accepting the benefits of this Agreement, hereby agrees that it shall not institute against, or join any other Person in instituting against, any Conduit Lender any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws so long as any commercial paper issued by the applicable Conduit Lender shall be outstanding and there shall not have elapsed at least one year and one day, or if longer, the applicable preference period then in effect plus one day since the last day on which any such commercial paper shall have been outstanding. Notwithstanding anything herein to the contrary, no Conduit Lender shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to such Conduit Lender after paying or making provision for the payment of its commercial paper notes and any related amounts in accordance with its program documents, and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by a Conduit Lender exceeds the amount available to such Conduit Lender to pay such amount after paying or making provision for the payment of its commercial paper notes and any related amounts in accordance with its program documents. The provisions of this Section 12.19 shall survive the termination of this Agreement.

Section 12.20       Custodianship; Delivery of Collateral Obligations and Eligible Investments.

(a)         The Borrower shall deliver or cause to be delivered to the Collateral Agent, as custodian (in such capacity, the “Custodian”) and which is so appointed hereby by the Borrower, all Collateral in accordance with the definition of the term “Deliver”. It shall be the sole obligation of the Borrower to ensure that all Collateral is “Delivered” to the Custodian, and the Custodian shall have no obligation to verify whether such Collateral has been Delivered in accordance with the definition of “Deliver” herein unless expressly required by the definition of “Deliver” to be performed by the Custodian. The Custodian shall at all times be a Securities Intermediary. Any successor custodian shall be a state or national bank or trust company that has capital and surplus of at least $200,000,000, has a Moody’s long-term rating of at least “Baa2”, an S&P long-term rating of at least “BBB”, and is a Securities Intermediary. The Collateral Agent or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased and delivered to it in accordance with this Agreement and (ii) any other property of the Borrower otherwise Delivered to the Collateral Agent or the Custodian, as applicable, by or on behalf of the Borrower, in the relevant Covered Account established and maintained pursuant to Article VIII; as to which in each case the Collateral Agent shall have entered into an agreement with the Custodian substantially in the form of Exhibit E providing, inter alia, that the establishment and maintenance of such Covered Account will be governed by a law of a jurisdiction satisfactory to the Borrower, the Collateral Agent and the Facility Agent.

(b)        Each time that the Borrower (or the Portfolio Manager on its behalf) directs or causes the acquisition of any Collateral Obligation, Eligible Investment, or other investment, the Borrower shall, if the Collateral Obligation, Eligible Investment, or other investment is required to be, but has not already been, transferred to the relevant Covered Account, cause the Collateral Obligation, Eligible Investment, or other investment to be Delivered to the Custodian, and, if applicable, to be held in the Collateral Account (or, in the case of any such investment that is not a Collateral Obligation, in the Covered Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Collateral Agent in accordance with this Agreement. The security interest of the Collateral Agent in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Collateral Agent, be released. The security interest of the Collateral Agent shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment, or other investment so acquired, including all interests of the Borrower in any contracts related to and proceeds of such Collateral Obligation, Eligible Investment, or other investment.

(c)        The Custodian hereby agrees to accept the Collateral that is Delivered to it as set forth in Sections 12.20(a) and (b), if applicable, to hold the Collateral in safekeeping in the applicable Covered Account or Covered Accounts and to invest, release and transfer the same only in accordance with the written instructions of the Borrower (or the Portfolio Manager on its behalf) (prior to the occurrence of an Event of Default) or the Facility Agent (after the occurrence and continuation of an Event of Default) or as otherwise provided herein or in the Account Control Agreement; provided, however that in the event of any conflict, the provisions of the Account Control Agreement shall control. Interest, dividends and any other proceeds received by the Custodian with respect to the Collateral shall be distributed pursuant to the Payment Date Report; provided that the Custodian may from time to time deduct from the Collateral Account amounts owed to it by the Borrower pursuant to the Account Control Agreement. The Custodian shall not be obligated to review any Collateral delivered to it.

(d)         The Custodian shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and the Account Control Agreement and may rely and shall be protected in acting or refraining from acting on any written notice, request, waiver, consent or instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall have no duty to determine or inquire into the happening or occurrence of any event or contingency, and it is agreed that its duties hereunder are purely ministerial in nature. The Custodian may consult with and obtain advice from legal counsel as to any provision hereof or its duties hereunder. The Custodian shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby or taken or omitted by it in accordance with the advice of its counsel, except, in each case, to the extent such action or omission constitutes gross negligence or willful misconduct by the Custodian. Subject to the terms of the Account Control Agreement, the Custodian shall have all of the rights, protections and indemnities afforded to the Collateral Agent pursuant to this Agreement.

(e)         Should any controversy arise between the undersigned with respect to the Collateral held by the Custodian, the Custodian shall follow the instructions of the Collateral Agent acting at the direction of the Facility Agent on behalf of the Secured Parties.

(f)          The Custodian may at any time resign hereunder by giving written notice of its resignation to the Borrower and the Facility Agent at least ninety days prior to the date specified for such resignation to take effect, and, upon the effective date of such resignation, the Collateral held by the Custodian shall be delivered by it to such Person as may be designated in writing by the Collateral Agent (prior to the occurrence and continuance of an Event of Default, with the consent of the Borrower) acting at the direction of the Facility Agent on behalf of the Secured Parties, whereupon all the Custodian’s obligations hereunder shall cease and terminate. If no such Person shall have been designated by such date, all obligations of the Custodian hereunder shall nevertheless cease and terminate. The Custodian’s sole responsibility thereafter shall be to keep safely all Collateral then held by it and to deliver the same to a Person designated by the Collateral Agent acting at the direction of the Facility Agent on behalf of the Secured Parties or in accordance with the direction of a final order or judgment of a court of competent jurisdiction.

(g)       The Custodian shall have no responsibility under this Agreement other than to render the services called for hereunder in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Custodian shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Neither the Custodian nor any of its affiliates, directors, officers, shareholders, agents or employees shall be liable to any other party hereto, except by reason of acts or omission constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Custodian’s duties hereunder. Anything in this Agreement notwithstanding, in no event shall the Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including lost profits), even if the Custodian has been advised of such loss or damage and regardless of the form of action, except in the case of bad faith, willful misfeasance, gross negligence or reckless disregard of the Custodian’s duties hereunder.

(h)         The Custodian shall have no liability for losses, delays or failures in its performance arising from (i) any cause beyond its control, including, but not limited to, the act, failure or neglect of any agent or correspondent selected with due care by the Custodian for the remittance of funds, (ii) any acts of God, strikes, lockouts, riots, acts of war, epidemics, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters, (iii) and delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, or (iv) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BLACKROCK PRIVATE CREDIT FUND
LEVERAGE I, LLC, as Borrower

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Signature Page to Credit and Security Agreement (PNC-BlackRock)

STATE STREET BANK AND TRUST
COMPANY, as Collateral Agent

By:
Name:
Title:

STATE STREET BANK AND TRUST
COMPANY, as Custodian

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Signature Page to Credit and Security Agreement (PNC-BlackRock)

PNC BANK, NATIONAL ASSOCIATION,
as Revolving Lender

By:	/s/ Lawrence Beller
	Name:	Lawrence Beller
	Title:	Executive Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Term Lender

By:	/s/ Lawrence Beller
	Name:	Lawrence Beller
	Title:	Executive Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Facility Agent and as Calculation Agent

By:	/s/ Lawrence Beller
	Name:	Lawrence Beller
	Title:	Executive Vice President

Signature Page to Credit and Security Agreement (PNC-BlackRock)

SCHEDULE 1

~~Initial~~ Commitments And Percentages

Name of Revolving Lender	Commitment		Revolving Percentage	Percentage
PNC Bank, National Association	$	~~50,000,000~~75,000,000	100.00%	25.00%
TOTAL	$	~~50,000,000~~75,000,000	100.00%	25.00%

Name of Term Lender	Commitment		Term Percentage	Percentage
PNC Bank, National Association	$	~~150,000,000~~225,000,000	100.00%	75.00%
TOTAL	$	~~150,000,000~~225,000,000	100.00%	75.00%

Schedule 1-1

SCHEDULE 2

SCHEDULE 2
CONTENT OF MONTHLY REPORT

The Monthly Report will contain the following information as of the Monthly Report Determination Date:

(a)           the Aggregate Principal Balance of all Collateral Obligations;

(b)           the Balance of all Eligible Investments and Cash in each Covered Account;

(c)          the principal balance, annual interest rate, Maturity, Obligor, Moody’s Rating (other than estimated ratings), Moody’s Default Probability Rating, Moody’s industry, S&P’s Rating (other than estimated ratings), DBRS Rating (other than estimated ratings), any private or derived rating by Moody’s, S&P or DBRS (reported either indistinguishably or in a separate column, and, in the case of private ratings, only by an “*”, for each Collateral Obligation for which the Moody’s Derived Rating was determined using a Moody’s RiskCalc Calculation, an indication that such calculation was used and the date of such calculation) and for each Collateral Obligation for which the RC Loan Rating determined using a Moody’s RiskCalc, an indication that such calculation was used and the date of such calculation);

(d)         the identity of any Collateral Obligations that were released for sale or other disposition (indicating whether such Collateral Obligation is a Defaulted Obligation, Equity Obligation, Credit Improved Obligation or Credit Risk Obligation (in each case, as reported in writing to the Borrower and the Collateral Agent by the Portfolio Manager)) or Delivered to the Collateral Agent since the last Monthly Report Determination Date and the sale price of each such Collateral Obligation released for sale;

(e)           the identity of each Collateral Obligation that became a Defaulted Obligation since the last Monthly Report Determination Date;

(f)           the Aggregate Principal Balance of all Defaulted Obligations and Collateral Obligations that became Defaulted Obligations since the date of the last Monthly Report, and the Market Value of each Defaulted Obligation;

(g)         a calculation in reasonable detail necessary to determine compliance, on an aggregate basis, with each of the Eligibility Criteria, the levels required for each such criterion and whether such compliance was met pursuant to this Agreement (in each case, as reported in writing to the Borrower and the Collateral Agent by the Portfolio Manager);

(h)          a calculation in reasonable detail necessary to determine compliance with each Coverage Test, the levels required for each such test and whether such compliance was met pursuant to this Credit Agreement;

(i)           a calculation in reasonable detail necessary to determine the Concentration Limitations, the levels required for each such limitation and whether such compliance was met pursuant to this Credit Agreement;

(j)           a calculation in reasonable detail (which detail shall include, without limitation, the Effective Spread and LIBOR or other Benchmark floor, if any, for each Collateral Obligation, and the Aggregate Excess Funded Spread) necessary to determine compliance with each Collateral Quality Test, the levels required for each such test and whether compliance was met pursuant to this Credit Agreement;

(k)         the breach of any covenant, representation or warranty by any party to any Facility Document since the last Monthly Report Determination Date as to which the Portfolio Manager has been notified in writing (in each case, as reported in writing to the Borrower and the Collateral Agent by the Portfolio Manager);

(l)           the termination or change of any party to any Facility Document since the last Monthly Report Determination Date as to which the Portfolio Manager has been notified in writing (in each case, as reported in writing to the Borrower and the Collateral Agent by the Portfolio Manager);

Schedule 2-2

(m)         the amendment or waiver of any Facility Document since the last Monthly Report Determination Date as to which the Portfolio Manager has been notified in writing (in each case, as reported in writing to the Borrower and the Collateral Agent by the Portfolio Manager);

(n)          the identity of each Collateral Obligation that (i) is rated “Caa1” or lower by Moody’s, “CCC+” or lower by S&P or “CCC(high)” or lower by DBRS or , respectively, (ii) constitutes a Current Pay Obligation, or (iii) constitutes a Discount Purchase; provided, that the information provided pursuant to this clause (n) shall be displayed on a single page;

(o)          the identity of any first lien last out loan;

(p)         a list of each Trading Plan implemented since the last Monthly Report Determination Date and each Collateral Obligation that was part of such Trading Plan(s) (in each case, as reported in writing to the Borrower and the Collateral Agent by the Portfolio Manager); and

(q)          for each Collateral Obligation: (i) EBITDA, (ii) senior and total net leverage (net of cash on hand; (iii) last twelve months data used for reporting financial figures; and (iv) fixed charge coverage (in each case, as reported in writing to the Borrower and the Collateral Agent by the Portfolio Manager).

Schedule 2-3

SCHEDULE 2
CONTENT OF PAYMENT DATE REPORT

The Payment Date Report will contain the following information as of the Determination Date:

(a)          (i) the aggregate principal amount of the outstanding Advances as of the immediately preceding Payment Date after giving effect to any payment of principal on such Payment Date (including as a percentage of the original aggregate outstanding amount of Advances, after giving effect to such payment), (ii) the amount of principal payments to be made on the Advances on the related Payment Date, (iii) the aggregate outstanding amount of Advances after giving effect to any payment of principal on the related Payment Date (including as a percentage of the original aggregate outstanding amount of the Advances, after giving effect to such payment);

(b)        the interest payable on the outstanding Advances on the related Payment Date, including any Defaulted Interest thereon and any Deferred Interest thereon (in the aggregate and separately) with respect to the related Payment Date;

(c)          the Administrative Expenses payable on the related Payment Date on an itemized basis;

(d)          for Covered Accounts:

(i)           the Balance of each Covered Account on such Determination Date;

(ii)          the amounts payable from each of the Interest Collection Account and the Principal Collection Account to the Payment Account to make payments pursuant to the Priority of Payments on the related Payment Date (which amounts, with respect to Principal Proceeds, shall only include Principal Proceeds that are received on or before the related Determination Date and that are not designated for reinvestment by the Portfolio Manager (other than Principal Proceeds received in respect of Collateral Obligations that are Revolving Collateral Loans to the extent that such Principal Proceeds are required to be deposited into the Revolving Reserve Account and Principal Proceeds that will be used to settle binding commitments entered into on or prior to the Determination Date for the purpose of Collateral Obligations)); and

(iii)         the balance of each of the Interest Collection Account and the Principal Collection Account after giving effect to all payments and deposits to be made on the related Payment Date;

(e)          the Interest Rate for the outstanding Advances for the Interest Accrual Period preceding the next Payment Date;

(f)         with respect to Principal Proceeds available for distribution on the related Payment Date, the aggregate amount representing Unscheduled Principal Payments and Disposition Proceeds of Credit Risk Obligations; and

(h)          without duplication, the notice and the information required in the Monthly Report.

Schedule 2-4

SCHEDULE 3

Industry Diversity Score Table

Aggregate Industry/ Regional Equivalent Unit Score	Industry Diversity Score	Aggregate Industry/ Regional Equivalent Unit Score	Industry Diversity Score	Aggregate Industry/ Regional Equivalent Unit Score	Industry Diversity Score	Aggregate Industry/ Regional Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000

Schedule 3-1

Aggregate Industry/ Regional Equivalent Unit Score	Industry Diversity Score	Aggregate Industry/ Regional Equivalent Unit Score	Industry Diversity Score	Aggregate Industry/ Regional Equivalent Unit Score	Industry Diversity Score	Aggregate Industry/ Regional Equivalent Unit Score	Industry Diversity Score
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

Schedule 3-2

SCHEDULE 4

S&P Recovery Rates

“S&P Rating”: With respect to any Collateral Obligation (excluding Current Pay Obligations whose issuer has made an S&P Distressed Exchange Offer), as of any date of determination, the rating determined in accordance with the following methodology:

(i) (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty satisfying S&P’s then-current criteria, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Borrower, provided that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition if the related obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating;

(ii) with respect to any Collateral Obligation that is a DIP Loan, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P; provided that (x) such rating was assigned within 12 months of the applicable date of determination and (y) the Portfolio Manager (on behalf of the Borrower) will notify S&P if the Portfolio Manager has actual knowledge of the occurrence of any material amendment or event with respect to such Collateral Obligation that would, in the reasonable business judgment of the Portfolio Manager, have a material adverse impact on the credit quality of such Collateral Obligation, including any amortization modifications, extensions of maturity, reductions of principal amount owed, or non-payment of timely interest or principal due;

(iii) if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(a) if an obligation of the issuer is publicly rated by Moody’s or DBRS, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s rating or DBRS Rating, as applicable, set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody’s rating if such Moody’s rating is “Baa3” or higher, (2) one sub-category below the S&P equivalent of the DBRS rating if such DBRS rating is “BBB (low)” or higher, (3) two sub-categories below the S&P equivalent of the Moody’s rating if such Moody’s rating is “Ba1” or lower, and (4) two sub-categories below the S&P equivalent of the DBRS rating if such DBRS rating is “BB (high)” or lower; provided that the Aggregate Principal Balance of the Collateral Obligations that may have an S&P Rating derived from a Moody’s rating as set forth in this clause (a) may not exceed 10% of the Total Capitalization;

Schedule 4-1

(b) the S&P Rating may be based on a credit estimate provided by S&P determined in accordance with Section 5.01(k);

(c) with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Borrower (at the direction of the Portfolio Manager) be “CCC-;” provided (A) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (B) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Portfolio Manager reasonably expects them to remain current; provided that the Borrower will submit all available information in respect of such Collateral Obligation to S&P as if the Borrower were applying to S&P for a credit estimate; provided further that the Borrower will promptly notify S&P of any material events affecting any such Collateral Obligation if the Portfolio Manager reasonably determines that such notice is required in accordance with S&P’s published criteria for credit estimates titled “What Are Credit Estimates And How Do They Differ From Ratings?” dated April 2011 (as the same may be amended or updated from time to time); or

(iv) with respect to a DIP Loan that has no issue rating by S&P or a Current Pay Obligation that is rated “D” or “SD” by S&P, the S&P Rating of such DIP Loan or Current Pay Obligation, as applicable, will be, at the election of the Borrower (at the direction of the Portfolio Manager), “CCC-” or the S&P Rating determined pursuant to clause (iii)(b) above;

provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating; provided further that, for purposes of the determination of the S&P Rating, if (x) the issuer or Obligor of any Collateral Obligation (or, in the case of clause (ii) in the definition of “Defaulted Obligation,” any Selling Institution) was a debtor under Chapter 11, during which time such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) either had an S&P rating of “SD” or “CC” or lower from S&P or had an S&P rating that was withdrawn by S&P and (y) such issuer, Obligor or Selling Institution, as applicable, is no longer a debtor under Chapter 11, then, notwithstanding the fact that such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) continues to have an S&P rating of “SD” or “CC” or lower from S&P (or, in the case of any withdrawal, continues to have no S&P rating), the S&P Rating for any such obligation (including any Collateral Obligation), issuer, Obligor or Selling Institution, as applicable, shall be deemed to be “CCC-”, so long as S&P has not taken any rating action with respect thereto since the date on which the issuer, Obligor or Selling Institution, as applicable, ceased to be a debtor under Chapter 11; provided further that, (i) if any issuer, Obligor or Selling Institution, as applicable, has not exited the applicable bankruptcy proceeding and (ii) the applicable rating assigned by S&P to such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) has been withdrawn, then the S&P Rating for such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) shall be deemed to be such withdrawn S&P rating, so long as S&P has not taken any rating action with respect thereto since the date on which such S&P rating was withdrawn.

Schedule 4-2

The S&P Rating of any Collateral Obligation that is a Current Pay Obligation whose issuer has made an S&P Distressed Exchange Offer will be determined as follows:

(a) subject to clause (d) below, if applicable, if the Collateral Obligation is and will remain senior to the debt obligations on which the related S&P Distressed Exchange Offer has been made and the issuer is not subject to a bankruptcy proceeding, the issuer credit rating of the issuer published by S&P of the Collateral Obligation is below “CCC-” as a result of the S&P Distressed Exchange Offer and S&P has not published revised ratings following the completion or withdrawal of the S&P Distressed Exchange Offer and:

(i) there is an issue credit rating published by S&P for the Collateral Obligation;

(ii) the Collateral Obligation has an S&P Recovery Rating of 1+, then the S&P Rating of such Collateral Obligation will be the higher of (x) three subcategories below such issue credit rating and (y) “CCC-”;

(iii) the Collateral Obligation has an S&P Recovery Rating of 1, then the S&P Rating of such Collateral Obligation will be the higher of (x) two subcategories below such issue credit rating and (y) “CCC-”;

(iv) the Collateral Obligation has an S&P Recovery Rating of 2, then the S&P Rating of such Collateral Obligation will be the higher of (x) one subcategory below such issue credit rating and (y) “CCC-”;

(v) the Collateral Obligation has an S&P Recovery Rating of 3 or 4, then the S&P Rating of such Collateral Obligation will be the higher of (x) such issue credit rating and (y) “CCC-”;

(vi) the Collateral Obligation has an S&P Recovery Rating of 5, then the S&P Rating of such Collateral Obligation will be the higher of (x) one subcategory above such issue credit rating and (y) “CCC-”;

Schedule 4-3

(vii) the Collateral Obligation has an S&P Recovery Rating of 6, then the S&P Rating of such Collateral Obligation will be the higher of (x) two subcategories above such issue credit rating and (y) “CCC-”; or

(viii) there is either no issue credit rating or no S&P Recovery Rating for the Collateral Obligation, then the S&P Rating of such Collateral Obligations will be “CCC-”.

(b) subject to clause (d) below, if applicable, if the Collateral Obligation is the debt obligation on which the related S&P Distressed Exchange Offer has been made, until S&P publishes revised ratings following the completion or withdrawal of the offer, the S&P Rating of such Collateral Obligation will be “CCC-”;

(c) subject to clause (d) below, if applicable, if the Collateral Obligation is subordinate to the debt obligation on which the related S&P Distressed Exchange Offer has been made, until S&P publishes revised ratings following the completion or withdrawal of the offer the S&P Rating of such Collateral Obligation will be “CCC-”;

(d) if multiple Collateral Obligations have the same issuer and such issuer made an S&P Distressed Exchange Offer, the S&P Rating for each such Collateral Obligation will be determined as follows:

(i)  first, an S&P Rating for each such Collateral Obligation will be determined in accordance with clauses (a), (b) and (c) immediately above;

(ii) second, the S&P Rating for each such Collateral Obligation determined in accordance with sub-clause (d)(i) above will be converted into “Rating Points” equivalent pursuant to the table set forth below:

S&P Rating	“Rating Points”	“Weighted Average Rating Points”
AAA	1	1
AA+	2	2
AA	3	3
AA-	4	4
A+	5	5
A	6	6
A-	7	7
BBB+	8	8
BBB	9	9
BBB-	10	10
BB+	11	11
BB	12	12
BB-	13	13
B+	14	14
B	15	15

Schedule 4-4

B-	16	16
CCC+	17	17
CCC	18	18
CCC-	19	19

(iii) third, “Weighted Average Rating Points” for each such Collateral Obligation will be calculated by dividing “X” by “Y” where:

“X” will equal the sum of each of the products obtained by multiplying the Rating Points of each such Collateral Obligation by the Aggregate Principal Balance of such Collateral Obligation, and

“Y” will equal the Aggregate Principal Balance of all the Collateral Obligations subject to the same S&P Distressed Exchange Offer.

(iv)  fourth, the “Weighted Average Rating Points” determined in accordance with sub-clause (d)(iii) above will be rounded to the nearest whole number and converted into an S&P Rating by matching the “Weighted Average Rating Points” of such Collateral Obligation with the S&P Rating set forth in the table in sub-clause (d)(ii) above. The S&P Rating that matches the “Weighted Average Rating Points” for such Collateral Obligations will be the S&P Rating for each Collateral Obligation for which an S&P Rating is required to be determined pursuant to this clause (iv).

S&P Region Classifications

Region Code	Region Name	Country Code	Country Name
17	Africa: Eastern	253	Djibouti
17	Africa: Eastern	291	Eritrea
17	Africa: Eastern	251	Ethiopia
17	Africa: Eastern	254	Kenya
17	Africa: Eastern	252	Somalia
17	Africa: Eastern	249	Sudan
12	Africa: Southern	247	Ascension
12	Africa: Southern	267	Botswana
12	Africa: Southern	266	Lesotho
12	Africa: Southern	230	Mauritius
12	Africa: Southern	264	Namibia
12	Africa: Southern	248	Seychelles
12	Africa: Southern	27	South Africa
12	Africa: Southern	290	St. Helena
12	Africa: Southern	268	Swaziland
13	Africa: Sub-Saharan	244	Angola
13	Africa: Sub-Saharan	226	Burkina Faso
13	Africa: Sub-Saharan	257	Burundi

Schedule 4-5

Region Code	Region Name	Country Code	Country Name
13	Africa: Sub-Saharan	225	Cote d’lvoire
13	Africa: Sub-Saharan	240	Equatorial Guinea
13	Africa: Sub-Saharan	241	Gabonese Republic
13	Africa: Sub-Saharan	220	Gambia
13	Africa: Sub-Saharan	233	Ghana
13	Africa: Sub-Saharan	224	Guinea
13	Africa: Sub-Saharan	245	Guinea-Bissau
13	Africa: Sub-Saharan	231	Liberia
13	Africa: Sub-Saharan	261	Madagascar
13	Africa: Sub-Saharan	265	Malawi
13	Africa: Sub-Saharan	223	Mali
13	Africa: Sub-Saharan	222	Mauritania
13	Africa: Sub-Saharan	258	Mozambique
13	Africa: Sub-Saharan	227	Niger
13	Africa: Sub-Saharan	234	Nigeria
13	Africa: Sub-Saharan	250	Rwanda
13	Africa: Sub-Saharan	239	Sao Tome & Principe
13	Africa: Sub-Saharan	221	Senegal
13	Africa: Sub-Saharan	232	Sierra Leone
13	Africa: Sub-Saharan	255	Tanzania/Zanzibar
13	Africa: Sub-Saharan	228	Togo
13	Africa: Sub-Saharan	256	Uganda
13	Africa: Sub-Saharan	260	Zambia
13	Africa: Sub-Saharan	263	Zimbabwe
13	Africa: Sub-Saharan	229	Benin
13	Africa: Sub-Saharan	237	Cameroon
13	Africa: Sub-Saharan	238	Cape Verde Islands
13	Africa: Sub-Saharan	236	Central African Republic
13	Africa: Sub-Saharan	235	Chad
13	Africa: Sub-Saharan	269	Comoros
13	Africa: Sub-Saharan	242	Congo-Brazzaville
13	Africa: Sub-Saharan	243	Congo-Kinshasa
3	Americas: Andean	591	Bolivia
3	Americas: Andean	57	Colombia
3	Americas: Andean	593	Ecuador
3	Americas: Andean	51	Peru
3	Americas: Andean	58	Venezuela
4	Americas: Mercosur and Southern Cone	54	Argentina
4	Americas: Mercosur and Southern Cone	55	Brazil
4	Americas: Mercosur and Southern Cone	56	Chile
4	Americas: Mercosur and Southern Cone	595	Paraguay
4	Americas: Mercosur and Southern Cone	598	Uruguay
1	Americas: Mexico	52	Mexico

Schedule 4-6

Region Code	Region Name	Country Code	Country Name
2	Americas: Other Central and Caribbean	1264	Anguilla
2	Americas: Other Central and Caribbean	1268	Antigua
2	Americas: Other Central and Caribbean	1242	Bahamas
2	Americas: Other Central and Caribbean	246	Barbados
2	Americas: Other Central and Caribbean	501	Belize
2	Americas: Other Central and Caribbean	441	Bermuda
2	Americas: Other Central and Caribbean	284	British Virgin Islands
2	Americas: Other Central and Caribbean	345	Cayman Islands
2	Americas: Other Central and Caribbean	506	Costa Rica
2	Americas: Other Central and Caribbean	809	Dominican Republic
2	Americas: Other Central and Caribbean	503	El Salvador
2	Americas: Other Central and Caribbean	473	Grenada
2	Americas: Other Central and Caribbean	590	Guadeloupe
2	Americas: Other Central and Caribbean	502	Guatemala
2	Americas: Other Central and Caribbean	504	Honduras
2	Americas: Other Central and Caribbean	876	Jamaica
2	Americas: Other Central and Caribbean	596	Martinique
2	Americas: Other Central and Caribbean	505	Nicaragua
2	Americas: Other Central and Caribbean	507	Panama
2	Americas: Other Central and Caribbean	869	St. Kitts/Nevis
2	Americas: Other Central and Caribbean	758	St. Lucia
2	Americas: Other Central and Caribbean	784	St. Vincent & Grenadines
2	Americas: Other Central and Caribbean	597	Suriname
2	Americas: Other Central and Caribbean	868	Trinidad& Tobago
2	Americas: Other Central and Caribbean	649	Turks & Caicos
2	Americas: Other Central and Caribbean	297	Aruba
2	Americas: Other Central and Caribbean	53	Cuba
2	Americas: Other Central and Caribbean	599	Curacao
2	Americas: Other Central and Caribbean	767	Dominica
2	Americas: Other Central and Caribbean	594	French Guiana
2	Americas: Other Central and Caribbean	592	Guyana
2	Americas: Other Central and Caribbean	509	Haiti
2	Americas: Other Central and Caribbean	664	Montserrat
101	Americas: U.S. and Canada	2	Canada
101	Americas: U.S. and Canada	1	USA
7	Asia: China, Hong Kong, Taiwan	86	China
7	Asia: China, Hong Kong, Taiwan	852	Hong Kong
7	Asia: China, Hong Kong, Taiwan	886	Taiwan
5	Asia: India, Pakistan and Afghanistan	93	Afghanistan
5	Asia: India, Pakistan and Afghanistan	91	India
5	Asia: India, Pakistan and Afghanistan	92	Pakistan
6	Asia: Other South	880	Bangladesh
6	Asia: Other South	975	Bhutan

Schedule 4-7

Region Code	Region Name	Country Code	Country Name
6	Asia: Other South	960	Maldives
6	Asia: Other South	977	Nepal
6	Asia: Other South	94	Sri Lanka
8	Asia: Southeast, Korea and Japan	673	Brunei
8	Asia: Southeast, Korea and Japan	855	Cambodia
8	Asia: Southeast, Korea and Japan	62	Indonesia
8	Asia: Southeast, Korea and Japan	81	Japan
8	Asia: Southeast, Korea and Japan	856	Laos
8	Asia: Southeast, Korea and Japan	60	Malaysia
8	Asia: Southeast, Korea and Japan	95	Myanmar
8	Asia: Southeast, Korea and Japan	850	North Korea
8	Asia: Southeast, Korea and Japan	63	Philippines
8	Asia: Southeast, Korea and Japan	65	Singapore
8	Asia: Southeast, Korea and Japan	82	South Korea
8	Asia: Southeast, Korea and Japan	66	Thailand
8	Asia: Southeast, Korea and Japan	84	Vietnam
8	Asia: Southeast, Korea and Japan	670	East Timor
105	Asia-Pacific: Australia and New	61	Australia
105	Asia-Pacific: Australia and New	682	Cook Islands
105	Asia-Pacific: Australia and New	64	New Zealand
9	Asia-Pacific: Islands	679	Fiji
9	Asia-Pacific: Islands	689	French Polynesia
9	Asia-Pacific: Islands	686	Kiribati
9	Asia-Pacific: Islands	691	Micronesia
9	Asia-Pacific: Islands	674	Nauru
9	Asia-Pacific: Islands	687	New Caledonia
9	Asia-Pacific: Islands	680	Palau
9	Asia-Pacific: Islands	675	Papua New Guinea
9	Asia-Pacific: Islands	685	Samoa
9	Asia-Pacific: Islands	677	Solomon Islands
9	Asia-Pacific: Islands	676	Tonga
9	Asia-Pacific: Islands	688	Tuvalu
9	Asia-Pacific: Islands	678	Vanuatu
15	Europe: Central	420	Czech Republic
15	Europe: Central	372	Estonia
15	Europe: Central	36	Hungary
15	Europe: Central	371	Latvia
15	Europe: Central	370	Lithuania
15	Europe: Central	48	Poland
15	Europe: Central	421	Slovak Republic
16	Europe: Eastern	355	Albania
16	Europe: Eastern	387	Bosnia and Herzegovina
16	Europe: Eastern	359	Bulgaria

Schedule 4-8

Region Code	Region Name	Country Code	Country Name
16	Europe: Eastern	385	Croatia
16	Europe: Eastern	383	Kosovo
16	Europe: Eastern	389	Macedonia
16	Europe: Eastern	382	Montenegro
16	Europe: Eastern	40	Romania
16	Europe. Eastern	381	Serbia
16	Europe: Eastern	90	Turkey
14	Europe: Russia & CIS	374	Armenia
14	Europe: Russia & CIS	994	Azerbaijan
14	Europe: Russia & CIS	375	Belarus
14	Europe: Russia & CIS	995	Georgia
14	Europe: Russia & CIS	8	Kazakhstan
14	Europe: Russia & CIS	996	Kyrgyzstan
14	Europe: Russia & CIS	373	Moldova
14	Europe: Russia & CIS	976	Mongolia
14	Europe: Russia & CIS	7	Russia
14	Europe: Russia & CIS	992	Tajikistan
14	Europe: Russia & CIS	993	Turkmenistan
14	Europe: Russia & CIS	380	Ukraine
14	Europe: Russia & CIS	998	Uzbekistan
102	Europe: Western	376	Andorra
102	Europe: Western	43	Austria
102	Europe: Western	32	Belgium
102	Europe: Western	357	Cyprus
102	Europe: Western	45	Denmark
102	Europe: Western	358	Finland
102	Europe: Western	33	France
102	Europe: Western	49	Germany
102	Europe: Western	30	Greece
102	Europe: Western	354	Iceland
102	Europe: Western	353	Ireland
102	Europe: Western	101	Isle of Man
102	Europe: Western	39	Italy
102	Europe: Western	102	Liechtenstein
102	Europe: Western	352	Luxembourg
102	Europe: Western	356	Malta
102	Europe: Western	377	Monaco
102	Europe: Western	31	Netherlands
102	Europe: Western	47	Norway
102	Europe: Western	351	Portugal
102	Europe: Western	386	Slovenia
102	Europe: Western	34	Spain
102	Europe: Western	46	Sweden

Schedule 4-9

Region Code	Region Name	Country Code	Country Name
102	Europe: Western	41	Switzerland
102	Europe: Western	44	United Kingdom
10	Middle East: Gulf States	973	Bahrain
10	Middle East: Gulf States	98	Iran
10	Middle East: Gulf States	964	Iraq
10	Middle East: Gulf States	965	Kuwait
10	Middle East: Gulf States	968	Oman
10	Middle East: Gulf States	974	Qatar
10	Middle East: Gulf States	966	Saudi Arabia
10	Middle East: Gulf States	971	United Arab Emirates
10	Middle East: Gulf States	967	Yemen
11	Middle East: MENA	213	Algeria
11	Middle East: MENA	20	Egypt
11	Middle East: MENA	972	Israel
11	Middle East MENA	962	Jordan
11	Middle East: MENA	961	Lebanon
11	Middle East: MENA	212	Morocco
11	Middle East: MENA	970	Palestinian Settlements
11	Middle East: MENA	963	Syrian Arab Republic
11	Middle East: MENA	216	Tunisia
11	Middle East: MENA	1212	Western Sahara
11	Middle East: MENA	218	Libya

S&P Recovery Rate Tables

Section 1.

(a) (i) If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows (taking into account, for any Collateral Obligation with an S&P Recovery Rating of “1” through “6”, the recovery estimate indicated in the S&P published report therefor):

S&P Recovery Rating of a Collateral Obligation	Recovery Range from S&P Published Reports*	Initial Liability Rating
		“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and below
		(%)	(%)	(%)	(%)	(%)	(%)
1+	100	75	85	88	90	92	95
1	95	70	80	84	87.5	91	95
1	90	65	75	80	85	90	95
2	85	62.5	72.5	77.5	83	88	92

Schedule 4-10

S&P Recovery Rating of a Collateral Obligation	Recovery Range from S&P Published Reports*	Initial Liability Rating
2	80	60	70	75	81	86	89
2	75	55	65	70.5	77	82.5	84
2	70	50	60	66	73	79	79
3	65	45	55	61	68	73	74
3	60	40	50	56	63	67	69
3	55	35	45	51	58	63	64
3	50	30	40	46	53	59	59
4	45	28.5	37.5	44	49.5	53.5	54
4	40	27	35	42	46	48	49
4	35	23.5	30.5	37.5	42.5	43.5	44
4	30	20	26	33	39	39	39
5	25	17.5	23	28.5	32.5	33.5	34
5	20	15	20	24	26	28	29
5	15	10	15	19.5	22.5	23.5	24
5	10	5	10	15	19	19	19
6	5	3.5	7	10.5	13.5	14	14
6	0	2	4	6	8	9	9
		Recovery Rate*

*	The recovery estimate from S&P’s published reports for a given loan is rounded down to the nearest 5%.

**
If a recovery estimate is not available from S&P’s published reports for a given loan with an S&P Recovery Rating of ‘1’ through ‘6’, the lower estimate for the applicable recovery rating will be assumed.

(ii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan or second lien loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation (a “Senior Secured Debt Instrument”) that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Group A

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	–%	–%	–%	–%	–%	–%
	Recovery Rate*

Schedule 4-11

For Collateral Obligations Domiciled in Group B

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	–%	–%	–%	–%	–%	–%
	Recovery Rate

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and below
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	–%	–%	–%	–%	–%	–%
6	–%	–%	–%	–%	–%	–%
	Recovery Rate

(iii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan or subordinated bond and (y) the issuer of such Collateral Obligation has issued a Senior Secured Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Groups A and B

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	–%	–%	–%	–%	–%	–%
	Recovery Rate

Schedule 4-12

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and below
1+	5%	5%	5%	5%	5%	5%
1	5%	5%	5%	5%	5%	5%
2	5%	5%	5%	5%	5%	5%
3	2%	2%	2%	2%	2%	2%
4	–%	–%	–%	–%	–%	–%
5	–%	–%	–%	–%	–%	–%
6	–%	–%	–%	–%	–%	–%
	Recovery Rate

(b) If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table.

Recovery rates for Obligors Domiciled in Group A, B, or C:

	Initial Liability Rating
Priority Category	“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and “CCC”
Senior Secured Loans (other than First-Lien Last-Out Loans)
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans, Strict Cov-Lite Loans)
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Second Lien Loans, First-Lien Last-Out Loans, Unsecured Loans
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%
	Recovery Rate

Group A:
Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Japan, Luxembourg, Netherlands, Norway, Poland, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States

Schedule 4-13

Group B:	Brazil, Dubai International Finance Centre, Greece, Italy, Mexico, South Africa, Turkey and the United Arab Emirates

Group C:	Kazakhstan, Russian Federation, Ukraine and others not included in Group A or Group B

“S&P Distressed Exchange Offer”: An offer by the issuer of a Collateral Obligation to exchange one or more of its outstanding debt obligations for a different debt obligation or to repurchase one or more of its outstanding debt obligations for Cash, or any combination thereof, in each case that, in the sole judgement of the Portfolio Manager, amounts to a diminished financial obligation or has the purpose of helping the Obligor thereof to avoid imminent default.

Schedule 4-14

SCHEDULE 5

DBRS INDUSTRY CATEGORY LIST

1.	Aerospace & Defense
2.	Air transport
3.	Automotive
4.	Beverage & Tobacco
5.	Radio & Television
6.	Brokers, Dealers & Investment houses
7.	Building & Development
8.	Business equipment & services
9.	Cable & satellite television
10.	Chemicals & plastics
11.	Clothing/textiles
12.	Conglomerates
13.	Containers & glass products
14.	Cosmetics/toiletries
15.	Drugs
16.	Ecological services & equipment
17.	Electronics/electrical
18.	Equipment leasing
19.	Farming/agriculture
20.	Financial intermediaries
21.	Food/drug retailers
22.	Food products
23.	Food service
24.	Forest products
25.	Health care
26.	Home furnishings
27.	Lodging & casinos
28.	Industrial equipment
29.	Insurance
30.	Leisure goods/activities/movies
31.	Nonferrous metals/minerals
32.	Oil & gas
33.	Publishing
34.	Rail industries
35.	Retailers (except food & drug)
36.	Steel
37.	Surface transport
38.	Telecommunications
39.	Utilities
40.	Miscs
41.	Sovereign

Schedule 5-1

SCHEDULE 6

Term SOFR Rate Definition

With respect to each Interest Accrual Period, the Term SOFR Rate will be determined by the Calculation Agent in accordance with the following provision:

“Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Rate applies, for any Interest Accrual Period, the interest rate per annum determined by the Calculation Agent equal to (rounded upwards, at the Calculation Agent’s discretion, to the nearest 1/100th of 1%) the Term SOFR Reference Rate for a tenor comparable to such Interest Accrual Period, as such rate is published by the SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Accrual Period. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, plus the SOFR Adjustment, would be less than the SOFR Floor, then the Term SOFR Rate plus the SOFR Adjustment shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of the first day of each Interest Accrual Period.

As used herein:

“SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

Schedule 6-1

SCHEDULE 7

MOODY’S RATING DEFINITIONS/RECOVERY RATES

“Assigned Moody’s Rating”: The monitored publicly available rating or the monitored estimated rating expressly assigned to a debt obligation (or facility) by Moody’s that addresses the full amount of the principal and interest promised; provided that unless the Portfolio Manager notifies the Facility Agent to the contrary, if application has been made for such estimated rating, pending its receipt, the Assigned Moody’s Rating will be “B3” and the Portfolio Manager shall be deemed to have certified to the Facility Agent that the Portfolio Manager believes that such estimated rating is expected to be at least “B3”; provided, further, that with respect to any Collateral Obligation for which Moody’s has provided an estimated rating, the Portfolio Manager (on behalf of the Borrower) will (x) if such estimated rating was provided to the Borrower more than 6 months prior to the Closing Date, request that Moody’s confirm or update such estimate within 6 months after the Closing Date, and in all other cases and thereafter, request that Moody’s confirm or update such estimate annually (and pending receipt of such confirmation or new estimate, the Collateral Obligation will have the prior estimated rating) and (y) notify Moody’s if the Portfolio Manager becomes aware of any restructuring, recapitalization or other material amendment that, in the reasonable judgment of the Portfolio Manager, would have a material adverse effect on such Collateral Obligation.

“Moody’s Default Probability Rating”: With respect to any date of determination, the rating as determined in accordance with the following, in the following order of priority; provided that, with respect to the Collateral Obligations generally, if at any time Moody’s or any successor to it ceases to provide rating services, references to rating categories of Moody’s shall be deemed instead to be references to the equivalent categories of any other nationally recognized investment rating agency selected by the Borrower (with written notice to the Facility Agent and the Collateral Agent), as of the most recent date on which such other rating agency and Moody’s published ratings for the type of security in respect of which such alternative rating agency is used:

(a)          with respect to a Moody’s Senior Secured Loan:

(i)           if the obligor thereunder has a corporate family rating from Moody’s, such corporate family rating;

(ii)          if the preceding clause does not apply and such Collateral Obligation has an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(iii)         if the preceding clauses do not apply and a rating or rating estimate has been assigned by Moody’s to such Collateral Obligation upon the request of the Borrower or the Portfolio Manager, such rating or rating estimate, as applicable; and

(iv)         if the preceding clauses do not apply, the Moody’s Derived Rating;

Schedule 7-1

(b)          with respect to a Collateral Obligation other than a Moody’s Senior Secured Loan or DIP Loan:

(i)           if the obligor thereunder has a senior unsecured obligation with an Assigned Moody’s Rating, such rating;

(ii)          if the preceding clause does not apply and such Collateral Obligation has an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(iii)         if the preceding clauses do not apply and a rating or rating estimate has been assigned by Moody’s to such Collateral Obligation upon the request of the Borrower or the Portfolio Manager, such rating or rating estimate, as applicable; and

(iv)         if the preceding clauses do not apply, the Moody’s Derived Rating; and

(c)          with respect to a DIP Loan, the rating that is one rating subcategory below the Moody’s Rating thereof.

provided, that with respect to any Collateral Obligation for which Moody’s has provided an estimated rating, the Portfolio Manager (on behalf of the Borrower) will (x) if such estimated rating was provided to the Borrower more than 6 months prior to the Closing Date, request that Moody’s confirm or update such estimate within 6 months after the Closing Date, and in all other cases and thereafter, request that Moody’s confirm or update such estimate annually (and pending receipt of such confirmation or new estimate, the Collateral Obligation will have the prior estimated rating) and (y) notify Moody’s if the Portfolio Manager becomes aware of any restructuring, recapitalization or other material amendment that, in the reasonable judgment of the Portfolio Manager, would have a material adverse effect on such Collateral Obligation.

Notwithstanding the foregoing, (x) if the Moody’s rating or ratings used to determine the Moody’s Default Probability Rating are on watch for downgrade or upgrade by Moody’s, such rating or ratings will be adjusted down one subcategory (if on watch for downgrade) or up one subcategory (if on watch for upgrade), in each case without duplication of any adjustments made pursuant to the last sentence of the definition of Moody’s Rating and (y) for purposes of the Moody’s Default Probability Rating used for purposes of determining the Moody’s Rating Factor of a Collateral Obligation, if the Moody’s rating or ratings used to determine the Moody’s Default Probability Rating are on watch for downgrade or upgrade by Moody’s, the Moody’s Default Probability Rating will be adjusted down one subcategory (if on watch for downgrade) or up one subcategory (if on watch for upgrade), in each case without duplication of any adjustments made pursuant to the last sentence of the definition of Moody’s Rating or Moody’s Derived Rating.

“Moody’s Derived Rating” means with respect to a Collateral Obligation whose Moody’s Rating or Moody’s Default Probability Rating is determined as the Moody's Derived Rating, the rating as determined in accordance with the following, in the following order of priority:

(a)          (i) if such Collateral Obligation is not rated by Moody’s but S&P or DBRS has provided a rating or Credit Estimate with respect to such loan or debt obligation, then such loan or debt obligation will be deemed to have a Moody’s Rating equal to the lower of (A) “B2” and (B) the Moody’s equivalent of the lower of (I) the S&P rating or Credit Estimate with respect to such loan or debt obligation and (II) the DBRS rating or Credit Estimate with respect to such loan or debt obligation;

Schedule 7-2

(ii) if such Collateral Obligation is not rated by S&P or DBRS but another security or obligation of the Obligor has a public and monitored rating by S&P or DBRS (a “parallel security”), then the rating of such parallel security shall be the equivalent rating by S&P or DBRS, as applicable, and the Moody’s Rating or Moody’s Default Probability Rating of such Collateral Obligation will be determined by treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (a)(iii) and adjusting the rating of the related Moody’s rated obligations of the related Obligor by the number of rating subcategories according to the table below:

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	greater than or equal to B2	-1
Senior secured obligation	less than B2	-2
Subordinated obligation	greater than or equal to B3	+1
Subordinated obligation	less than B3	0

or

(iii) if such Collateral Obligation is a DIP Loan, no Moody’s Derived Rating may be determined based on a rating by S&P, DBRS or any other rating agency.

(b)         if the preceding clause (a) does not apply and neither such Collateral Obligation nor any other security or obligation of the obligor thereunder is rated by Moody’s, S&P or DBRS, and if a Credit Estimate or rating has been requested by the Borrower, the Portfolio Manager or such obligor to assign a rating or rating estimate and a recovery rate to such Collateral Obligation but such rating or rating estimate has not been received (or has been received prior to receipt of a related recovery rate from Moody's requested at or about the same time), then, pending receipt of such estimate (or receipt of such recovery rate), the Moody’s Derived Rating of such Collateral Obligation for purposes of the definitions of Moody’s Rating or Moody’s Default Probability Rating shall be as set forth in Section 5.01(k).

(c)         if the preceding clause (a) does not apply and such Collateral Obligation is a loan, then its Moody’s Derived Rating may be determined, in the Portfolio Manager’s discretion, in accordance with the Moody’s RiskCalc Calculation (as defined in this Schedule 7) subject to the satisfaction of the qualifications set forth therein (and with notice of such calculation provided to the Collateral Agent); provided that, as of any date of determination, the Aggregate Principal Balance of Collateral Obligations whose Moody’s Derived Rating is determined pursuant to this clause (c) may not exceed the applicable Concentration Limitations. For purposes of this clause (c), the Portfolio Manager shall (x) determine the Moody’s Derived Rating within 10 Business Days of the purchase of such loan and (y) redetermine the Moody’s Derived Rating for each loan with a Moody’s Derived Rating determined under this clause (c) (1) within 30 days after receipt of annual financial statements from the related obligor and (2) promptly upon becoming aware of any material amendments or modifications to the Related Documents.

Schedule 7-3

For purposes of calculating a Moody’s Derived Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

“Moody’s Non-Senior Secured Loan”: Any assignment of or Participation Interest in or other interest in a loan that is not a Moody’s Senior Secured Loan.

“Moody’s Rating”:      With respect to any Collateral Obligation, as of any date of determination a rating determined as follows:

(a)           with respect to a Moody’s Senior Secured Loan:

(i)           if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(ii)          if the preceding clause does not apply and a rating or rating estimate has been assigned by Moody’s to such Collateral Obligation upon the request of the Borrower or the Portfolio Manager, such rating or the rating estimate;

(iii)         if the preceding clauses do not apply and the obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating;

(iv)         if the preceding clauses do not apply and the obligor of such Collateral Obligation has a senior unsecured obligation with an Assigned Moody's Rating, such rating; or

(v)          if the preceding clauses do not apply, the Moody’s Derived Rating;

(b)          with respect to a Moody’s Non-Senior Secured Loan (other than a DIP Loan):

(i)           if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(ii)         if the preceding clause does not apply and a rating or rating estimate has been assigned by Moody’s to such Collateral Obligation upon the request of the Borrower or the Portfolio Manager, such rating or the rating estimate;

(iii)        if the preceding clauses do not apply and the obligor of such Collateral Obligation has a senior unsecured obligation with an Assigned Moody’s Rating, such rating; or

(iv)         if the preceding clauses do not apply, the Moody’s Derived Rating; and

Schedule 7-4

(c)          with respect to a DIP Loan, the Assigned Moody’s Rating thereof.

provided, that with respect to any Collateral Obligation for which Moody’s has provided an estimated rating, the Portfolio Manager (on behalf of the Borrower) will (x) if such estimated rating was provided to the Borrower more than 6 months prior to the Closing Date, request that Moody’s confirm or update such estimate within 6 months after the Closing Date, and in all other cases and thereafter, request that Moody’s confirm or update such estimate annually (and pending receipt of such confirmation or new estimate, the Collateral Obligation will have the prior estimated rating) and (y) notify Moody’s if the Portfolio Manager becomes aware of any restructuring, recapitalization or other material amendment that, in the reasonable judgment of the Portfolio Manager, would have a material adverse effect on such Collateral Obligation.

For purposes of calculating a Moody’s Rating, (i) any Collateral Obligation that is on any “credit watch” list with positive implications by Moody’s shall be deemed to have a rating one sub-category above the actual rating of such Collateral Obligation and (ii) any Collateral Obligation that is on “negative outlook” by Moody’s shall be deemed to have a rating one sub-category below the actual rating of such Collateral Obligation.

“Moody’s Rating Factor”: With respect to any Collateral Obligation, is the number set forth in the table below opposite the Moody’s Default Probability Rating of such Collateral Obligation:

Moody’s Default Probability Rating	Moody’s Rating Factor	Moody’s Default Probability Rating	Moody’s Rating Factor

“Aaa”	1	“Ba1”	940
“Aa1”	10	“Ba2”	1350
“Aa2”	20	“Ba3”	1766
“Aa3”	40	“B1”	2220
“A1”	70	“B2”	2720
“A2”	120	“B3”	3490
“A3”	180	“Caa1”	4770
“Baa1”	260	“Caa2”	6500
“Baa2”	360	“Caa3”	8070
“Baa3”	610	“Ca” or lower	10000

For purposes of the Weighted Average Rating Test, any Collateral Obligation issued or guaranteed by the U.S. government or any agency or instrumentality thereof is assigned a Moody’s Rating Factor of 1

“Moody’s Recovery Rate”: With respect to any Collateral Obligation, as of any date of determination, the recovery rate determined in accordance with the following, in the following order of priority:

(a)         if the Collateral Obligation has been specifically assigned a recovery rate by Moody’s (for example, in connection with the assignment by Moody’s of an estimated rating (including, without limitation, an estimated rating determined in accordance with the Moody’s RiskCalc Calculation)), such recovery rate;

Schedule 7-5

(b)          if the preceding clause does not apply to the Collateral Obligation, and the Collateral Obligation is a Moody’s Senior Secured Loan or a Moody’s Non-Senior Secured Loan (in each case other than a DIP Loan), the rate determined pursuant to the table below based on the number of rating subcategories difference between the Collateral Obligation’s Moody’s Rating and its Moody’s Default Probability Rating (for purposes of clarification, if the Moody’s Rating is higher than the Moody’s Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

Number of Moody’s Ratings Subcategories Difference Between the Moody’s Rating and the Moody’s Default Probability Rating	Moody’s Senior Secured Loans (%)	Moody’s Non-Senior Secured Loans (%)	All other Collateral Obligations (%)
+2 or more	60.0	55.0	45.0
+1	50.0	45.0	35.0
0	45.0	35.0	30.0
-1	40.0	25.0	25.0
-2	30.0	15.0	15.0
-3 or less	20.0	5.0	5.0

or

(c)          the Collateral Obligation is a DIP Loan (other than a DIP Loan which has been specifically assigned a recovery rate by Moody’s), 50%.

“Moody’s RiskCalc Calculation”: For purposes of the definition of Moody’s Derived Rating, the calculation made as follows:

1.            For purposes of this calculation, the following terms have the meanings provided below.

“.EDF” means, with respect to any loan, the lowest 5 year expected default frequency for such loan as determined by running the current version Moody’s RiskCalc in both the Financial Statement Only (FSO) and the Credit Cycle Adjusted (CAA) modes.

“Pre Qualifying Conditions” means, with respect to any loan, conditions that will be satisfied if the obligor with respect to the applicable loan satisfies the following criteria:

(a)         the independent accountants of such obligor shall have issued an unqualified audit opinion with respect to the most recent fiscal year financial statements, including no explanatory paragraph addressing “going concern” or other issues;

(b)          the obligor’s EBITDA is equal to or greater than U.S.$5,000,000;

(c)          the obligor’s annual sales are equal to or greater than U.S.$10,000,000;

(d)          the obligor’s book assets are equal to or greater than U.S.$10,000,000;

(e)          the obligor represents not more than 4.0% of the aggregate principal amount of all Collateral Obligations that are loans;

Schedule 7-6

(f)           the obligor is a private company with no public rating from Moody’s;

(g)          for the current and prior fiscal year, such obligor’s:

(i)          EBIT/interest expense ratio is greater than 1.0:1.0 and 1.25:1.00 with respect to retail (adjusted for rent expense);

(ii)       debt/EBITDA ratio is less than 6.0:1.0; provided that the debt/EBITDA ratio is less than 8.0:1.0 for any loans with respect to the following Moody’s Industry Category: (A) Telecommunications, (B) Printing and Publishing or (C) Broadcasting and Entertainment;

(h)          no greater than 25% of the company’s revenue is generated from any one customer of the obligor; and

(i)          the obligor is a for profit operating company in any one of the Moody’s Industry Category with the exception of (i) Buildings and Real Estate, (ii) Finance, and (iii) Insurance.

2.           The Portfolio Manager shall calculate the .EDF for each of the loans to be rated pursuant to this calculation. The Portfolio Manager shall also provide Moody’s with the .EDF and the information necessary to calculate such .EDF upon request from Moody’s. Moody’s shall have the right (in its sole discretion) to (i) amend or modify any of the information utilized to calculate the .EDF and recalculate the .EDF based upon such revised information, in which case such .EDF shall be determined using the table in paragraph 3 below in order to determine the applicable Moody’s Derived Rating, or (ii) have a Moody’s credit analyst provide a credit estimate for any loan, in which case such credit estimate provided by such credit analyst shall be the applicable Moody’s Derived Rating.

3.           As of any date of determination, the Moody’s Derived Rating for each loan that satisfies the Pre Qualifying Conditions shall be the lower of (i) the Portfolio Manager’s internal rating or (ii) the Maximum Corporate Family Rating (in the case of a senior secured loan) or the Maximum Senior Unsecured Rating (in the case of a senior unsecured loan) based on the .EDF for such loan, in each case determined in accordance with the table below (and the Portfolio Manager shall give the Collateral Agent notice of such Moody’s Derived Rating):

Lowest .EDF	Maximum Corporate Family Rating	Maximum Senior Unsecured Rating
less than or equal to .baa	Ba3	Ba3
.ba1	B1	B1
.ba2,.ba3 or .b1	B2	B2
.b2 or .b3	B3	B3
.caa	Caa1	Caa1

provided that (i) the Moody’s Derived Rating determined pursuant to the table above will be reduced by an additional one half rating subcategory for loans originated in connection with leveraged buyout transactions and (ii) the Portfolio Manager may assign a lower rating to a loan if it so determines in its reasonable business judgment.

Schedule 7-7

4.           As of any date of determination, the Moody’s Recovery Rate for each loan that meets the Pre Qualifying Conditions shall be the lower of (i) the Portfolio Manager’s internal recovery rate or (ii) the recovery rate as determined in accordance with the table below (and the Portfolio Manager shall give the Collateral Agent notice of such Moody’s Recovery Rate):

Type of Loan	Moody’s Recovery Rate
Senior secured, first priority and first out	50%
Second lien, first lien and last out, all other senior secured	25%
Senior unsecured	25%
All other loans	25%

provided that Moody’s shall have the right (in its sole discretion) to issue a recovery rate assigned by one of its credit analysts, in which case such recovery rate provided by such credit analyst shall be the applicable Moody’s Recovery Rate.

“Moody’s Senior Secured Loan”: any Eligible Senior Secured Loan:

(i)           that is not (and cannot by its terms become) subordinate in right of payment to indebtedness of the obligor for borrowed money;

(ii)          that is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such loan; and

(iii)       with respect to which the value of the collateral securing such loan, together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow), is adequate (in the reasonable business judgment of the Portfolio Manager, which judgment shall not be called into question as a result of subsequent events) to repay such loan in accordance with its terms, and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral.

Schedule 7-8

SCHEDULE 8

DBRS RATING PROCEDURE

The “DBRS Rating” for an Obligor, Lender, Selling Institution or other Person (collectively referred to as the “Obligor” for purposes of this Schedule) means the DBRS Long Term Rating for such Obligor determined in accordance with Part A of this Schedule or the DBRS Short Term Rating for such Obligor determined in accordance with Part B of this Schedule, in each case as the context requires. The DBRS Rating of the Obligors shall be updated at least annually.

Part A: Long Term Ratings

The “DBRS Long Term Rating” for an Obligor will, on any date, be the rating of such Obligor determined as provided below:

(1)          if there is a DBRS public long term rating of such Obligor at such date, such DBRS public long term rating;

(2)          if a DBRS Long Term Rating for such Obligor cannot be determined under clause (1) above, but both a Moody’s Reference Rating and an S&P Reference Rating of such Obligor are available at such date, the DBRS Equivalent of the lower such public long term rating;

(3)         if a DBRS Long Term Rating for such Obligor cannot be determined under clauses (1) through (2) above, but only one of a Moody’s Reference Rating or an S&P Reference Rating of such Obligor is available at such date, the DBRS Equivalent of such available public long term rating; and

(4)          if at any time a DBRS Long Term Rating for an Obligor cannot be determined under clauses (1) through (3) above, then such Obligor will be deemed to have a DBRS Long Term Rating as provided below:

(a)         If a DBRS Credit Estimate has been obtained and has not expired, the DBRS Rating will be as set forth in such DBRS Credit Estimate.

(b)       If a DBRS Credit Estimate has not been obtained under clause (a) above, but both a Moody’s Credit Estimate and an S&P Credit Estimate are available at such date, the DBRS Equivalent of the lower such Credit Estimate.

(c)        If only one of a Moody’s Credit Estimate or an S&P Credit Estimate are available at such date, the DBRS Equivalent of such Credit Estimate.

(d)         If DBRS Credit Estimate has been requested but not received, the DBRS Rating shall be determined in accordance with Section 5.01(k).

Schedule 8-9

(e)          If the Collateral Obligation is a defaulted loan, the DBRS Rating shall be “CCC (low)”.

Part B: Short Term Ratings

The “DBRS Short Term Rating” for a Lender, Selling Institution or other Person (collectively referred to as the “Obligor” for purposes of this definition) will, on any date, be the rating of such Obligor determined as provided below:

(1) if there is a DBRS public short term rating of such Obligor at such date, such DBRS public short term rating;

(2) if a DBRS Short Term Rating for such Obligor cannot be determined under clause (1) above, but public short term ratings of such Obligor by both Moody’s and S&P are available at such date, the DBRS Equivalent of the lower such short term rating;

(3) if a DBRS Short Term Rating for such Obligor cannot be determined under clauses (1) through (2) above, but a public short term rating of such Obligor by only one of Moody’s or S&P is available at such date, the DBRS Equivalent of such available short term rating; and

(4) if a DBRS Short Term Rating for such Obligor cannot be determined under clauses (1) through (3) above, then for purposes of this Agreement there shall be no DBRS Short Term Rating for such Obligor as at such date.

Part C: Other Definitions

The “DBRS Equivalent” of any rating by Moody’s or S&P will be the rating set forth below under the heading “DBRS Rating” opposite the applicable rating by Moody’s or S&P:

Long Term Rating Equivalents

DBRS Rating AAA	Moody’s Aaa	S&P AAA
AA (high)	Aa1	AA+
AA	Aa2	AA
AA (low)	Aa3	AA-
(high)	A1	A+
A	A2	A
A (low)	A3	A-
BBB (high)	Baa1	BBB+

Schedule 8-10

BBB	Baa2	BBB
BBB (low)	Baa3	BBB-
BB (high)	Ba1	BB+
BB	Ba2	BB
BB (low)	Ba3	BB-
B (high)	B1	B+
B	B2	B
B (low)	B3	B-
CCC (high)	Caa1	CCC+
CCC	Caa2	CCC
CCC (low)	Caa3	CCC-
CC	Ca	CC
D	D	D

Short Term Rating Equivalents

DBRS Rating	Moody’s	S&P
R-1 (high)		A-1+
R-1 (middle)	P-1	A-1
R-1 (low)
R-2 (high)
R-2 (middle)	P-2	A-2
R-2 (low)
R-3 (high)
R-3 (middle)	P-3	A-3
R-3 (low)

Schedule 8-11

--B	B

--C	C

D	NP	D

“Moody’s Reference Rating” means, with respect to any Obligor as of any date of determination, the rating determined in accordance with the following methodology: (i) with respect to an Obligor (or an Obligor that is a Lender, Selling Institution or other Person), if such Obligor has a corporate family rating by Moody’s, then such corporate family rating;

(ii) with respect to an Obligor on a Collateral Obligation, if not determined pursuant to clause (i) above, if such Collateral Obligation is publicly rated by Moody’s, such public rating; and (iii) with respect to an Obligor on a Collateral Obligation, if not determined pursuant to clause (i) or (ii) above, (A) if such Obligor has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation (or, if such Obligor is an Obligor on a Collateral Obligation that is an Eligible Senior Secured Loan, the Moody’s Reference Rating that is one subcategory higher than the Moody’s public rating on any such senior unsecured obligation) as selected by the Portfolio Manager in its sole discretion or, if no such rating is available, (B) if such Collateral Obligation is publicly rated by Moody’s, such public rating or, if no such rating is available, (C) if such Collateral Obligation is a DIP Loan, with respect to any DIP Loan, one subcategory below the facility rating (whether public or private) of such DIP Loan rated by Moody’s, provided that, for purposes of calculating a Moody’s Reference Rating, each applicable rating on credit watch by Moody’s with negative implication at the time of calculation will be treated as having been downgraded by one rating subcategory, and each applicable rating with negative outlook by Moody’s at the time of calculation will be treated as having been downgraded by one rating subcategory. If a Moody’s Reference Rating for an Obligor cannot be determined under clause (i), (ii) or (iii) above at any time, then such Obligor will be deemed not to have a Moody’s Reference Rating at such time.

“S&P Reference Rating” means, with respect to any Obligor, as of any date of determination, the rating determined in accordance with the following methodology: (i) (a) if there is an issuer credit rating of such Obligor by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty approved by S&P, then the S&P Reference Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such Obligor held by the Issuer) or (b) if there is no issuer credit rating of the Obligor by S&P but (1) there is a senior secured rating on any obligation or security of the Obligor, then the S&P Reference Rating of such Obligor shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the Obligor, the S&P Reference Rating of such Obligor shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the Obligor, then the S&P Reference Rating of such Collateral Obligation shall be one sub-category above such rating if such rating is higher than “BB+”, and shall be two sub-categories above such rating if such rating is “BB+” or lower; and (ii) with respect to any Collateral Obligation that is a DIP Loan, the S&P Reference Rating thereof shall be the credit rating assigned to such issue by S&P; provided that, for purposes of the determination of the S&P Reference Rating, if the applicable rating assigned by S&P to an Obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating. If a S&P Reference Rating for an Obligor cannot be determined under clause (i) or (ii) above at any time, then such Obligor will be deemed not to have an S&P Reference Rating at such time.

Schedule 8-12

SCHEDULE 9
Matrix

(Modified)

D-Score	WAS	Maximum WARF 3100	3200	3300	3400	3500	3600	3700
25	3.25%	65.45% / 145.29%	64.15% / 146.94%	64.00% / 148.75%	63.15% / 150.85%	62.35% / 152.88%	61.70% / 154.57%	61.00% / 156.43%
25	3.50%	66.25% / 143.44%	65.50% / 145.17%	64.70% / 147.06%	63.95% / 148.87%	63.15% / 150.85%	62.45% / 152.63%	61.75% / 154.44%
25	4.00%	67.75% / 140.10%	66.85% / 142.00%	66.05% / 143.90%	65.20% / 145.87%	64.35% / 147.84%	63.70% / 149.40%	63.00% / 151.22%
25	4.50%	69.20% / 137.01%	68.35% / 138.61%	67.50% / 140.65%	66.60% / 142.65%	65.75% / 144.59%	65.10% / 146.11%	64.35% / 147.90%
25	5.00%	70.00% / 135.36%	69.75% / 135.67%	68.90% / 137.84%	68.00% / 139.63%	67.10% / 141.32%	66.35% / 143.53%	65.60% / 145.17%
25	5.50%	70.00% / 135.36%	70.00% / 135.36%	69.80% / 135.72%	69.10% / 137.22%	[illegible]	67.60% / 140.43%	66.80% / 142.09%
30	3.25%	66.40% / 142.99%	65.60% / 144.46%	[illegible]	[illegible]	[illegible]	62.60% / 152.24%	[illegible]
30	3.50%	67.30% / 141.09%	66.55% / 142.76%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
30	4.00%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
30	4.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
30	5.00%	70.00% / 135.36%	70.00% / 135.36%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
30	5.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
35	3.25%	67.30% / 140.96%	66.70% / 142.66%	65.75% / 144.59%	[illegible]	[illegible]	[illegible]	[illegible]
35	3.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
35	4.00%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
35	4.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
35	5.00%	70.00% / 135.36%	70.00% / 135.36%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
35	5.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
40	3.25%	[illegible]	67.15% / 141.42%	[illegible]	65.65% / 144.82%	64.80% / 146.82%	64.10% / 148.51%	[illegible]
40	3.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
40	4.00%	70.00% / 135.36%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
40	4.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
40	5.00%	70.00% / 135.36%	70.00% / 135.36%	70.00% / 135.36%	70.00% / 135.36%	[illegible]	[illegible]	[illegible]
40	5.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
45	3.25%	[illegible]	67.70% / 140.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
45	3.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
45	4.00%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
45	4.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
45	5.00%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
45	5.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
50	3.25%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
50	3.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
50	4.00%	70.00% / 135.36%	70.00% / 135.36%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
50	4.50%	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
50	5.00%	70.00% / 135.36%	70.00% / 135.36%	70.00% / 135.36%	70.00% / 135.36%	[illegible]	[illegible]	[illegible]
50	5.50%	70.00% / 135.36%	70.00% / 135.36%	70.00% / 135.36%	70.00% / 135.36%	70.00% / 135.36%	70.00% / 135.36%	[illegible]

Schedule 9-1

SCHEDULE 10

[RESERVED].

Schedule 10-1

SCHEDULE 11

[RESERVED].

Schedule 11-1

SCHEDULE 12

DBRS RECOVERY RATE TABLES

DBRS Region Tier Codes
Country	DBRS Recovery Tier
Australia	1
Canada	1
United Kingdom	1
United States	1
Germany	2
Japan	2
Luxembourg	2
Netherlands	2

DBRS Recovery Rate by Region Tier
Security Position	DBRS Recovery Tier 1	DBRS Recovery Tier 2
Eligible Senior Secured Loan	60.50%	55.50%
Eligible Covenant Lite Loan	56.75%	51.75%
Eligible Second Lien Loan Eligible Senior Unsecured Loan First Lien Last Out Loans	31.25%	26.25%
All other Loans	13.50%	8.50%

Schedule 12-1

EXHIBIT A-1

[FORM OF TERM NOTE]

$	,

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [INSERT NAME OF LENDER] (the “Lender”) and its registered assigns on the Final Maturity Date (as defined in the Credit and Security Agreement hereinafter referred to) the principal sum of [DOLLAR AMOUNT] Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Credit and Security Agreement), in immediately available funds and in lawful money of the United States, and to pay interest on the unpaid principal amount of each such Advance, in like funds and money, from the Borrowing Date thereof until the principal amount thereof shall have been paid in full, at the rates per annum and on the dates provided in the Credit and Security Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit and Security Agreement.

This promissory note is a Note referred to in the Credit and Security Agreement, dated as of June 3, 2022 (as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Credit and Security Agreement”), among the Borrower, as borrower, the Lender, as lender, the other lenders from time to time parties thereto, PNC Bank, National Association, as Facility Agent and State Street Bank and Trust Company, as collateral agent and custodian. The date and principal amount of each Advance (and stated interest thereon) made to the Borrower and of each repayment of principal thereon shall be recorded by the Lender or its designee on Schedule I attached to this Note, and the aggregate unpaid principal amount shown on such schedule shall be prima facie evidence of the principal amount owing and unpaid on the Advances made by the Lender. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Credit and Security Agreement to repay the principal amount of the Advances together with all interest accrued thereon.

Except as permitted by Section 12.06 of the Credit and Security Agreement, this Note may not be participated by the Lender to any other Person. Without limiting the generality of the foregoing, this Note may be participated in whole or in part only by registration of such participation on the Participant Register.

Except as permitted by Section 12.06 of the Credit and Security Agreement, this Note may not be assigned by the Lender to any other Person. Without limiting the generality of the foregoing, this Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.

This Note is a limited recourse obligation of the Borrower payable solely from the Collateral in accordance with the Credit and Security Agreement and following application of the Collateral in accordance with the priority of payments in the Credit and Security Agreement any outstanding but unpaid amounts will be extinguished and will not revive.

A-1

The Lender hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least two years and one day, or if longer, the applicable preference period then in effect plus one day, after the payment in full of the Advances and the termination of all Commitments.

[Remainder of Page Intentionally Left Blank]

A-2

THIS NOTE SHALL BE GOVERNED BY,  AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

BLACKROCK PRIVATE CREDIT FUND LEVERAGE I, LLC

By:
Name:
Title:

A-3

SCHEDULE I

This Note evidences Advances made by [INSERT NAME OF LENDER] (the “Lender”) to BlackRock Private Credit Fund Leverage I, LLC (the “Borrower”) under the Credit and Security Agreement, dated as of June 3, 2022, among the Borrower, as borrower, the Lender, as lender, the other lenders from time to time parties thereto, PNC Bank, National Association, as Facility Agent, and State Street Bank and Trust Company, as collateral agent and custodian, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

DATE	PRINCIPAL AMOUNT ADVANCED	PRINCIPAL AMOUNT PAID OR PREPAID	PRINCIPAL BALANCE OUTSTANDING	NOTATION BY

A-4

EXHIBIT A-2

[FORM OF REVOLVING NOTE]

$	,

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to [INSERT NAME OF LENDER] (the “Lender”) and its registered assigns on the Final Maturity Date (as defined in the Credit and Security Agreement hereinafter referred to) the principal sum of [DOLLAR AMOUNT] Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Credit and Security Agreement), in immediately available funds and in lawful money of the United States, and to pay interest on the unpaid principal amount of each such Advance, in like funds and money, from the Borrowing Date thereof until the principal amount thereof shall have been paid in full, at the rates per annum and on the dates provided in the Credit and Security Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit and Security Agreement.

This promissory note is a Note referred to in the Credit and Security Agreement, dated as of June 3, 2022 (as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Credit and Security Agreement”), among the Borrower, as borrower, the Lender, as lender, the other lenders from time to time parties thereto, PNC Bank, National Association, as Facility Agent and State Street Bank and Trust Company, as collateral agent and custodian. The date and principal amount of each Advance (and stated interest thereon) made to the Borrower and of each repayment of principal thereon shall be recorded by the Lender or its designee on Schedule I attached to this Note, and the aggregate unpaid principal amount shown on such schedule shall be prima facie evidence of the principal amount owing and unpaid on the Advances made by the Lender. The failure to record or any error in recording any such amount on such schedule shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Credit and Security Agreement to repay the principal amount of the Advances together with all interest accrued thereon.

Except as permitted by Section 12.06 of the Credit and Security Agreement, this Note may not be participated by the Lender to any other Person. Without limiting the generality of the foregoing, this Note may be participated in whole or in part only by registration of such participation on the Participant Register.

Except as permitted by Section 12.06 of the Credit and Security Agreement, this Note may not be assigned by the Lender to any other Person. Without limiting the generality of the foregoing, this Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.

This Note is a limited recourse obligation of the Borrower payable solely from the Collateral in accordance with the Credit and Security Agreement and following application of the Collateral in accordance with the priority of payments in the Credit and Security Agreement any outstanding but unpaid amounts will be extinguished and will not revive.

The Lender hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least two years and one day, or if longer, the applicable preference period then in effect plus one day, after the payment in full of the Advances and the termination of all Commitments.

[Remainder of Page Intentionally Left Blank]

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

BLACKROCK PRIVATE CREDIT FUND LEVERAGE I, LLC

By:
Name:
Title:

SCHEDULE I

This Note evidences Advances made by [INSERT NAME OF LENDER] (the “Lender”) to BlackRock Private Credit Fund Leverage I, LLC (the “Borrower”) under the Credit and Security Agreement, dated as of June 3, 2022, among the Borrower, as borrower, the Lender, as lender, the other lenders from time to time parties thereto, PNC Bank, National Association, as Facility Agent, and State Street Bank and Trust Company, as collateral agent and custodian, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

DATE	PRINCIPAL AMOUNT ADVANCED	PRINCIPAL AMOUNT PAID OR PREPAID	PRINCIPAL BALANCE OUTSTANDING	NOTATION BY

EXHIBIT B

[FORM OF NOTICE OF BORROWING]

[Date]

PNC Bank, National Association, as Facility Agent
300 Fifth Avenue, Floor 11
Pittsburgh, PA 15222
Attention: Alex Langley

The [Revolving Lenders][Term Lenders] party to the Credit and Security Agreement referred to below

NOTICE OF BORROWING

This Notice of Borrowing is made pursuant to Section 2.02 of that certain Credit and Security Agreement, dated as of June 3, 2022 (as the same may from time to time be amended, supplemented, waived or modified, the “Credit and Security Agreement”), among BlackRock Private Credit Fund Leverage I, LLC, as borrower (the “Borrower”), the Lenders from time to time parties thereto (collectively, the “Lenders”), PNC Bank, National Association, as Facility Agent (the “Facility Agent”), and State Street Bank and Trust Company, as collateral agent and custodian. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit and Security Agreement.

1.
The Borrower hereby requests that on ______________, ____ (the “Borrowing Date”) it receive Borrowings under the Credit and Security Agreement in an aggregate principal amount of _____________ Dollars ($_______) (the “Requested Amount”).

2.	The Borrower requests that the Requested Amount be made available in the form of a [Revolving Advance][Term Advance].

3.
The Borrower hereby gives notice of its request for a [Revolving Advance][Term Advance] in the aggregate principal amount equal to the Requested Amount to the [Revolving Lenders][Term Lenders] and the Facility Agent pursuant to Section 2.02 of the Credit and Security Agreement and requests the [Revolving Lenders][Term Lenders] to remit, or cause to be remitted, the proceeds thereof to the Principal Collection Account in its respective [Revolving Percentage][Term Percentage] of the Requested Amount.

[4.]
[The Borrower hereby gives notice of its request for a Revolving Advance in an amount at least equal to the Portfolio Exposure Amount to the Revolving Lenders and the Facility Agent pursuant to Section 2.02(a) of the Credit and Security Agreement and requests the Revolving Lenders to remit, or cause to be remitted $[____] of the proceeds thereof to the Revolving Reserve Account in its respective Revolving Percentage of the Requested B-2 (6) no [Default or]4 Event of Default described in Section 6.01[(e), (f) or (h)]5 of the Credit and Security Agreement shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance; and (7) if the proceeds of such Advance shall be used to acquire a Collateral Obligation, the provisions of Section 10.02 of the Credit and Security Agreement have been Amount and $[____] of the proceeds thereof to the Principal Collection Account in its respective Revolving Percentage of the Requested Amount.][1]

5.
The Borrower certifies that immediately before and after giving effect to the proposed Borrowing on the Borrowing Date each of the applicable conditions precedent set forth in Section 3.02 of the Credit and Security Agreement is satisfied, including:

(1)
in the case of the initial Borrowing under the Credit and Security Agreement, the conditions precedent set forth in Section 3.01 shall have been fully satisfied on or prior to the Borrowing Date referred to above;

(2)
immediately after the making of the Advance requested herein on the Borrowing Date, the aggregate outstanding principal amount of the Borrower Liabilities shall not exceed the Total Commitment as in effect on such Borrowing Date;

(3)	[each Coverage Test shall be satisfied;][2]

(4)	the Aggregate Borrowing Ratio is not more than the Maximum Aggregate Borrowing Ratio;

(5)
[each of the representations and warranties of the Borrower contained in Article IV of the Credit and Security Agreement and the other Facility Documents is true and correct in all material respects as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date);][3]

(6)
no [Default or][4] Event of Default described in Section 6.01[(e), (f) or (h)][5] of the Credit and Security Agreement shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance; and

(7)
if the proceeds of such Advance shall be used to acquire a Collateral Obligation, the provisions of Section 10.02 of the Credit and Security Agreement have been satisfied as of the date of purchase (or, if earlier, the date of the commitment to purchase) in connection with such acquisition of such additional Collateral Obligation with the proceeds of the applicable Advance.

1 To be used for the Notice of Borrowing on the Revolving Commitment Termination Date pursuant to Section 2.02(a) of the Credit and Security Agreement.

2 Insert for Borrowings other than Borrowing used to fund Revolving Collateral Loans or Delayed Drawdown Collateral Loans.

3 Insert for Borrowings other than Borrowing used to fund Revolving Collateral Loans or Delayed Drawdown Collateral Loans.

4 Insert for Borrowings other than Borrowing used to fund Revolving Collateral Loans or Delayed Drawdown Collateral Loans.

5 Insert for Borrowing used to fund Revolving Collateral Loans or Delayed Drawdown Collateral Loans

WITNESS my hand on this     day of          ,    .

[BLACKROCK PRIVATE CREDIT FUND LEVERAGE I, LLC, as Borrower]

[or]

[BLACKROCK PRIVATE CREDIT FUND, as Portfolio Manager for, and on behalf of, BlackRock Private Credit Fund Leverage I, LLC]

By:
Name:
Title:

cc: Collateral Agent

EXHIBIT C

[FORM OF NOTICE OF PREPAYMENT]

PNC Bank, National Association, as Facility Agent
300 Fifth Avenue, Floor 11
Pittsburgh, PA 15222
Attention: Alex Langley

PNC Bank, National Association,
340 Madison Avenue, 11th Floor
New York, NY 10173
Attention: Lawrence Beller

The Lenders party to the Credit and Security Agreement referred to below

NOTICE OF PREPAYMENT

This Notice of Prepayment is made pursuant to Section 2.05 of that certain Credit and Security Agreement, dated as of June 3, 2022, among BlackRock Private Credit Fund Leverage I, LLC, as borrower (the “Borrower”), the lenders from time to time parties thereto (collectively, the “Lenders”), PNC Bank, National Association, as Facility Agent and State Street Bank and Trust Company, as collateral agent and custodian (as the same may from time to time be amended, supplemented, waived or modified, the “Credit and Security Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit and Security Agreement.

1.
The Borrower hereby gives notice that on ______________, ____ (the “Prepayment Date”) it will make a prepayment under the Credit and Security Agreement in the principal amount of _____________ Dollars ($_______) (the “Prepayment Amount”).

2.
The Borrower hereby gives notice of intent to prepay in the aggregate principal amount equal to the Prepayment Amount to the [Revolving]/[Term] Lenders pursuant to Section 2.05 of the Credit and Security Agreement and will remit, or cause to be remitted, the proceeds thereof to the account of each [Revolving]/[Term] Lender set forth in Schedule I hereto in an amount equal to its respective [Revolving]/[Term] Percentage of the Prepayment Amount.

WITNESS my hand on this          day of          ,          .

[BLACKROCK PRIVATE CREDIT FUND LEVERAGE I, LLC, as Borrower]

[or]

[BLACKROCK PRIVATE CREDIT FUND, as Portfolio Manager for, and on behalf of, BlackRock Private Credit Fund Leverage I, LLC]

By:
Name:
Title:

Schedule I

[Describe accounts of the Lenders]

EXHIBIT D

[FORM OF ASSIGNMENT AND ACCEPTANCE]

Reference is made to the Credit and Security Agreement, dated as of June 3, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among [INSERT NAME OF ASSIGNING LENDER] (the “Assignor”), the other lenders from time to time parties thereto (together with the Assignor, the “Lenders”), State Street Bank and Trust Company, as Collateral Agent and Custodian, PNC Bank, National Association, as Facility Agent for the Lenders (in such capacity, together with its successors and assigns, the “Facility Agent”), and BlackRock Private Credit Fund Leverage I, LLC, as borrower (the “Borrower”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit and Security Agreement.

The Assignor and the “Assignee” referred to on Schedule I hereto agree as follows:

1.         As of the Assignment Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor’s rights and obligations under the Credit and Security Agreement and under the other Facility Documents equal to the [Revolving Percentage][Term Percentage] specified on Schedule I hereto, including the Assignor’s [Revolving Percentage][Term Percentage] specified on Schedule I hereto of the outstanding principal amount of the [Revolving Advances][Term Advances] to the Borrower (such rights and obligations assigned hereby being the “Assigned Interests”). After giving effect to such sale, assignment and assumption, the Assignee’s [“Revolving Percentage”][“Term Percentage”] and “Percentage” will be as set forth on Schedule I hereto. [The Assignor shall pay to the Assignee the Assignee’s “Percentage” of any structuring fee amount received by the Assignor prior to the Assignment Effective Date (as specified in Schedule I hereto) to the account set forth in Schedule I hereto.]

2.           The Assignor (i) represents and warrants that immediately prior to the Assignment Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Lien created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Facility Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Collateral relating to the Borrower, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of the Borrower, the Facility Agent, the Portfolio Manager or any other Person, or the performance or observance by any Person of any of its obligations under any Facility Document or any instrument or document furnished pursuant thereto.

3.          The Assignee (i) confirms that it has received a copy of the Credit and Security Agreement and the other Facility Documents, together with copies of any [financial statements/information] delivered pursuant to Section 5.01 of the Credit and Security Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Facility Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Facility Documents; (iii) appoints and authorizes the Facility Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Facility Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility Documents are required to be performed by it as a Lender.

4.           The Assignee, by checking the box below, (i) acknowledges that it is required to be a Qualified Purchaser for purposes of the Investment Company Act at the time it becomes a Lender and on each date on which an Advance is made under the Credit and Security Agreement and (ii) represents and warrants to the Assignor, the Borrower and the Agents that the Assignee is a Qualified Purchaser:

☐	By checking this box, the Assignee represents and warrants that it is a Qualified Purchaser.

5.           Following the execution of this Assignment and Acceptance, it will be delivered to the Facility Agent for acceptance and recording by the Facility Agent. The effective date for this Assignment and Acceptance (the “Assignment Effective Date”) shall be the date of acceptance hereof by the Facility Agent, unless a later effective date is specified on Schedule I hereto.

6.         Upon such acceptance and recording by the Facility Agent, as of the Assignment Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit and Security Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under any other Facility Document, (ii) without limiting the generality of the foregoing, the Assignee expressly acknowledges and agrees to its obligations of indemnification to the Agents pursuant to and as provided in Section 11.04 thereof, and (iii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit and Security Agreement and under any other Facility Document.

7.          Upon such acceptance and recording by the Facility Agent, from and after the Assignment Effective Date, the Borrower shall make all payments under the Credit and Security Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit and Security Agreement and the Assigned Interests for periods prior to the Assignment Effective Date directly between themselves.

8.           This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

9.           This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by telecopier shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Schedule I

[“Revolving Percentage”]
[“Term Percentage”]
transferred by Assignor:                    %

“Percentage”
transferred by Assignor:                    %

Assignor Wiring Instructions:

For receipt of payment from Assignee on Assignment Effective Date:

Bank Name: PNC Bank, N.A.
ABA#:
Account Name:
Account #:
Attn:
Reference:

For  payment  of  structuring fee on Assignment Effective Date:

Bank Name: PNC Bank, N.A.
ABA #:
Account Name:
Account #:
Attn:
Reference:

Assignee Wiring Instructions:

For payment to Assignor on Assignment Effective Date:

Bank Name:
ABA#:
Account Name:
Account #:
Attn:
Reference:

For receipt of structuring fee on Assignment Effective Date:

Bank  Name:
ABA #:
Account Name:
Account #:
Attn:
Reference:

For  ongoing principal and interest:

Bank Name:
ABA  #:
Account Name:
Account #:
Attn:
Reference:

Assignor:

[INSERT NAME OF ASSIGNOR] as Assignor

By:
Authorized Signatory

Assignee:	[INSERT NAME OF ASSIGNEE] as Assignee

	By:	Authorized Signatory

Accepted this ___ day of _______________, ____

PNC BANK, NATIONAL ASSOCIATION, as Facility Agent

By:
Authorized Signatory

Acknowledged this ___ day of _______________, ____

STATE STREET BANK AND TRUST COMPANY, as Collateral Agent

By:

Authorized Signatory

[Consented to this ___ day of _______________, ____

BLACKROCK PRIVATE CREDIT FUND LEVERAGE I, LLC, as Borrower

By:
Name:
Title:][1]

1 Insert in an Assignment and Acceptance if Borrower consent is required

EXHIBIT E

[FORM OF ACCOUNT CONTROL AGREEMENT]

(see Account Control Agreement)

E-1

EXHIBIT F-1

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(see attached)

EXHIBIT F-2

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(see attached)

EXHIBIT F-3

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(see attached)

EXHIBIT F-4

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(see attached)